Filed Pursuant to Rule 424(b)(5)
Registration No. 333-133852
CALCULATION OF REGISTRATION FEE

Title of Each Class	Amount	Proposed	Proposed Maximum	Amount of
of Securities to be	to be	Maximum Offering	Aggregate	Registration
Registered	Registered(1)	Price Per Unit	Offering Price	Fee(2)
Depositary Shares	124,200,000	$25	$3,105,000,000	$122,026.50

(1)	Includes 16,200,000 depositary shares that the underwriters have the option to purchase to cover over-allotments, if any.
(2)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

108,000,000 Depositary Shares, Each Representing a 1/1,000th Interest in a
Share of 8.20% Non-Cumulative Preferred Stock, Series H

Bank of America Corporation is offering 108,000,000 depositary shares, each representing a 1/1,000th interest in a share of our perpetual 8.20% Non-Cumulative Preferred Stock, Series H, $0.01 par value, with a liquidation preference of $25,000 per share (equivalent to $25 per depositary share) (the “Preferred Stock”). Each depositary share entitles the holder, through the depository, to a proportional fractional interest in all rights and preferences of the Preferred Stock represented by the depositary share.

Subject to regulatory approval, we may redeem the Preferred Stock on any dividend payment date on or after May 1, 2013, in whole or in part, at a redemption price equal to $25,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

We will pay dividends on the Preferred Stock, when, as, and if declared by our board of directors, or a duly authorized committee of our board of directors, quarterly, in arrears, on February 1, May 1, August 1, and November 1 of each year, beginning on August 1, 2008, at a rate of 8.20% per year (equivalent to $2.05 per depositary share per year). Dividends on the Preferred Stock will not be cumulative.

The depositary shares representing interests in the Preferred Stock have been approved for listing on the New York Stock Exchange, subject to notice of issuance, under the symbol “BAC PrH”. We expect trading of the depositary shares to begin within 30 days after we issue the depositary shares.

Investing in the depositary shares involves risks. See “Risk Factors” beginning on page S-7.

The depositary shares are unsecured and are not savings accounts, deposits, or other obligations of a bank. The depositary shares are not guaranteed by Bank of America, N.A. or any other bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the attached prospectus. Any representation to the contrary is a criminal offense.

	Per Depositary
	Share	Total

Public offering price(1)	$25.0000	$2,700,000,000
Underwriting commissions(2)	0.7875	85,050,000

Proceeds (before expenses)(1),(2)	$24.2125	$2,614,950,000

(1)	Plus accrued dividends, if any, from May 23, 2008 to the date of delivery.
(2)	For sales to certain institutions, the underwriting commission will be 1.00%, or $0.25, per depositary share. To the extent of those sales, the total underwriting commissions will be less than the total shown above, and the total proceeds (before expenses) will be more than the total shown above.

The underwriters also may purchase up to an additional 16,200,000 depositary shares within 30 days of the date of this prospectus supplement to cover over-allotments, if any.

We will deliver the depositary shares in book-entry only form through the facilities of The Depository Trust Company on or about May 23, 2008.

       Sole Book-Runner

Banc of America Securities LLC	Incapital LLC

Citi
Merrill Lynch & Co.
Morgan Stanley
UBS Investment Bank
Wachovia Securities

Deutsche Bank Securities	JPMorgan	Lehman Brothers

Prospectus Supplement to Prospectus dated May 5, 2006

May 20, 2008

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement describes the specific terms of the Preferred Stock and the related depositary shares, and supplements the description of our preferred stock and depositary shares included in the attached prospectus. In considering an investment in the depositary shares, you should rely only on the information included or incorporated by reference in this prospectus supplement and the attached prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. If information in this prospectus supplement is inconsistent with the attached prospectus, the information in this prospectus supplement supersedes the information in the attached prospectus. The delivery of this prospectus supplement, at any time, does not imply that there has been no change in our affairs since the date of this prospectus supplement or that the information in this prospectus supplement or the attached prospectus is correct as of any time after that date.

This prospectus supplement and the attached prospectus do not constitute an offer to sell or the solicitation of an offer to buy the depositary shares in any jurisdiction in which that offer or solicitation is unlawful. The distribution of this prospectus supplement and the attached prospectus and the offering of the depositary shares in some jurisdictions may be restricted by law. If you have received this prospectus supplement and the attached prospectus, you should find out about and observe these restrictions. See “Underwriting.”

Unless otherwise indicated or the context requires otherwise, all references in this prospectus supplement to “Bank of America,” “the Corporation,” “we,” “us,” and “our” are to Bank of America Corporation. Capitalized terms used, but not defined, in this prospectus supplement are defined in the attached prospectus.

Persons outside the United States who come into possession of this prospectus supplement and the attached prospectus must inform themselves about and observe any restrictions relating to the offering of the depositary shares and the distribution of this prospectus supplement and the attached prospectus outside of the United States.

SUMMARY

The following information about the depositary shares and the Preferred Stock summarizes, and should be read in conjunction with, the information contained in this prospectus supplement and in the attached prospectus.

Securities Offered

We are offering 108,000,000 depositary shares representing interests in our Preferred Stock (124,200,000 depositary shares if the over-allotment option is exercised in full), with each share of Preferred Stock having a liquidation preference of $25,000 per share (equivalent to $25 per depositary share). Each depositary share represents a 1/1,000th interest in a share of the Preferred Stock. Each depositary share entitles the holder to a proportional fractional interest in the Preferred Stock represented by that depositary share, including dividend, voting, redemption, and liquidation rights.

We may elect from time to time to issue additional depositary shares representing interests in the Preferred Stock, without notice to, or consent from, the existing holders of Preferred Stock, and all those additional depositary shares would be deemed to form a single series with the Preferred Stock, described by this prospectus supplement and the attached prospectus.

Dividends

We will pay dividends on the Preferred Stock, when, as, and if declared by our board of directors or a duly authorized committee of our board, quarterly, in arrears, at a rate of 8.20% per year (equivalent to $2.05 per depositary share per year).

Dividends on the Preferred Stock will not be cumulative. Accordingly, if for any reason our board of directors or a duly authorized committee of our board does not declare a dividend on the Preferred Stock for a dividend period prior to the related dividend payment date, that dividend will not accrue, and we will have no obligation to pay a dividend for that dividend period on the quarterly dividend payment date or at any time in the future, whether or not our board of directors or a duly authorized committee of our board declares a dividend on the Preferred Stock or any other series of our preferred stock or common stock for any future dividend period. A “dividend period” is the period from, and including, a dividend payment date (as defined below) to, but excluding, the next dividend payment date, except that the initial dividend period will begin on and include the original issue date of the depositary shares and the Preferred Stock.

So long as any share of Preferred Stock remains outstanding, (1) no dividend will be declared and paid or set aside for payment and no distribution will be declared and made or set aside for payment on any junior stock (as defined below under “Description of the Preferred Stock — Dividends”) (other than a dividend payable solely in shares of junior stock), (2) no shares of junior stock will be repurchased, redeemed, or otherwise acquired for consideration by us, directly or indirectly (other than as a result of a reclassification of junior stock for or into other junior stock, or the exchange or conversion of one share of junior stock for or into another share of junior stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock), nor will any monies be paid to or made available for a sinking fund for the redemption of any such securities by us, and (3) no shares of parity stock (as defined below under “Description of the Preferred Stock — Dividends”) will be repurchased, redeemed, or otherwise acquired for consideration by us otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Preferred Stock and such parity stock except by conversion into or exchange for shares of junior stock, during a dividend period, unless, in each case, the full dividends for the then-current dividend period on all outstanding shares of the Preferred Stock have been declared and paid or declared and a sum sufficient for the payment of those dividends has been set aside. The foregoing limitations do not apply to purchases or acquisitions of our junior stock pursuant to any employee or director incentive or benefit plan or arrangement (including any of our employment, severance, or consulting agreements) of ours or of any of our subsidiaries adopted before or after the date of this prospectus supplement.

Dividends on the Preferred Stock will not cumulate. Except as provided below, for so long as any share of Preferred Stock remains outstanding, we will not declare, pay, or set aside for payment, dividends on any parity stock unless we have paid in full, or set aside payment in full, all dividends for the then-current dividend period for outstanding shares of Preferred Stock. To the extent that we declare dividends on the Preferred Stock and on any parity stock but cannot make full payment of those declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of shares of Preferred Stock and the holders of any parity stock. For purposes of calculating the pro rata allocation of partial dividend payments, we will allocate dividend payments based on the ratio between the then-current dividend payments due on shares of Preferred Stock and the aggregate of the current and accrued dividends due on any parity stock.

Subject to the conditions described above, and not otherwise, dividends (payable in cash, stock, or otherwise), as may be determined by the board of directors or a duly authorized committee of our board, may be declared and paid on our common stock and any other securities ranking equally with or junior to the Preferred Stock from time to time out of any assets legally available for such payment, and the holders of the Preferred Stock shall not be entitled to participate in those dividends.

See “Description of the Preferred Stock — Dividends” beginning on page S-10 for more information about the payment of dividends.

Dividend Payment Dates

Dividends on the Preferred Stock will be payable quarterly, when, as, and if declared by our board of directors or a duly authorized committee of our board, on February 1, May 1, August 1, and November 1 of each year, beginning on August 1, 2008 (each a “dividend payment date”). If any date on which dividends otherwise would be payable is not a Business Day (as defined below under “Description of the Preferred Stock — Dividends”), then the dividend payment date will be the next succeeding day that is a Business Day, unless that day falls in the next calendar year, in which case the dividend payment date will be the immediately preceding Business Day.

Optional Redemption

The Preferred Stock is perpetual and has no maturity date. We may redeem the Preferred Stock, in whole or in part, on any dividend payment date on or after May 1, 2013 at a redemption price equal to $25,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends, without accumulation of undeclared dividends. Redemption of the Preferred Stock is subject to our receipt of any required prior approval of the Board of Governors of the Federal Reserve System, or the “Federal Reserve Board,” or other regulatory authority. Our redemption of the Preferred Stock will cause the redemption of the corresponding depositary shares. Neither the holders of the Preferred Stock nor the holders of the related depositary shares will have the right to require redemption.

Liquidation Rights

In the event of our voluntary or involuntary liquidation, dissolution, or winding up, the holders of the Preferred Stock are entitled to receive out of our assets available for distribution to stockholders, before any distribution of assets is made to holders of our common stock or any of our other stock ranking junior to the Preferred Stock as to such distribution, a liquidating distribution of $25,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends, without accumulation of undeclared dividends. Distributions will be made only to the extent of our assets remaining available after satisfaction of all liabilities to creditors and subject to the rights of holders of any securities ranking senior to the Preferred Stock and pro rata as to the Preferred Stock and any other shares of our stock ranking equally as to such distribution.

Voting Rights

The holders of depositary shares or the Preferred Stock do not have voting rights, except in the case of certain dividend arrearages and except as specifically required by Delaware law. For more information about voting rights, see “Description of the Preferred Stock — Voting Rights” beginning on page S-13 and “Description of the Depositary Shares — Voting the Preferred Stock” on page S-27.

Ranking

The Preferred Stock will rank, as to payment of dividends and distribution of assets upon our liquidation, dissolution, or winding up, equally with our 7% Cumulative Redeemable Preferred Stock, Series B (the “Series B Preferred Stock”), 6.204% Non-Cumulative Preferred Stock, Series D (the “Series D Preferred Stock”), Floating Rate Non-Cumulative Preferred Stock, Series E (the “Series E Preferred Stock”), Floating Rate Non-Cumulative Preferred Stock, Series F (if and when issued and outstanding) (the “Series F Preferred Stock”), Adjustable Rate Non-Cumulative Preferred Stock, Series G (if and when issued and outstanding) (the “Series G Preferred Stock”), 6.625% Non-Cumulative Preferred Stock, Series I (the “Series I Preferred Stock”), 7.25% Non-Cumulative Preferred Stock, Series J (the “Series J Preferred Stock”), Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series K (the “Series K Preferred Stock”), 7.25% Non-Cumulative Perpetual Convertible Preferred Stock, Series L (the “Series L Preferred Stock”), and Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series M (the “Series M Preferred Stock”) and senior to our common stock.

Preemptive and Conversion Rights

The holders of the depositary shares do not have any preemptive or conversion rights.

Listing of Depositary Shares

The depositary shares representing interests in the Preferred Stock have been approved for listing on the New York Stock Exchange, subject to notice of issuance, under the symbol “BAC PrH”. We expect trading of the depositary shares to begin within 30 days after we issue the depositary shares.

Depository, Transfer Agent, and Registrar

Computershare Trust Company, N.A. will serve as depository, transfer agent, and registrar for the Preferred Stock and transfer agent and registrar for the depositary shares.

RISK FACTORS

Your investment in the depositary shares involves risks. This prospectus supplement does not describe all of those risks.

In consultation with your own financial and legal advisors, you should consider carefully the following risks before deciding whether an investment in the depositary shares is suitable for you. The depositary shares are not an appropriate investment for you if you are not knowledgeable about significant features of the depositary shares, the Preferred Stock, or financial matters in general. You should not purchase depositary shares unless you understand and know that you can bear these investment risks.

You should review carefully the information in this prospectus supplement and the attached prospectus about the Preferred Stock, depositary shares, and other securities. For more information regarding risks that may materially affect our business and results, please refer to the information under the caption “Item 1A. Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2007, which is incorporated by reference in this prospectus supplement.

You are making an investment decision about the depositary shares as well as our Preferred Stock.

As described in this prospectus supplement, we are issuing fractional interests in shares of our Preferred Stock. Those fractional interests take the form of depositary shares. The depository will rely solely on the dividend payments on the Preferred Stock it receives from us to fund all dividend payments on the depositary shares. You should review carefully the information in this prospectus supplement and the attached prospectus regarding our depositary shares and Preferred Stock.

The Preferred Stock is an equity security and is subordinate to our existing and future indebtedness.

The shares of Preferred Stock are our equity interests and do not constitute indebtedness. This means that the depositary shares which represent proportional fractional interests in the shares of Preferred Stock will rank junior to all of our indebtedness and to other non-equity claims on us and our assets available to satisfy claims on us, including claims in our liquidation. Our existing and future indebtedness may restrict payment of dividends on the Preferred Stock.

Additionally, unlike indebtedness, where principal and interest customarily are payable on specified due dates, in the case of preferred stock like the Preferred Stock, (1) dividends are payable only if declared by our board of directors or a duly authorized committee of the board and (2) as a corporation, we are subject to restrictions on dividend payments and redemption payments out of lawfully available assets. Further, the Preferred Stock places no restrictions on our business or operations or on our ability to incur indebtedness or engage in any transactions, subject only to the limited voting rights referred to below under “Risk Factors — Holders of the Preferred Stock will have limited voting rights.” Also, as a bank holding company, our ability to declare and pay dividends depends on a number federal regulatory considerations.

The Preferred Stock may be junior in rights and preferences to our future preferred stock.

The Preferred Stock may be junior to preferred stock we issue in the future, which by its terms is expressly senior to the Preferred Stock. The terms of any of our future preferred stock expressly senior to the Preferred Stock may restrict dividend payments on the Preferred Stock, except for dividends payable solely in shares of the Preferred Stock. Unless full dividends for all of our outstanding preferred stock senior to the Preferred Stock have been declared and paid or set aside for payment, no dividends will be declared or paid and no distribution will be made on any shares of the Preferred Stock, and no shares of the Preferred Stock may be repurchased, redeemed, or otherwise acquired by us, directly or indirectly, for consideration. This could result in dividends on the Preferred Stock not being paid when due to you.

Dividends on the Preferred Stock are discretionary and non-cumulative.

Dividends on the Preferred Stock are discretionary and non-cumulative. Consequently, if our board of directors or a duly authorized committee of our board does not authorize and declare a dividend for any dividend period prior to the related dividend payment date, holders of the Preferred Stock would not be entitled to receive a dividend for that dividend period, and the unpaid dividend will cease to accrue and be payable. We will have no obligation to pay dividends accrued for a dividend period after the dividend payment date for that period if our board of directors or a duly authorized committee of the board has not declared a dividend before the related dividend payment date, whether or not dividends on the Preferred Stock or any other series of our preferred stock or our common stock are declared for any future dividend period.

Investors should not expect us to redeem the Preferred Stock on the date it becomes redeemable or on any particular date after it becomes redeemable.

The Preferred Stock is a perpetual equity security. This means that it has no maturity or mandatory redemption date and is not redeemable at the option of investors, including the holders of the depositary shares offered by this prospectus supplement. The Preferred Stock may be redeemed by us at our option, either in whole or in part, on any dividend payment date on or after May 1, 2013. Any decision we may make at any time to propose a redemption of the Preferred Stock will depend upon, among other things, our evaluation of our capital position, the composition of our shareholders’ equity, and general market conditions at that time.

Our right to redeem the Preferred Stock is subject to limitations. Under the Federal Reserve Board’s risk-based capital guidelines applicable to bank holding companies, any redemption of the Preferred Stock is subject to prior approval of the Federal Reserve Board. We cannot assure you that the Federal Reserve Board will approve any redemption of the Preferred Stock that we may propose.

If we are deferring payments on our outstanding junior subordinated notes or are in default under the indentures governing those securities, we will be prohibited from making distributions on or redeeming the Preferred Stock.

The terms of our outstanding junior subordinated notes prohibit us from declaring or paying any dividends or distributions on our preferred stock, including the Preferred Stock, or redeeming, purchasing, acquiring, or making a liquidation payment on the Preferred Stock, if we are aware of any event that would be an event of default under the indenture governing those junior subordinated notes or at any time when we have deferred payment of interest on those junior subordinated notes.

An active trading market for the Preferred Stock and the related depositary shares does not exist and may not develop.

The Preferred Stock and the related depositary shares are new issues of securities with no established trading market. The depositary shares representing interests in the Preferred Stock have been approved for listing on the New York Stock Exchange, subject to notice of issuance. We expect trading of the depositary shares to begin within 30 days after we issue the depositary shares. Listing of the depositary shares on the New York Stock Exchange does not guarantee that a trading market for the depositary shares will develop or, if a trading market for the depositary shares does develop, the depth or liquidity of that market or the ability of the holders to sell their depositary shares. We do not expect that there will be any separate public trading market for the shares of the Preferred Stock except as represented by the depositary shares. Because the Preferred Stock does not have a stated maturity date, investors seeking liquidity in the depositary shares will be limited to selling their depositary shares in the secondary market.

Holders of the Preferred Stock will have limited voting rights.

Holders of the Preferred Stock have no voting rights with respect to matters that generally require the approval of voting stockholders. Holders of the Preferred Stock will have voting rights only as specifically required by Delaware law and as described below. If dividends on any shares of the Preferred Stock or any other class or series of preferred stock that ranks equally with the Preferred Stock as to payment of dividends and with similar voting rights have not been declared or paid for the equivalent of six or more quarterly dividend periods, whether or not for consecutive dividend periods, holders of the outstanding shares the Preferred Stock, together with holders of any other series of our preferred stock ranking equally with the Preferred Stock as to payment of dividends and with similar voting rights, will be entitled to vote for the election of two additional directors to our board, subject to the terms and to the limited extent described under “Description of the Preferred Stock — Voting Rights” beginning on page S-13. Holders of depositary shares must act through the depository to exercise any voting rights of the Preferred Stock.

Our ability to pay dividends depends upon the results of operations of our subsidiaries.

We are a holding company that conducts substantially all of our operations through our banks and other subsidiaries. As a result, our ability to make dividend payments on the Preferred Stock depends primarily upon the receipt of dividends and other distributions from our subsidiaries. There are various regulatory restrictions on the ability of our banking subsidiaries to pay dividends or make other payments to us.

In addition, our right to participate in any distribution of assets of any of our subsidiaries upon the subsidiary’s liquidation or otherwise, and thus your ability as a holder of the depositary shares to benefit indirectly from such distribution, will be subject to the prior claims of creditors of that subsidiary, except to the extent that any of our claims as a creditor of such subsidiary may be recognized. As a result, the depositary shares effectively will be subordinated to all existing and future liabilities and obligations of our subsidiaries.

Holders of depositary shares may be unable to use the dividends received deduction and may not be eligible for the preferential tax rates applicable to “qualified dividend income.”

Distributions paid to corporate U.S. Holders of the depositary shares out of dividends on the Preferred Stock may be eligible for the dividends received deduction, and distributions paid to non-corporate U.S. Holders of the depositary shares out of those dividends may be subject to tax at the preferential tax rates applicable to “qualified dividend income,” if we have current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Although we presently have accumulated earnings and profits, we may not have sufficient current or accumulated earnings and profits during future fiscal years for the distributions on the Preferred Stock to qualify as dividends for U.S. federal income tax purposes. If the distributions fail to qualify as dividends, U.S. Holders would be unable to use the dividends received deduction and may not be eligible for the preferential tax rates applicable to “qualified dividend income.” If any distributions on the Preferred Stock with respect to any fiscal year are not eligible for the dividends received deduction or preferential tax rates applicable to “qualified dividend income” because of insufficient current or accumulated earnings and profits, the market value of the depositary shares may decline.

DESCRIPTION OF THE PREFERRED STOCK

You should read the following description of the Preferred Stock along with the “Description of Preferred Stock” beginning on page 44 of the attached prospectus. This description of the Preferred Stock is qualified by the Certificate of Designations relating to the Preferred Stock (“Certificate of Designations”), and where this description is inconsistent with the description of the Preferred Stock in the Certificate of Designations, the Certificate of Designations will control.

General

Shares of the Preferred Stock represent a single series of our authorized preferred stock. We are offering 108,000,000 depositary shares, representing 108,000 shares of the Preferred Stock, by this prospectus supplement and the attached prospectus. Holders of the Preferred Stock have no preemptive rights. Shares of the Preferred Stock, upon issuance against full payment of the purchase price for the depositary shares, will be fully paid and nonassessable. The depository will be the sole holder of shares of the Preferred Stock. The holders of depositary shares will be required to exercise their proportional rights in the Preferred Stock through the depository, as described in “Description of the Depositary Shares” on page S-26.

On the date of original issuance, the Preferred Stock will rank equally with our Series B Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock (if and when issued and outstanding), Series G Preferred Stock (if and when issued and outstanding), Series I Preferred Stock, Series J Preferred Stock, Series K Preferred Stock, Series L Preferred Stock, and Series M Preferred Stock as to payment of dividends and distribution of assets upon our liquidation, dissolution or winding up. The Preferred Stock, together with any other series of our preferred stock, will rank senior to our common stock, and any of our other stock that is expressly made junior to our preferred stock, as to payment of dividends and distribution of assets upon our liquidation, dissolution, or winding up. We may from time to time, without notice to or consent from the holders of the Preferred Stock, create and issue additional shares of preferred stock ranking senior to or equally with the Preferred Stock as to dividends and distribution of assets upon our liquidation, dissolution, or winding up.

The Preferred Stock will not be convertible into, or exchangeable for, shares of any other class or series of our stock or other securities and will not be subject to any sinking fund or our other obligation to redeem or repurchase the Preferred Stock.

Dividends

Dividends on shares of the Preferred Stock will not be mandatory. Holders of the Preferred Stock will be entitled to receive, when, as, and if declared by our board of directors or a duly authorized committee of our board, out of our assets legally available under Delaware law for payment, non-cumulative cash dividends at a rate per year of 8.20% (equivalent to $2.05 per depositary share per year).

If declared by our board of directors or a duly authorized committee of our board, we will pay dividends on the Preferred Stock quarterly, in arrears, on February 1, May 1, August 1, and November 1 of each year, beginning on August 1, 2008. We will pay dividends to the holders of record of shares of the Preferred Stock as they appear on our stock register on each record date, not exceeding 30 days before the applicable payment date, as shall be fixed by our board of directors or a duly authorized committee of our board. If any date on which dividends otherwise would be payable is not a Business Day, then the dividend payment date will be the next succeeding day that is a Business Day, unless that day falls in the next calendar year, in which case the dividend payment date will be the immediately preceding Business Day. A “Business Day” means any weekday that is not a legal holiday in New York, New York or Charlotte, North Carolina and is not a day on which banking institutions in those cities are authorized or required by law or regulation to be closed.

Dividends on the Preferred Stock will not be cumulative. If our board of directors or a duly authorized committee of our board does not declare a dividend on the Preferred Stock for any dividend period prior to the related dividend payment date, that dividend will not accrue, and we will have no obligation to pay a dividend for that dividend period on the related dividend payment date or at any future time, whether or not dividends on the Preferred Stock or any other series of our preferred stock or common stock are declared for any future dividend period. A “dividend period” means the period from, and including, each dividend payment date to, but excluding, the next succeeding dividend payment date, except for the initial dividend period, which will be the period from, and including, May 23, 2008 to, but excluding, the next succeeding dividend payment date.

Dividends on the Preferred Stock will accrue from the original issue date at a rate of 8.20% per year (equivalent to $2.05 per depositary share per year) on the liquidation preference amount of $25,000 per share (equivalent to $25 per depositary share). If we issue additional shares of the Preferred Stock, dividends on those additional shares will accrue from the original issue date of those additional shares at the same rate.

We will calculate dividends on the Preferred Stock on the basis of a 360-day year of twelve 30-day months. Dividends on the Preferred Stock will cease to accrue after the redemption date, as described below under “— Optional Redemption,” unless we default in the payment of the redemption price of the shares of the Preferred Stock called for redemption.

So long as any share of Preferred Stock remains outstanding, (1) no dividend will be declared and paid or set aside for payment and no distribution will be declared and made or set aside for payment on any junior stock (other than a dividend payable solely in shares of junior stock), (2) no shares of junior stock will be repurchased, redeemed, or otherwise acquired for consideration by us, directly or indirectly (other than as a result of a reclassification of junior stock for or into other junior stock, or the exchange or conversion of one share of junior stock for or into another share of junior stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock), nor will any monies be paid to or made available for a sinking fund for the redemption of any such securities by us, and (3) no shares of parity stock will be repurchased, redeemed or otherwise acquired for consideration by us otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Preferred Stock and such parity stock except by conversion into or exchange for junior stock, during a dividend period, unless, in each case, the full dividends for the then-current dividend period on all outstanding shares of the Preferred Stock have been declared and paid or declared and a sum sufficient for the payment of those dividends has been set aside. The foregoing limitations do not apply to purchases or acquisitions of our junior stock pursuant to any employee or director incentive or benefit plan or arrangement (including any of our employment, severance, or consulting agreements) of ours or of any of our subsidiaries adopted before or after the date of this prospectus supplement.

Dividends on the Preferred Stock will not cumulate. Except as provided below, for so long as any share of Preferred Stock remains outstanding, we will not declare, pay, or set aside for payment dividends on any parity stock unless we have paid in full, or set aside payment in full, in respect of all dividends for the then-current dividend period for outstanding shares of Preferred Stock. To the extent that we declare dividends on the Preferred Stock and on any parity stock but cannot make full payment of such declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of the shares of Preferred Stock and the holders of any parity stock. For purposes of calculating the pro rata allocation of partial dividend payments, we will allocate dividend payments based on the ratio between the then-current dividend payments due on the shares of Preferred Stock and the aggregate of the current and accrued dividends due on any parity stock.

As used in this prospectus supplement, “junior stock” means our common stock and any other class or series of our capital stock over which the Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on our liquidation, dissolution or winding up, and “parity stock” means any other class or series of our capital stock that ranks on a par with the Preferred Stock in the payment of dividends and in the distribution of assets on our liquidation, dissolution or winding up. Parity stock includes our Series B Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock (if and when issued and outstanding), Series G Preferred Stock (if and when issued and outstanding), Series I Preferred Stock, Series J Preferred Stock, Series K Preferred Stock, Series L Preferred Stock, and Series M Preferred Stock described under “Description of the Preferred Stock — Authorized Classes of Preferred Stock” beginning on page S-15.

Subject to the conditions described above, and not otherwise, dividends (payable in cash, stock, or otherwise), as may be determined by our board of directors or a duly authorized committee of our board, may be declared and paid on our common stock and any other stock ranking equally with or junior to the Preferred Stock from time to time out of any assets legally available for such payment, and the holders of the Preferred Stock will not be entitled to participate in those dividends.

Liquidation Rights

Upon our voluntary or involuntary liquidation, dissolution, or winding up, the holders of the Preferred Stock are entitled to receive, out of our assets available for distribution to stockholders, before any distribution of assets is made to holders of our common stock or any of our other shares of stock ranking junior to the Preferred Stock as to distributions upon our liquidation, dissolution, or winding up, a liquidating distribution in the amount of $25,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends without accumulation of any undeclared dividends. After payment of this liquidating distribution, the holders of the Preferred Stock will not be entitled to any further participation in any distribution of our assets.

Our consolidation or merger with one or more other entities will not be deemed to be a voluntary or involuntary liquidation, dissolution, or winding up.

Because we are a holding company, our rights and the rights of our creditors and our stockholders, including the holders of the Preferred Stock, to participate in the assets of any of our subsidiaries upon that subsidiary’s liquidation or recapitalization may be subject to the prior claims of that subsidiary’s creditors, except to the extent that we are a creditor with recognized claims against the subsidiary.

Optional Redemption

The Preferred Stock is not subject to any mandatory redemption, sinking fund, or other similar provisions. However, we may redeem shares of the Preferred Stock on any dividend payment date on or after May 1, 2013, in whole or in part, at a redemption price equal to $25,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends up to the redemption date. Dividends will cease to accrue after the redemption date. Redemption of the Preferred Stock is subject to our receipt of any required prior approvals from the Federal Reserve Board or any other regulatory authority.

If we redeem shares of the Preferred Stock, we will provide notice by first class mail to the holders of record of the shares of Preferred Stock to be redeemed. That notice will be mailed not less than 30 days and not more than 60 days prior to the date fixed for the redemption. Each notice of redemption will include a statement setting forth:

(i) the redemption date;

(ii) the number of shares of the Preferred Stock to be redeemed and, if less than all the shares held by the holder are to be redeemed, the number of shares of the Preferred Stock to be redeemed from the holder;

(iii) the redemption price;

(iv) the place or places where the certificates for those shares are to be surrendered for payment of the redemption price; and

(v) that dividends on the shares to be redeemed will cease to accrue on the redemption date.

Neither the holders of the Preferred Stock nor the holders of the related depositary shares have the right to require redemption of the Preferred Stock.

Voting Rights

The holders of the Preferred Stock do not have voting rights other than those described below, except as specifically required by Delaware law.

Whenever dividends payable on the Preferred Stock or any other class or series of preferred stock ranking equally with the Preferred Stock as to payment of dividends, and upon which voting rights equivalent to those described in this paragraph have been conferred and are exercisable, have not been declared and paid, as to any class or series, for the equivalent of at least six or more quarterly dividend periods, whether or not for consecutive dividend periods (a “Nonpayment”), the holders of outstanding shares of the Preferred Stock voting as a class with holders of shares of any other series of our preferred stock ranking equally with the Preferred Stock as to payment of dividends, and upon which like voting rights have been conferred and are exercisable, will be entitled to vote for the election of two additional directors of our board of directors on the terms set forth below (the “Preferred Stock Directors”). Holders of all series of our preferred stock that are granted these voting rights and that rank equally with the Preferred Stock will vote as a single class. In the event that the holders of the shares of the Preferred Stock are entitled to vote as described in this paragraph, our board of directors will be increased by two directors, and the holders of the Preferred Stock will have the right, as members of that class, as outlined above, to elect two directors at the next annual meeting of our stockholders, provided that the election of any Preferred Stock Directors shall not cause us to violate the corporate governance requirements of the New York Stock Exchange (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors, and provided further that at no time shall our board of directors include more than two Preferred Stock Directors.

When we have paid full dividends for at least four quarterly dividend periods following a Nonpayment on the Preferred Stock and any other series of our preferred stock ranking equally with the Preferred Stock, the voting rights described above will terminate, except as expressly provided by law. The voting rights described above are subject to re-vesting upon each and every subsequent Nonpayment.

Upon termination of the right of the holders of the Preferred Stock to vote for Preferred Stock Directors as described above, the term of office of all Preferred Stock Directors then in office elected by only those holders will terminate immediately. Whenever the term of office of the Preferred Stock Directors ends and the related voting rights have expired, the number of directors automatically will be decreased to the number of directors as otherwise would prevail.

Without the consent of the holders of the Preferred Stock, so long as such action does not adversely affect the interests of holders of the Preferred Stock, we may amend, alter, supplement, or repeal any terms of the Preferred Stock for the following purposes:

•	to cure any ambiguity, or to cure, correct, or supplement any provision contained in the Certificate of Designations for the Preferred Stock that may be ambiguous, defective, or inconsistent; or

•	to make any provision with respect to matters or questions relating to the Preferred Stock that is not inconsistent with the provisions of the Certificate of Designations for the Preferred Stock.

Preemptive and Conversion Rights

The holders of the Preferred Stock do not have any preemptive or conversion rights.

Outstanding Preferred Stock

Under our Certificate of Incorporation, we have authority to issue up to 100,000,000 shares of preferred stock, $0.01 par value per share. We may issue preferred stock in one or more series, each with the preferences, designations, limitations, conversion rights, and other rights as we may determine.

In addition to the Preferred Stock, we have authorized the following series of our preferred stock:

(a)	35,045 shares of Series B Preferred Stock, 7,667 shares of which were issued and outstanding at May 13, 2008;

(b)	34,500 shares of Series D Preferred Stock, 33,000 shares of which were issued and outstanding at May 13, 2008;

(c)	85,100 shares of Series E Preferred Stock, 81,000 shares of which were issued and outstanding at May 13, 2008;

(d)	7,001 shares of Series F Preferred Stock, no shares of which were issued and outstanding at May 13, 2008;

(e)	8,501 shares of Series G Preferred Stock, no shares of which were issued and outstanding at May 13, 2008;

(f)	25,300 shares of Series I Preferred Stock, 22,000 shares of which were issued and outstanding at May 13, 2008;

(g)	41,400 shares of Series J Preferred Stock, 41,400 shares of which were issued and outstanding as of May 13, 2008;

(h)	240,000 shares of Series K Preferred Stock, 240,000 shares of which were issued and outstanding as of May 13, 2008;

(i)	6,900,000 shares of Series L Preferred Stock, 6,900,000 shares of which were issued and outstanding as of May 13, 2008; and

(j)	160,000 shares of Series M Preferred Stock, 160,000 shares of which were issued and outstanding as of May 13, 2008.

As of the date of this prospectus supplement, the aggregate liquidation preference of all of our outstanding preferred stock, excluding the Preferred Stock, is $21,335,766,700.

Authorized Classes of Preferred Stock

The following summary of our Series B Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series I Preferred Stock, Series J Preferred Stock, Series K Preferred Stock, Series L Preferred Stock, and Series M Preferred Stock is qualified in its entirety by reference to the description of these securities contained in our Certificate of Incorporation and the respective certificate of designations for each series.

Series B Preferred Stock

A detailed description of the terms of our Series B Preferred Stock is included in the attached prospectus, beginning on page 45.

Series D Preferred Stock

Preferential Rights.  The Series D Preferred Stock ranks senior to our common stock and ranks equally with the Preferred Stock, Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series I Preferred Stock, Series J Preferred Stock, Series K Preferred Stock, Series L Preferred Stock, and Series M Preferred Stock as to dividends and distributions on our liquidation, dissolution, or winding up. Series D Preferred Stock is not convertible into or exchangeable for any shares of our common stock or any other class of our capital stock. Holders of the Series D Preferred Stock do not have any preemptive rights. We may issue stock with preferences superior or equal to the Series D Preferred Stock without the consent of the holders of the Series D Preferred Stock.

Dividends.  Holders of the Series D Preferred Stock are entitled to receive cash dividends, when, as, and if declared by our board of directors or a duly authorized committee of our board, at an annual dividend rate per share of 6.204% on the liquidation preference of $25,000 per share. Dividends on the Series D Preferred Stock are non-cumulative and are payable quarterly in arrears. As long as shares of Series D Preferred Stock remain outstanding, we cannot declare or pay cash dividends on any shares of our common stock or other capital stock ranking junior to the Series D Preferred Stock unless full dividends on all outstanding shares of Series D Preferred Stock for the then-current dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. We cannot declare or pay cash dividends on capital stock ranking equally with the Series D Preferred Stock for any period unless full dividends on all outstanding shares of Series D Preferred Stock for the then-current dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. If we declare dividends on the Series D Preferred Stock and on any capital stock ranking equally with the Series D Preferred Stock but cannot make full payment of those declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of the shares of Series D Preferred Stock and the holders of any capital stock ranking equally with the Series D Preferred Stock.

Voting Rights.  Holders of Series D Preferred Stock do not have voting rights, except as specifically required by Delaware law and in the case of certain dividend arrearages in relation to the Series D Preferred Stock. If any quarterly dividend payable on the Series D Preferred Stock is in arrears for six or more quarterly dividend periods, whether or not for consecutive dividend periods, the holders of the Series D Preferred Stock will be entitled to vote as a class, together with the holders of all series of our preferred stock ranking equally with the Series D Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series D Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors. When we have paid full dividends on the Series D Preferred Stock for at least four quarterly dividend periods following a dividend arrearage described above, these voting rights will terminate.

Distributions.  In the event of our voluntary or involuntary liquidation, dissolution, or winding up, holders of Series D Preferred Stock are entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of our assets may be made to or set aside for the holders of our capital stock ranking junior to the Series D Preferred Stock as to distributions, a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. Shares of Series D Preferred Stock are not subject to a sinking fund.

Redemption.  We may redeem the Series D Preferred Stock, in whole or in part, at our option, on any dividend payment date for the Series D Preferred Stock on or after September 14, 2011, at the redemption price equal to $25,000 per share, plus any accrued and unpaid dividends.

Series E Preferred Stock

Preferential Rights.  The Series E Preferred Stock ranks senior to our common stock and ranks equally with the Preferred Stock, Series B Preferred Stock, Series D Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series I Preferred Stock, Series J Preferred Stock, Series K Preferred Stock, Series L Preferred Stock, and Series M Preferred Stock as to dividends and distributions on our liquidation, dissolution, or winding up. Series E Preferred Stock is not convertible into or exchangeable for any shares of our common stock or any other class of our capital stock. Holders of the Series E Preferred Stock do not have any preemptive rights. We may issue stock with preferences superior or equal to the Series E Preferred Stock without the consent of the holders of the Series E Preferred Stock.

Dividends.  Holders of the Series E Preferred Stock are entitled to receive cash dividends when, as, and if declared by our board of directors or a duly authorized committee of our board, on the liquidation preference of $25,000 per share at an annual rate per share equal to the greater of (a) three-month LIBOR plus a spread of 0.35%, and (b) 4.00%. Dividends on the Series E Preferred Stock are non-cumulative and are payable quarterly in arrears. As long as shares of Series E Preferred Stock remain outstanding, we cannot declare or pay cash dividends on any shares of our common stock or other capital stock ranking junior to the Series E Preferred Stock unless full dividends on all outstanding shares of Series E Preferred Stock for the then-current dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. We cannot declare or pay cash dividends on capital stock ranking equally with the Series E Preferred Stock for any period unless full dividends on all outstanding shares of Series E Preferred Stock for the then-current dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. If we declare dividends on the Series E Preferred Stock and on any capital stock ranking equally with the Series E Preferred Stock but cannot make full payment of those declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of the shares of Series E Preferred Stock and the holders of any capital stock ranking equally with the Series E Preferred Stock.

Voting Rights.  Holders of Series E Preferred Stock do not have voting rights, except as specifically required by Delaware law and in the case of certain dividend arrearages in relation to the Series E Preferred Stock. If any quarterly dividend payable on the Series E Preferred Stock is in arrears for six or more quarterly dividend periods, whether or not for consecutive dividend periods, the holders of the Series E Preferred Stock will be entitled to vote as a class, together with the holders of all series of our preferred stock ranking equally with the Series E Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series E Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors. When we have paid full dividends on the Series E Preferred Stock for at least four quarterly dividend periods following a dividend arrearage described above, these voting rights will terminate.

Distributions.  In the event of our voluntary or involuntary liquidation, dissolution, or winding up, holders of Series E Preferred Stock are entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of our assets may be made to or set aside for the holders of our capital stock ranking junior to the Series E Preferred Stock as to distributions, a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. Shares of Series E Preferred Stock are not subject to a sinking fund.

Redemption.  We may redeem the Series E Preferred Stock in whole or in part, at our option, on any dividend payment date for the Series E Preferred Stock on or after November 15, 2011, at the redemption price equal to $25,000 per share, plus any accrued and unpaid dividends.

Series F Preferred Stock

Preferential Rights.  The Series F Preferred Stock ranks senior to our common stock and ranks equally with the Preferred Stock, Series B Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series G Preferred Stock, Series I Preferred Stock, Series J Preferred Stock, Series K Preferred Stock, Series L Preferred Stock, and Series M Preferred Stock as to dividends and distributions on our liquidation, dissolution, or winding up. The Series F Preferred Stock is not convertible into or exchangeable for any shares of our common stock or any other class of our capital stock. Holders of the Series F Preferred Stock do not have any preemptive rights. We may issue stock with preferences superior or equal to the Series F Preferred Stock without the consent of the holders of the Series F Preferred Stock.

Dividends.  Holders of the Series F Preferred Stock are entitled to receive cash dividends, when, as, and if declared by our board of directors or a duly authorized committee of our board out of funds legally available for payment, on the liquidation preference of $100,000 per share of Series F Preferred Stock. Dividends on each share of Series F Preferred Stock will accrue on the liquidation preference of $100,000 per share (1) if the Series F Preferred Stock is issued before March 15, 2012, to, but excluding, March 15, 2012, at a rate per year equal to three-month LIBOR plus a spread of 0.40%, and (2) thereafter at a rate per year equal to the greater of (a) three-month LIBOR plus a spread of 0.40%, and (b) 4.00%. Dividends on the Series F Preferred Stock are non-cumulative and are payable quarterly in arrears. As long as shares of Series F preferred Stock remain outstanding, we cannot declare or pay cash dividends on any shares of our common stock or other capital stock ranking junior to the Series F Preferred Stock unless full dividends on all outstanding shares of Series F Preferred Stock for the then-current dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. We cannot declare or pay cash dividends on capital stock ranking equally with the Series F Preferred Stock unless full dividends on all outstanding shares of Series F Preferred Stock for the then-current dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. If we declare dividends on the Series F Preferred Stock and on any capital stock ranking equally with the Series F Preferred Stock but cannot make full payment of those declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of the shares of Series F Preferred Stock and the holders of any capital stock ranking equally with the Series F Preferred Stock.

Voting Rights.  Holders of Series F Preferred Stock do not have voting rights, except as specifically required by Delaware law.

Distributions.  In the event of our voluntary of involuntary liquidation, dissolution, or winding up, holders of Series F Preferred Stock are entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of our assets may be made to or set aside for the holders of our capital stock ranking junior to the Series F

Preferred Stock as to distributions, a liquidating distribution in the amount of the liquidation preference of $100,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. Shares of Series F Preferred Stock are not subject to a sinking fund.

Redemption.  We may redeem the Series F Preferred Stock, in whole or in part, at our option, on any dividend payment date for the Series F Preferred Stock on or after the later of March 15, 2012 and the date of original issuance of the Series F Preferred Stock at the redemption price equal to $100,000 per share, plus dividends that have been declared but not paid plus any accrued and unpaid dividends for the then-current dividend period to the redemption date.

Series G Preferred Stock

Preferential Rights.  The Series G Preferred Stock ranks senior to our common stock and ranks equally with the Preferred Stock, Series B Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series I Preferred Stock, Series J Preferred Stock, Series K Preferred Stock, Series L Preferred Stock, and Series M Preferred Stock as to dividends and distributions on our liquidation, dissolution, or winding up. The Series G Preferred Stock is not convertible into or exchangeable for any shares of our common stock or any other class of our capital stock. Holders of the Series G Preferred Stock do not have any preemptive rights. We may issue stock with preferences superior or equal to the Series G Preferred Stock without the consent of the holders of the Series G Preferred Stock.

Dividends.  Holders of the Series G Preferred Stock are entitled to receive cash dividends when, as, and if declared by our board of directors or a duly authorized committee thereof out of funds legally available for payment, on the liquidation preference of $100,000 per share of Series G Preferred Stock, payable as follows: (1) if the Series G Preferred Stock is issued before March 15, 2012, semi-annually in arrears through March 15, 2012, and (2) from, and including, the later of March 15, 2012 and the date the Series G Preferred Stock is issued, quarterly in arrears. Dividends on each share of Series G Preferred Stock will accrue on the liquidation preference of $100,000 per share (1) if the Series G Preferred Stock is issued before March 15, 2012, to, but excluding, March 15, 2012, at a rate per year equal to 5.63% and (2) thereafter at a rate per year equal to the greater of (a) three-month LIBOR plus a spread of 0.40%, and (b) 4.00%. Dividends on the Series G Preferred Stock are non-cumulative. As long as shares of Series G Preferred Stock remain outstanding, we cannot declare or pay cash dividends on any shares of our common stock or other capital stock ranking junior to the Series G Preferred Stock unless full dividends on all outstanding shares of Series G Preferred Stock for the then-current dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. We cannot declare or pay cash dividends on capital stock ranking equally with the Series G Preferred Stock unless full dividends on all outstanding shares of Series G Preferred Stock for the then-current dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. If we declare dividends on the Series G Preferred Stock and on any capital stock ranking equally with the Series G Preferred Stock but cannot make full payment of those declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of the shares of Series G Preferred Stock and the holders of any capital stock ranking equally with the Series G Preferred Stock.

Voting Rights.  Holders of Series G Preferred Stock do not have voting rights, except as specifically required by Delaware law.

Distributions.  In the event of our voluntary or involuntary liquidation, dissolution, or winding up, holders of Series G Preferred Stock are entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of our assets may be made to or set aside for the holders of capital stock ranking junior to the Series G

Preferred Stock as to distributions, a liquidating distribution in the amount of the liquidation preference of $100,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. Shares of Series G Preferred Stock are not subject to a sinking fund.

Redemption.  We may redeem the Series G Preferred Stock, in whole or in part, at our option, on any dividend payment date for the Series G Preferred Stock on or after the later of March 15, 2012 and the date of original issuance of the Series G Preferred Stock at the redemption price equal to $100,000 per share, plus dividends that have been declared but not paid plus any accrued and unpaid dividends for the then-current dividend period to the redemption date.

Series I Preferred Stock

Preferential Rights.  The Series I Preferred Stock ranks senior to our common stock and ranks equally with the Preferred Stock, Series B Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series J Preferred Stock, Series K Preferred Stock, Series L Preferred Stock, and Series M Preferred Stock as to dividends and distributions on our liquidation, dissolution, or winding up. Series I Preferred Stock is not convertible into or exchangeable for any shares of our common stock or any other class of our capital stock. Holders of the Series I Preferred Stock do not have any preemptive rights. We may issue stock with preferences superior or equal to the Series I Preferred Stock without the consent of the holders of the Series I Preferred Stock.

Dividends.  Holders of the Series I Preferred Stock are entitled to receive cash dividends, when, as, and if declared by our board of directors or a duly authorized committee of our board, at an annual dividend rate per share of 6.625% on the liquidation preference of $25,000 per share. Dividends on the Series I Preferred Stock are non-cumulative and are payable quarterly in arrears. As long as shares of Series I Preferred Stock remain outstanding, we cannot declare or pay cash dividends on any shares of our common stock or other capital stock ranking junior to the Series I Preferred Stock unless full dividends on all outstanding shares of Series I Preferred Stock for the then-current dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. We cannot declare or pay cash dividends on capital stock ranking equally with the Series I Preferred Stock for any period unless full dividends on all outstanding shares of Series I Preferred Stock for the then-current dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. If we declare dividends on the Series I Preferred Stock and on any capital stock ranking equally with the Series I Preferred Stock but cannot make full payment of those declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of the shares of Series I Preferred Stock and the holders of any capital stock ranking equally with the Series I Preferred Stock.

Voting Rights.  Holders of Series I Preferred Stock do not have voting rights, except as specifically required by Delaware law and in the case of certain dividend arrearages in relation to the Series I Preferred Stock. If any quarterly dividend payable on the Series I Preferred Stock is in arrears for six or more quarterly dividend periods, whether or not for consecutive dividend periods, the holders of the Series I Preferred Stock will be entitled to vote as a class, together with the holders of all series of our preferred stock ranking equally with the Series I Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series I Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors. When we have paid full dividends on the Series I Preferred Stock for at least four quarterly dividend periods following a dividend arrearage described above, these voting rights will terminate.

Distributions.  In the event of our voluntary or involuntary liquidation, dissolution, or winding up, holders of Series I Preferred Stock are entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of our assets may be made to or set aside for the holders of our capital stock ranking junior to the Series I Preferred Stock as to distributions, a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. Shares of Series I Preferred Stock are not subject to a sinking fund.

Redemption.  We may redeem the Series I Preferred Stock, in whole or in part, at our option, on any dividend payment date for the Series I Preferred Stock on or after October 1, 2017, at the redemption price equal to $25,000 per share, plus any accrued and unpaid dividends.

Series J Preferred Stock

Preferential Rights.  The Series J Preferred Stock ranks senior to our common stock and equally with the Preferred Stock, Series B Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series I Preferred Stock, Series K Preferred Stock, Series L Preferred Stock, and Series M Preferred Stock as to dividends and distributions on our liquidation, dissolution, or winding up. Series J Preferred Stock is not convertible into or exchangeable for any shares of our common stock or any other class of our capital stock. Holders of the Series J Preferred Stock do not have any preemptive rights. We may issue stock with preferences superior or equal to the Series J Preferred Stock without the consent of the holders of the Series J Preferred Stock.

Dividends.  Holders of the Series J Preferred Stock are entitled to receive cash dividends, when, as, and if declared by our board of directors or a duly authorized committee of our board, at an annual dividend rate per share of 7.25% on the liquidation preference of $25,000 per share. Dividends on the Series J Preferred Stock are non-cumulative and are payable quarterly in arrears. As long as shares of Series J Preferred Stock remain outstanding, we cannot declare or pay cash dividends on any shares of our common stock or other capital stock ranking junior to the Series J Preferred Stock unless full dividends on all outstanding shares of Series J Preferred Stock for the then-current dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. We cannot declare or pay cash dividends on capital stock ranking equally with the Series J Preferred Stock for any period unless full dividends on all outstanding shares of Series J Preferred Stock for the then-current dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. If we declare dividends on the Series J Preferred Stock and on any capital stock ranking equally with the Series J Preferred Stock but cannot make full payment of those declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of the shares of Series J Preferred Stock and the holders of any capital stock ranking equally with the Series J Preferred Stock.

Voting Rights.  Holders of Series J Preferred Stock do not have voting rights, except as specifically required by Delaware law and in the case of certain dividend arrearages in relation to the Series J Preferred Stock. If any quarterly dividend payable on the Series J Preferred Stock is in arrears for six or more quarterly dividend periods, whether or not for consecutive dividend periods, the holders of the Series J Preferred Stock will be entitled to vote as a class, together with the holders of all series of our preferred stock ranking equally with the Series J Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series J Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors. When we have paid full dividends on the Series J Preferred Stock for at least four quarterly dividend periods following a dividend arrearage described above, these voting rights will terminate.

Distributions.  In the event of our voluntary or involuntary liquidation, dissolution, or winding up, holders of Series J Preferred Stock will be entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of our assets may be made to or set aside for the holders of our capital stock ranking junior to the Series J Preferred Stock as to distributions, a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. Shares of Series J Preferred Stock will not be subject to a sinking fund.

Redemption.  We may redeem the Series J Preferred Stock, in whole or in part, at our option, on any dividend payment date for the Series J Preferred Stock on or after November 1, 2012, at the redemption price equal to $25,000 per share, plus any accrued and unpaid dividends.

Series K Preferred Stock

Preferential Rights.  The Series K Preferred Stock ranks senior to our common stock and equally with the Preferred Stock, Series B Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series I Preferred Stock, Series J Preferred Stock, Series L Preferred Stock, and Series M Preferred Stock as to dividends and distributions on our liquidation, dissolution, or winding up. Series K Preferred Stock is not convertible into or exchangeable for any shares of our common stock or any other class of our capital stock. Holders of the Series K Preferred Stock do not have any preemptive rights. We may issue stock with preferences superior or equal to the Series K Preferred Stock without the consent of the holders of the Series K Preferred Stock.

Dividends.  Holders of the Series K Preferred Stock are entitled to receive cash dividends, when, as, and if declared by our board of directors or a duly authorized committee of our board, for each semi-annual dividend period from the issue date through January 30, 2018, at a rate of 8.00% per annum on the liquidation preference of $25,000 per share, payable semi-annually in arrears, and, for each quarterly dividend period from January 30, 2018 through the redemption date of the Series K Preferred Stock, at a floating rate equal to three-month LIBOR plus a spread of 3.63% per annum on the liquidation preference of $25,000 per share, payable quarterly in arrears. Dividends on the Series K Preferred Stock are non-cumulative. As long as shares of Series K Preferred Stock remain outstanding, we cannot declare or pay cash dividends on any shares of our common stock or other capital stock ranking junior to the Series K Preferred Stock unless full dividends on all outstanding shares of Series K Preferred Stock for the then-current dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. We cannot declare or pay cash dividends on capital stock ranking equally with the Series K Preferred Stock for any period unless full dividends on all outstanding shares of Series K Preferred Stock for the then-current dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. If we declare dividends on the Series K Preferred Stock and on any capital stock ranking equally with the Series K Preferred Stock but cannot make full payment of those declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of the shares of Series K Preferred Stock and the holders of any capital stock ranking equally with the Series K Preferred Stock.

Voting Rights.  Holders of Series K Preferred Stock do not have voting rights, except as specifically required by Delaware law and in the case of certain dividend arrearages in relation to the Series K Preferred Stock. If any dividend payable on the Series K Preferred Stock is in arrears for three or more semi-annual dividend periods or six or more quarterly dividend periods, as applicable, whether or not for consecutive dividend periods, the holders of the Series K Preferred Stock will be entitled to vote as a class, together with the holders of all series of our preferred stock ranking equally with the Series K Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series K Preferred

Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors. When we have paid full dividends on the Series K Preferred Stock for at least two semi-annual or four quarterly dividend periods following a dividend arrearage described above, these voting rights will terminate.

Distributions.  In the event of our voluntary or involuntary liquidation, dissolution, or winding up, holders of Series K Preferred Stock will be entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of our assets may be made to or set aside for the holders of our capital stock ranking junior to the Series K Preferred Stock as to distributions, a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. Shares of Series K Preferred Stock will not be subject to a sinking fund.

Redemption.  We may redeem the Series K Preferred Stock, in whole or in part, at our option, on any dividend payment date for the Series K Preferred Stock on or after January 30, 2018, at the redemption price equal to $25,000 per share, plus any accrued and unpaid dividends.

Series L Preferred Stock

Preferential Rights.  The Series L Preferred Stock ranks senior to our common stock and equally with the Preferred Stock, Series B Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series I Preferred Stock, Series J Preferred Stock, Series K Preferred Stock, and Series M Preferred Stock as to dividends and distributions on our liquidation, dissolution, or winding up. Holders of the Series L Preferred Stock do not have any preemptive rights. We may issue stock with preferences superior or equal to the Series L Preferred Stock without the consent of the holders of the Series L Preferred Stock.

Dividends.  Holders of the Series L Preferred Stock are entitled to receive cash dividends, when, as, and if declared by our board of directors or a duly authorized committee of our board, at an annual dividend rate per share of 7.25% on the liquidation preference of $1,000 per share. Dividends on the Series L Preferred Stock are non-cumulative and are payable quarterly in arrears. As long as shares of Series L Preferred Stock remain outstanding, we cannot declare or pay cash dividends on any shares of common stock or other capital stock ranking junior to the Series L Preferred Stock unless full dividends on all outstanding shares of Series L Preferred Stock for the then-current dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. We cannot declare or pay cash dividends on capital stock ranking equally with the Series L Preferred Stock for any period unless full dividends on all outstanding shares of Series L Preferred Stock for the then-current dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. If we declare dividends on the Series L Preferred Stock and on any capital stock ranking equally with the Series L Preferred Stock but cannot make full payment of those declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of the shares of Series L Preferred Stock and the holders of any capital stock ranking equally with the Series L Preferred Stock.

Conversion Right.  Each share of the Series L Preferred Stock may be converted at any time, at the option of the holder, into 20 shares of our common stock (which reflects an initial conversion price of $50.00 per share of common stock) plus cash in lieu of fractional shares, subject to anti-dilution adjustments.

Conversion at Our Option.  On or after January 30, 2013, we may, at our option, at any time or from time to time, cause some or all of the Series L Preferred Stock to be converted into shares of our common stock at the then-applicable conversion rate if, for 20 trading days during any period of 30 consecutive trading days, the closing price of our common stock exceeds 130% of the then-applicable conversion price of the Series L Preferred Stock.

Conversion Upon Certain Acquisitions.  If, prior to the conversion date, a make-whole acquisition occurs, we will, under certain circumstances, increase the conversion rate in respect of any conversions of the Series L Preferred Stock that occur during the period beginning on the effective date of the make-whole acquisition and ending on the date that is 30 days after the effective date by a number of additional shares of common stock. The amount of the make-whole adjustment, if any, will be based upon the price per share of our common stock and the effective date of the make-whole acquisition. Subject to certain exceptions, a “make-whole acquisition” occurs in the event of (1) the acquisition by a person or group of more than 50% of the voting power of our common stock, or (2) our consolidation or merger where we are not the surviving entity.

Conversion Upon Fundamental Change.  In lieu of receiving the make-whole shares described above, if the reference price (as defined below) in connection with a make-whole acquisition is less than the applicable conversion price (a “fundamental change”), a holder may elect to convert each share of the Series L Preferred Stock during the period beginning on the effective date of the fundamental change and ending on the date that is 30 days after the effective date of such fundamental change at an adjusted conversion price equal to the greater of (1) the “reference price,” which is the price per share of our common stock paid in the event of a fundamental change, and (2) $19.95, which is 50% of the closing price of our common stock on January 24, 2008, the date of the initial offering of the Series L Preferred Stock, subject to adjustment (the “base price”). If the reference price is less than the base price, holders of the Series L Preferred Stock will receive a maximum of 50.1253 shares of our common stock per share of Series L Preferred Stock, subject to adjustment, which may result in a holder receiving value that is less than the liquidation preference of the Series L Preferred Stock.

Anti-Dilution Adjustments.  The conversion rate may be adjusted in the event of, among other things, (1) stock dividend distributions, (2) subdivisions, splits, and combinations of our common stock, (3) issuance of stock purchase rights, (4) debt or asset distributions, (5) increases in cash dividends, and (6) tender or exchange offers for our common stock.

Voting Rights.  Holders of Series L Preferred Stock do not have voting rights, except as specifically required by Delaware law and in the case of certain dividend arrearages in relation to the Series L Preferred Stock. If any quarterly dividend payable on the Series L Preferred Stock is in arrears for six or more quarterly dividend periods, whether or not for consecutive dividend periods, the holders of the Series L Preferred Stock will be entitled to vote as a class, together with the holders of all series of our preferred stock ranking equally with the Series L Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series L Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors. When we have paid full dividends on the Series L Preferred Stock for at least four quarterly dividend periods following a dividend arrearage described above, these voting rights will terminate.

Liquidation Rights.  In the event of our voluntary or involuntary liquidation, dissolution, or winding up, holders of Series L Preferred Stock will be entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of our assets may be made to or set aside for the holders of our capital stock ranking junior to the Series L Preferred Stock as to distributions, a liquidating distribution in the amount of the liquidation preference of $1,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. Shares of Series L Preferred Stock will not be subject to a sinking fund.

Redemption.  We do not have any rights to redeem the Series L Preferred Stock.

Series M Preferred Stock

Preferential Rights.  The Series M Preferred Stock ranks senior to our common stock and equally with the Preferred Stock, Series B Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series I Preferred Stock, Series J Preferred Stock, Series K Preferred Stock, and Series L Preferred Stock as to dividends and distributions on our liquidation, dissolution, or winding up. Series M Preferred Stock is not convertible into or exchangeable for any shares of our common stock or any other class of our capital stock. Holders of the Series M Preferred Stock do not have any preemptive rights. We may issue stock with preferences superior or equal to the Series M Preferred Stock without the consent of the holders of the Series M Preferred Stock.

Dividends.  Holders of the Series M Preferred Stock are entitled to receive cash dividends, when, as, and if declared by our board of directors or a duly authorized committee of our board, for each semi-annual dividend period from the issue date through May 15, 2018, at a rate of 8.125% per annum on the liquidation preference of $25,000 per share, payable semi-annually in arrears, and, for each quarterly dividend period from May 15, 2018 through the redemption date of the Series M Preferred Stock, at a floating rate equal to three-month LIBOR plus a spread of 3.64% per annum on the liquidation preference of $25,000 per share, payable quarterly in arrears. Dividends on the Series M Preferred Stock are non-cumulative. As long as shares of Series M Preferred Stock remain outstanding, we cannot declare or pay cash dividends on any shares of our common stock or other capital stock ranking junior to the Series M Preferred Stock unless full dividends on all outstanding shares of Series M Preferred Stock for the then-current dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. We cannot declare or pay cash dividends on capital stock ranking equally with the Series M Preferred Stock for any period unless full dividends on all outstanding shares of Series M Preferred Stock for the then-current dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. If we declare dividends on the Series M Preferred Stock and on any capital stock ranking equally with the Series M Preferred Stock but cannot make full payment of those declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of the shares of Series M Preferred Stock and the holders of any capital stock ranking equally with the Series M Preferred Stock.

Voting Rights.  Holders of Series M Preferred Stock do not have voting rights, except as specifically required by Delaware law and in the case of certain dividend arrearages in relation to the Series M Preferred Stock. If any dividend payable on the Series M Preferred Stock is in arrears for three or more semi-annual dividend periods or six or more quarterly dividend periods, as applicable, whether or not for consecutive dividend periods, the holders of the Series M Preferred Stock will be entitled to vote as a class, together with the holders of all series of our preferred stock ranking equally with the Series M Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series M Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors. When we have paid full dividends on the Series M Preferred Stock for at least two semi-annual or four quarterly dividend periods following a dividend arrearage described above, these voting rights will terminate.

Distributions.  In the event of our voluntary or involuntary liquidation, dissolution, or winding up, holders of Series M Preferred Stock will be entitled to receive out of assets legally available for distribution to stockholders, before any distribution or payment out of our assets may be made to or set aside for the holders of our capital stock ranking junior to the Series M Preferred Stock as to distributions, a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. Shares of Series M Preferred Stock will not be subject to a sinking fund.

Redemption.  We may redeem the Series M Preferred Stock, in whole or in part, at our option, on any dividend payment date for the Series M Preferred Stock on or after May 15, 2018, at the redemption price equal to $25,000 per share, plus any accrued and unpaid dividends.

Additional Classes or Series of Stock

We will have the right to create and issue additional classes or series of stock ranking senior to, equally with, or junior to the Preferred Stock as to dividends and distribution of assets upon our liquidation, dissolution, or winding up without the consent of the holders of the Preferred Stock, or the holders of the related depositary shares.

Depository, Transfer Agent, and Registrar

Computershare Trust Company, N.A. will be the depository, transfer agent, and registrar for the Preferred Stock.

DESCRIPTION OF THE DEPOSITARY SHARES

The following description summarizes specific terms and provisions of the depositary shares relating to our Preferred Stock. You should read this description of the material terms of the depositary shares along with the terms that apply generally to all our preferred stock issued in the form of depositary shares under “Description of Depositary Shares” in the attached prospectus.

General

We are issuing proportional fractional interests in the Preferred Stock in the form of depositary shares. Each depositary share represents a 1/1,000th interest in a share of the Preferred Stock, and will be evidenced by depositary receipts, as described under “Registration and Settlement — Book-Entry System” on page S-28. We will deposit the underlying shares of the Preferred Stock with a depository pursuant to a deposit agreement among us, Computershare Inc. and its wholly-owned subsidiary Computershare Trust Company, N.A., collectively acting as depository, and the holders from time to time of the depositary receipts. Subject to the terms of the deposit agreement, the depositary shares will be entitled to all the rights and preferences of the Preferred Stock, as applicable, in proportion to the applicable fraction of a share of Preferred Stock those depositary shares represent.

In this prospectus supplement, references to “holders” of depositary shares mean those who have depositary shares registered in their own names on the books maintained by the depository and not indirect holders who own beneficial interests in depositary shares registered in the street name of, or issued in book-entry form through, DTC. You should review the special considerations that apply to indirect holders described in “Registration and Settlement — Book-Entry System” on page S-28.

Dividends and Other Distributions

Each dividend on a depositary share will be in an amount equal to 1/1,000th of the dividend declared on the related share of the Preferred Stock.

The depository will distribute all dividends and other cash distributions received on the Preferred Stock to the holders of record of the depositary receipts in proportion to the number of depositary shares held by each holder. In the event of a distribution other than in cash, the depository will distribute property received by it to the holders of record of the depositary receipts in proportion to the number of depositary shares held by each holder, unless the depository determines that this distribution is not feasible, in which case the depository may, with our approval, adopt a method of distribution that it deems practicable, including the sale of the property and distribution of the net proceeds of that sale to the holders of the depositary receipts.

If the calculation of a dividend or other cash distribution results in an amount that is a fraction of a cent and that fraction is equal to or greater than $0.005, the depository will round that amount up to the next highest whole cent and will request that we pay the resulting additional amount to the depository for the relevant dividend or other cash distribution. If the fractional amount is less than $0.005, the depository will disregard that fractional amount.

Record dates for the payment of dividends and other matters relating to the depositary shares will be the same as the corresponding record dates for the Preferred Stock.

The amount paid as dividends or otherwise distributable by the depository with respect to the depositary shares or the underlying Preferred Stock will be reduced by any amounts required to be withheld by us or the depository on account of taxes or other governmental charges. The depository may refuse to make any payment or distribution, or any transfer, exchange, or withdrawal of any depositary shares or the shares of the Preferred Stock until such taxes or other governmental charges are paid.

Redemption of Depositary Shares

If we redeem the Preferred Stock, in whole or in part, as described above under “Description of the Preferred Stock — Redemption,” depositary shares also will be redeemed with the proceeds received by the depository from the redemption of the Preferred Stock held by the depository. The redemption price per depositary share will be 1/1,000th of the redemption price per share payable with respect to the Preferred Stock, plus any declared and unpaid dividends, without accumulation of undeclared dividends.

If we redeem shares of the Preferred Stock held by the depository, the depository will redeem, as of the same redemption date, the number of depositary shares representing those shares of the Preferred Stock so redeemed. If we redeem less than all of the outstanding depositary shares, the depository will select pro rata, or in any other manner determined by the depository to be fair and equitable, those depositary shares to be redeemed. In any case, the depository will redeem depositary shares only in increments of 1,000 depositary shares and multiples thereof. The depository will mail notice of redemption to record holders of the depositary receipts not less than 30 and not more than 60 days prior to the date fixed for redemption of the Preferred Stock and the related depositary shares.

Voting the Preferred Stock

Because each depositary share represents a 1/1,000th interest in a share of the Preferred Stock, holders of depositary receipts will be entitled to 1/1,000th of a vote per depositary share under those limited circumstances in which holders of the Preferred Stock are entitled to a vote, as described in “Description of the Preferred Stock — Voting Rights” on page S-13.

When the depository receives notice of any meeting at which the holders of the Preferred Stock are entitled to vote, the depository will mail the information contained in the notice to the record holders of the depositary shares relating to the Preferred Stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the Preferred Stock, may instruct the depository to vote the amount of the Preferred Stock represented by the holder’s depositary shares. To the extent possible, the depository will vote the amount of the Preferred Stock represented by depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the depository determines are necessary to enable the depository to vote as instructed. If the depository does not receive specific instructions from the holders of any depositary shares representing the Preferred Stock, it will vote all depositary shares held by it proportionately with instructions received.

Listing

The depositary shares representing interests in the Preferred Stock have been approved for listing on the New York Stock Exchange, subject to notice of issuance, under the symbol “BAC PrH.” We expect trading of the depositary shares on the New York Stock Exchange to begin within 30 days after we issue the depositary shares. Listing the depositary shares on the New York Stock Exchange does not guarantee that a trading market will develop or, if a trading market does develop, the depth of that market or the ability of holders to sell their depositary shares easily. We do not expect there will be any separate public trading market for the shares of the Preferred Stock except as represented by the depositary shares.

Form and Notices

The Preferred Stock will be issued in registered form to the depository, and the depositary shares will be issued in book-entry only form through DTC, as described below in “Registration and Settlement — Book-Entry System” and in “Registration and Settlement — Book-Entry Only Issuance” on page 52 of the attached prospectus. The depository will forward to the holders of depositary shares all reports, notices, and communications from us that are delivered to the depository and that we are required to furnish to the holders of the Preferred Stock.

REGISTRATION AND SETTLEMENT

Book-Entry System

The depositary shares will be issued in book-entry only form through the facilities of The Depository Trust Company, or “DTC.” This means that we will not issue actual depositary receipts to each holder of depositary shares, except in limited circumstances. Instead, the depositary shares will be in the form of a single global depositary receipt deposited with and held in the name of DTC, or its nominee. In order to own a beneficial interest in a depositary receipt, you must be an organization that participates in DTC or have an account with an organization that so participates, including Euroclear Bank, S.A./N.V., as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, société anonyme (“Clearstream”). For more information about Euroclear and Clearstream, see “Registration and Settlement — Depositories for Global Securities” in the attached prospectus beginning on page 54.

Except as described in the attached prospectus, owners of beneficial interests in the global depositary receipt will not be entitled to have depositary shares registered in their names, will not receive or be entitled to receive physical delivery of the depositary shares in definitive form, and will not be considered the owners or holders of depositary shares under our amended and restated certificate of incorporation or the deposit agreement, including for purposes of receiving any reports or notices delivered by us. Accordingly, each person owning a beneficial interest in the depositary receipts must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its beneficial interest, in order to exercise any rights of a holder of depositary shares.

If we discontinue the book-entry only form system of registration, we will replace the global depositary receipt with depositary receipts in certificated form registered in the names of the beneficial owners. Once depositary receipts in certificated form are issued, the underlying shares of the Preferred Stock may be withdrawn from the depository arrangement upon surrender of depositary receipts at the corporate trust office of the depository and upon payment of the taxes, charges, and fees provided for in the deposit agreements. Subject to the deposit agreement, the holders of depositary receipts will receive the appropriate number of shares of Preferred Stock and any money or property represented by the depositary shares.

Only whole shares of the Preferred Stock may be withdrawn. If a holder holds an amount other than a whole multiple of 1,000 depositary shares, the depository will deliver, along with the withdrawn shares of the Preferred Stock, a new depositary receipt evidencing the excess number of depositary shares. Holders of withdrawn shares of the Preferred Stock will not be entitled to redeposit those shares or to receive depositary shares.

Same Day Settlement

As long as the depositary shares are represented by a global depositary receipt registered in the name of DTC, or its nominee, the depositary shares will trade in the DTC Same-Day Funds Settlement System. DTC requires secondary market trading activity in the depositary shares to settle in immediately available funds. This requirement may affect trading activity in the depositary shares.

Payment of Dividends

We will pay dividends, if any, on the Preferred Stock represented by depositary shares in book-entry form to the depository. In turn, the depository will deliver the dividends to DTC in accordance with the arrangements then in place between the depository and DTC. Generally, DTC will be responsible for crediting the dividend payments it receives from the depository to the accounts of DTC participants, and each participant will be responsible for disbursing the dividend payment for which it is credited to the holders that it represents. As long as the depositary shares are represented by a global depositary receipt, we will make all dividend payments in immediately available funds.

In the event depositary receipts are issued in certificated form, dividends generally will be paid by check mailed to the holders of the depositary receipts on the applicable record date at the address appearing on the security register.

Notices

Any notices required to be delivered to you will be given by the depository to DTC for communication to its participants.

If the depositary receipts are issued in certificated form, notices to you also will be given by mail to the addresses of the holders as they appear on the security register.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

For a brief description of the tax effects of an investment in the Preferred Stock and the related depositary shares, see “U.S. Federal Income Tax Considerations” and “U.S. Federal Income Tax Considerations — Taxation of Common Stock, Preferred Stock, and Depositary Shares” beginning on page 58 and page 72, respectively, of the attached prospectus.

The Tax Increase Prevention and Reconciliation Act of 2005 extended the application of the maximum 15% tax rate on net long-term capital gains recognized by non-corporate taxpayers to taxable years beginning before January 1, 2011. Accordingly, net long-term capital gain recognized by a non-corporate U.S. Holder (as defined in the attached prospectus) of depositary shares in taxable years beginning before January 1, 2011 generally will be subject to tax at a maximum rate of 15%.

Dividends received by a non-corporate U.S. Holder in taxable years beginning before January 1, 2011 that constitute “qualified dividend income” generally are subject to tax at the maximum rate of 15% applicable to net long-term capital gains, provided that certain holding period and other requirements are met. Except as described in the attached prospectus, dividends received by a corporate U.S. Holder generally will be eligible for the 70% dividends-received deduction. U.S. Holders should consult the attached prospectus and their own advisers concerning distributions received which do not constitute dividends for U.S. tax purposes. Unless exempt under the Code (as defined in the attached prospectus), dividends paid to Non-U.S. Holders (as defined in the attached prospectus) generally are subject to withholding tax at a 30% rate (or lower rate under an applicable treaty, if any).

ERISA CONSIDERATIONS

For a brief description of the considerations for employee benefit and other plans investing in the Preferred Stock through the depositary shares offered by this prospectus supplement and the attached prospectus, including a discussion of considerations if the securities are deemed to be “plan assets” for purposes of the Employee Retirement Income Security Act of 1974, as amended (commonly referred to as “ERISA”), and Section 4975 of the Internal Revenue Code, see “ERISA Considerations” beginning on page 82 of the attached prospectus. As discussed in more detail in that section, purchasers or holders of the depositary shares or any interest in those securities will be deemed to have made certain representations regarding their status under ERISA and should carefully consider these representations before electing to acquire the depositary shares.

Fiduciaries or other persons considering purchasing the depositary shares should consult with their counsel regarding these matters before making any investment decision.

We expect that an investment in the Preferred Stock through the depositary shares will constitute an “equity interest” for purposes of the “Plan Assets Regulation,” but we do not anticipate that these securities will satisfy the “publicly-offered securities” exception described in the attached prospectus. However, the acquisition of an equity interest in an “operating company” by a “Covered Plan” is the subject of a separate exception described in the Plan Assets Regulation and discussed in the attached prospectus. For this purpose, an “operating company” is considered to be an entity that is primarily engaged, either directly or indirectly, in the production or sale of a product or service other than the investment of capital. We expect that we will be considered to be an operating company and, as a result, we expect that the acquisition of Preferred Stock through depositary shares by a Covered Plan will satisfy the exception referenced above such that the assets of the Covered Plan will include only its interest in the Preferred Stock and depositary shares but not an undivided interest in each of our underlying assets, although no assurance can be given in this regard. As discussed in the attached prospectus, other considerations implicated by ERISA (such as its “prohibited transaction” requirements) may impact the suitability of an investment in the Preferred Stock though the depositary shares by Covered Plans, and the fiduciaries of such plans should consult with their counsel regarding these matters before making any investment decision.

UNDERWRITING

We have entered into an underwriting agreement dated May 20, 2008 with the underwriters named below. In the underwriting agreement, we agreed to sell to each of the underwriters, and each of the underwriters agreed to purchase from us, the number of depositary shares, each representing a 1/1,000th interest in a share of the Preferred Stock, shown opposite its name below, at the applicable public offering price on the cover page of this prospectus supplement.

Number of
Depositary
Underwriter	Shares

Banc of America Securities LLC	10,800,000
Incapital LLC	10,800,000
Citigroup Global Markets Inc.	10,800,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	10,800,000
Morgan Stanley & Co. Incorporated	10,800,000
UBS Securities LLC	10,800,000
Wachovia Capital Markets, LLC	10,800,000
Deutsche Bank Securities Inc.	10,800,000
J.P. Morgan Securities Inc.	10,800,000
Lehman Brothers Inc.	10,800,000

Total	108,000,000

The obligations of the underwriters under the underwriting agreement, including their agreement to purchase depositary shares, are several and not joint. Those obligations also are subject to the satisfaction of conditions described in the underwriting agreement. The underwriters have agreed to purchase all of the depositary shares if any of them are purchased. In the event of a default by any underwriter, the underwriting agreement provides that, in certain circumstances, non-defaulting underwriters may increase their purchase commitments, or the underwriting agreement may be terminated.

The underwriters initially propose to offer the depositary shares, in part, directly to the public at the public offering price set forth on the cover page of this prospectus supplement. The underwriters may sell the depositary shares to certain dealers at a price that represents a concession not in excess of $0.50 per depositary share or, in the case of sales to certain institutions, a concession not exceeding $0.15 per depositary share. Any underwriter may allow, and dealers may reallow, a concession not in excess of $0.35 per depositary share to certain other dealers or, in the case of sales to certain institutions, may reallow a concession not exceeding $0.15 per depositary share. After the initial offering of the depositary shares, the offering price and these concessions may change.

Our offering expenses, not including underwriting commissions, are estimated to be $400,000.

We have granted an option to the underwriters, exercisable once during the 30-day period after the date of this prospectus supplement, to purchase up to 16,200,000 additional depositary shares to cover over-allotments, if any, at the public offering price set forth on the cover page of this prospectus supplement plus any accrued dividends. If the underwriters exercise this option in whole or in part, we will pay underwriting commissions in the same amounts as described on the cover page of this prospectus supplement.

Prior to this offering, there has been no public market for the depositary shares. We do not expect there will be any separate public trading market for the Preferred Stock except as represented by the depositary shares. The depositary shares representing interests in the

Preferred Stock have been approved for listing on the New York Stock Exchange, subject to notice of issuance. We expect trading of the depositary shares to begin within 30 days after we issue the depositary shares. We do not currently intend to list the Preferred Stock or the depositary shares on any other securities exchange. The underwriters have advised us that they presently intend to make a market in the depositary shares prior to the commencement of trading on the New York Stock Exchange. However, the underwriters are not obligated to do so and may discontinue making a market in the depositary shares at any time without notice.

In connection with the offering of the depositary shares, the underwriters may engage in over-allotment, stabilizing transactions, and syndicate covering transactions in accordance with Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Over-allotment involves sales in excess of the offering size, which creates a short position for the underwriters. The underwriters may enter bids for, and purchase, depositary shares in the open market in order to stabilize the price of the depositary shares. Syndicate covering transactions involve purchases of the depositary shares in the open market after the distribution has been completed in order to cover short positions. In addition, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the depositary shares in the offering if the syndicate repurchases previously distributed depositary shares in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. These activities may cause the price of the depositary shares to be higher than it would otherwise be. Those activities, if commenced, may be discontinued at any time.

The offer and sale of any depositary shares of Banc of America Securities LLC and Incapital LLC or any of our other affiliates will comply with the requirements of Rule 2720 of the Conduct Rules of the Financial Industry Regulatory Authority, Inc. regarding a member firm’s underwriting securities of an affiliate. As required by Rule 2720, any such offer and sale will not be made to any discretionary account without the prior approval of the customer.

Under the terms of the underwriting agreement, we have agreed to indemnify the underwriters and certain other persons against certain liabilities, including liabilities under the Securities Act, or to contribute in respect of those liabilities.

Banc of America Securities LLC is a broker-dealer and one of our subsidiaries and our affiliate. Following the initial distribution of depositary shares, our affiliates, including Banc of America Securities LLC, may buy and sell the depositary shares in secondary market transactions as part of their business as broker-dealers. Any sale will be at negotiated prices relating to prevailing prices at the time of sale. This prospectus supplement and attached prospectus may be used by one or more of our affiliates in connection with offers and sales related to secondary market transactions in the depositary shares to the extent permitted by applicable law. Our affiliates may act as principal or agent in such transactions.

Each of the underwriters or their affiliates provides or has provided investment or commercial banking services to us from time to time in the ordinary course of business, and may do so in the future.

Selling Restrictions

The underwriters have represented and agreed that they have not and will not offer, sell, or deliver the depositary shares, directly or indirectly, or distribute this prospectus supplement or the attached prospectus or any other offering material relating to the depositary shares, in any jurisdiction except under circumstances that will result in compliance with applicable laws and regulations and that will not impose any obligations on us except as set forth in the underwriting agreement.

Australia

No prospectus, disclosure document, or product disclosure statement (as these terms are defined in the Corporations Act 2001 (Cth), or the “Corporations Act”) in relation to the depositary shares has been lodged with the Australian Securities and Investments Commission or the Australian Securities Exchange. Each underwriter has represented and agreed that it:

(a) has not offered or invited applications, and will not offer or invite applications, for the issue, sale, or purchase of the depositary shares in Australia (including an offer or invitation which is received by a person in Australia); and

(b) has not distributed or published, and will not distribute or publish, any draft, preliminary, or definitive information memorandum, advertisement, or other offering material relating to the depositary shares in Australia, unless:

(1) the minimum aggregate consideration payable (calculated if necessary in accordance with regulation 7.1.18 of the Corporations Regulation 2001) for the depositary shares by each offeree or invitee on acceptance is at least A$500,000 (or equivalent in other currencies, but disregarding moneys lent by the offeror (as determined under section 700(3) of the Corporations Act) or its associates (as determined under sections 10 to 17 of the Corporations Act)) or the offer or invitation otherwise does not by virtue of section 708 of the Corporations Act require disclosure to investors under Part 6D.2 of the Corporations Act and is not made to a retail client (as defined in section 761G of the Corporations Act); and

(2) such action complies with all applicable laws, regulations, and directives.

Hong Kong

The depositary shares may not be offered or sold in Hong Kong by means of any document other than (1) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (2) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (3) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation, or document relating to the depositary shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the depositary shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

Any acquiror of the depositary shares who was solicited to buy the depositary shares in Japan is prohibited from transferring any of the depositary shares to another person in Japan in any way other than to qualified institutional investors, as defined in Article 2, Paragraph 3, Item 1 of the Financial Instruments and Exchange Law of Japan.

Singapore

This prospectus supplement and the attached prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the attached prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the depositary shares may not be circulated or distributed, nor may the depositary shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (1) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (2) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, or (3) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the depositary shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

then shares, debentures, and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust may not be transferred for six months after that corporation or that trust has acquired the depositary shares pursuant to an offer made under Section 275 of the SFA except:

•	to an institutional investor, under Section 274 of the SFA, to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to Section 275 of the SFA and in accordance with the conditions specified in Section 275 of the SFA;

•	where no consideration is or will be given for the transfer; or

•	where the transfer is by operation of law.

Taiwan

The depositary shares may not be issued, sold, or offered in Taiwan. No subscription or other offer to purchase the depositary shares shall be binding on us until received and accepted by us or the underwriters outside of Taiwan (the “Place of Acceptance”), and the purchase/sale contract arising therefrom shall be deemed a contract entered into in the Place of Acceptance.

The People’s Republic of China

This prospectus supplement and attached prospectus have not been filed with or approved by the People’s Republic of China (for such purposes, not including the Hong Kong and Macau Special Administrative Regions or Taiwan) authorities, and is not an offer of securities (whether a public offering or private placement) within the meaning of the Securities Law or other pertinent laws and regulations of the People’s Republic of China. This prospectus supplement and attached prospectus shall not be delivered to any party who is not an intended recipient and shall not be distributed to the general public if used within the People’s Republic of China, and the depositary shares so offered herein cannot be sold to anyone that is not a qualified purchaser of the People’s Republic of China.

The Philippines

The depositary shares have not been registered with the Securities and Exchange Commission of the Philippines under the Securities Regulation Code (the “SRC”). Any future offer or sale of the depositary shares is subject to the registration requirements under the SRC, unless such offer or sale qualifies as an exempt transaction.

LEGAL MATTERS

The validity of the Preferred Stock and the related depositary shares will be passed upon for us by McGuireWoods LLP, Charlotte, North Carolina, and for the underwriters by Morrison & Foerster LLP, New York, New York. McGuireWoods LLP regularly performs legal services for Bank of America. Some members of McGuireWoods LLP performing those legal services own shares of the Corporation’s common stock.

PROSPECTUS

Debt Securities, Warrants, Units, Purchase Contracts,
Preferred Stock, Depositary Shares, and Common Stock

We from time to time may offer to sell debt securities, warrants, purchase contracts, preferred stock, depositary shares representing fractional interests in preferred stock, and common stock, as well as units comprised of two or more of these securities or securities of third parties. The debt securities, warrants, purchase contracts, and preferred stock may be convertible into or exercisable or exchangeable for our common or preferred stock or for debt or equity securities of one or more other entities. Our common stock is listed on the New York Stock Exchange and the Pacific Stock Exchange under the symbol “BAC.” In addition, our common stock is listed on the London Stock Exchange, and certain shares are listed on the Tokyo Stock Exchange.

This prospectus describes the general terms of these securities and the general manner in which we will offer the securities. When we sell a particular series of securities, we will prepare a prospectus supplement describing the offering and the specific terms of that series of securities. You should read this prospectus and that prospectus supplement carefully before you invest.

We may use this prospectus in the initial sale of these securities. In addition, Banc of America Securities LLC, or any of our other affiliates, may use this prospectus in a market-making transaction in any of these securities or similar securities after their initial sale. Unless you are informed otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Potential purchasers of our securities should consider the information set forth in the “Risk Factors” section beginning on page 8.

Our securities are unsecured and are not savings accounts, deposits, or other obligations of a bank, are not guaranteed by Bank of America, N.A. or any other bank, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, and may involve investment risks, including possible loss of principal.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated May 5, 2006

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the “SEC,” utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus or the registration statement in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements, pricing supplements, and/or product supplements that describe the particular securities offering and the specific terms of the securities being offered. These documents also may add, update, or change information contained in this prospectus. In this prospectus, when we refer to the “applicable prospectus supplement” or the “accompanying prospectus supplement,” we mean the prospectus supplement or supplements, including any applicable pricing or product supplement, that describes the particular securities being offered to you. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement.

The information in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus, the accompanying prospectus supplement, or documents to which we otherwise refer you. We are not making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the accompanying prospectus supplement or supplements, as well as information we have filed or will file with the SEC and incorporated by reference in this prospectus, is accurate as of the date of the applicable document or other date referred to in that document. Our business, financial condition, and results of operations may have changed since that date.

Unless we indicate otherwise or unless the context requires otherwise, all references in this prospectus to “Bank of America,” “we,” “us,” “our,” or similar references are to Bank of America Corporation excluding its consolidated subsidiaries.

References in this prospectus to “$” and “dollars” are to the currency of the United States of America; and references in this prospectus to “€” and “euro” are to the currency introduced at the start of the third stage of the European Economic and Monetary Union pursuant to Article 109g of the Treaty establishing the European Community, as amended by the Treaty on European Union, as amended by the Treaty of Amsterdam.

PROSPECTUS SUMMARY

This summary section highlights selected information from this prospectus. This summary does not contain all the information that you should consider before investing in the securities we may offer using this prospectus. To fully understand the securities we may offer, you should read carefully:

•	this prospectus, which explains the general terms of the securities we may offer;

•	the applicable prospectus supplement, which explains the specific terms of the particular securities we are offering, and which may update or change the information in this prospectus; and

•	the documents we refer to in “Where You Can Find More Information” below for information about us, including our financial statements.

Bank of America Corporation

Bank of America Corporation is a Delaware corporation, a bank holding company, and a financial holding company. We provide a diversified range of banking and nonbanking financial services and products both domestically and internationally. Our headquarters is located at Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255, and our telephone number is 1-866-804-5241.

The Securities We May Offer

We may offer any of the following securities from time to time:

•	debt securities;

•	warrants;

•	purchase contracts;

•	preferred stock;

•	depositary shares representing fractional interests in preferred stock;

•	common stock; and

•	units, comprised of two or more of any of the securities referred to above, in any combination.

When we use the term “securities” in this prospectus, we mean any of the securities we may offer with this prospectus, unless we specifically state otherwise. This prospectus, including this summary, describes the general terms of the securities we may offer. Each time we sell securities, we will provide you with a prospectus supplement that will describe the offering and the specific terms of the securities being offered. This prospectus supplement may include a discussion of additional U.S. federal income tax consequences and any additional risk factors or other special considerations applicable to those particular securities.

Debt Securities

Our debt securities may be either senior or subordinated obligations in right of payment. Our senior and subordinated debt securities will be issued under separate indentures, or contracts, that we have with The Bank of New York, as trustee. The particular terms of each series of debt securities will be described in the applicable prospectus supplement.

Warrants

We may offer two types of warrants:

•	warrants to purchase our debt securities; and

•	warrants to purchase or sell, or whose cash value is determined by reference to the performance, level, or value of, one or more of the following:

•	securities of one or more issuers, including our common or preferred stock, other securities described in this prospectus, or the debt or equity securities of third parties;

•	one or more currencies, currency units, or composite currencies;

•	one or more commodities;

•	any other financial, economic, or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

•	one or more indices or baskets of the items described above.

For any warrants we may offer, we will describe in the applicable prospectus supplement the underlying property, the expiration date, the exercise price or the manner of determining the exercise price, the amount and kind, or the manner of determining the amount and kind, of property to be delivered by you or us upon exercise, and any other specific terms of the warrants. We will issue warrants under warrant agreements that we will enter into with one or more warrant agents.

Purchase Contracts

We may offer purchase contracts requiring holders to purchase or sell, or whose cash value is determined by reference to the performance, level, or value of, one or more of the following:

•	securities of one or more issuers, including our common or preferred stock, other securities described in this prospectus, or the debt or equity securities of third parties;

•	one or more currencies, currency units, or composite currencies;

•	one or more commodities;

•	any other financial, economic, or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

•	one or more indices or baskets of the items described above.

For any purchase contracts we may offer, we will describe in the applicable prospectus supplement the underlying property, the settlement date, the purchase price or manner of determining the purchase price and whether it must be paid when the purchase contract is issued or at a later date, the amount and kind, or manner of determining the amount and kind, of property to be delivered at settlement, whether the holder will pledge property to secure the performance of any obligations the holder may have under the purchase contract, and any other specific terms of the purchase contracts.

Units

We may offer units consisting of any combination of two or more debt securities, warrants, purchase contracts, shares of preferred stock, depositary shares, and common stock described in this prospectus as well as securities of third parties. For any units we may offer, we will describe in the applicable prospectus supplement the particular securities that comprise each unit, whether or not the particular securities will be separable and, if they will be separable, the terms on which they will be separable, a description of the provisions for the payment, settlement, transfer, or exchange of the units, and any other specific terms of the units. We will issue units under unit agreements that we will enter into with one or more unit agents.

Preferred Stock and Depositary Shares

We may offer our preferred stock in one or more series. For any particular series we may offer, we will describe in the applicable prospectus supplement:

•	the specific designation;

•	the aggregate number of shares offered;

•	the dividend rate and periods, or manner of calculating the dividend rate and periods, if any;

•	the stated value and liquidation preference amount, if any;

•	the voting rights, if any;

•	the terms on which the series of preferred stock is convertible into shares of our common stock, preferred stock of another series, or other securities, if any;

•	the redemption terms, if any; and

•	any other specific terms of the series.

We also may offer depositary shares, each of which will represent a fractional interest in a share or multiple shares of our preferred stock. We will describe in the applicable prospectus supplement any specific terms of the depositary shares. We will issue the depositary shares under deposit agreements that we will enter into with one or more depositories.

Form of Securities

Unless we specify otherwise in the applicable prospectus supplement, we will issue the securities, other than shares of our common stock, in book-entry only form through one or more depositories, such as The Depository Trust Company, Euroclear Bank S.A./N.V., or Clearstream Banking, société anonyme, Luxembourg, as identified in the applicable prospectus supplement. We will issue the securities only in registered form, without coupons, although we may issue the securities in bearer form if we so specify in the applicable prospectus supplement. The securities issued in book-entry only form will be represented by a global security registered in the name of the specified depository, rather than notes or certificates registered in the name of each individual investor. Unless we specify otherwise in the applicable prospectus supplement, each sale of securities in book-entry form will settle in immediately available funds through the specified depository.

A global security may be exchanged for actual notes or certificates registered in the names of the beneficial owners only if:

•	the depository notifies us that it is unwilling or unable to continue as depository for the global securities or we become aware that the depository is no longer qualified as a clearing agency, and we fail to appoint a successor to the depository within 60 calendar days; or

•	we, in our sole discretion, determine that the global securities will be exchangeable for certificated securities.

Payment Currencies

All amounts payable in respect of the securities, including the purchase price, will be payable in U.S. dollars, unless we specify otherwise in the applicable prospectus supplement.

Listing

We will state in the applicable prospectus supplement whether the particular securities that we are offering will be listed or quoted on a securities exchange or quotation system.

Distribution

We may offer the securities in four ways:

•	through underwriters;

•	through dealers;

•	through agents; or

•	directly to purchasers.

The applicable prospectus supplement will include any required information about the firms we use and the discounts or commissions we may pay them for their services.

Banc of America Securities LLC, or any of our other affiliates, may be an underwriter, dealer, or agent for us.

Market-Making by Our Affiliates

Following the initial distribution of an offering of securities, Banc of America Securities LLC and other affiliates of ours may offer and sell those securities in the course of their businesses as broker-dealers. Banc of America Securities LLC and any such other affiliates may act as a principal or agent in these transactions. This prospectus and the applicable prospectus supplement also will be used in connection with these market-making transactions. Sales in any of these market-making transactions will be made at varying prices related to prevailing market prices and other circumstances at the time of sale.

If you purchase securities in a market-making transaction, you will receive information about the price you pay and your trade and settlement dates in a separate confirmation of sale.

RISK FACTORS

This section summarizes some specific risks and investment considerations with respect to an investment in our securities. This summary does not describe all of the risks and investment considerations with respect to an investment in our securities, including risks and considerations relating to a prospective investor’s particular circumstances. For information regarding risks that may materially affect our business and results, please refer to the information under the caption “Item 1A. Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2005, which is incorporated by reference in this prospectus. Prospective investors should consult their own financial, legal, tax, and other professional advisors as to the risks associated with an investment in our securities and the suitability of the investment for the investor.

Currency Risks

We may issue securities denominated in or whose principal and interest is payable in a currency other than U.S. dollars. We refer to these securities as “Non-U.S. Dollar-Denominated Securities.” If you intend to invest in any Non-U.S. Dollar-Denominated Securities, you should consult your own financial and legal advisors as to the currency risks related to your investment. The Non-U.S. Dollar-Denominated Securities are not an appropriate investment for you if you are not knowledgeable about the significant terms and conditions of the Non-U.S. Dollar-Denominated Securities or financial matters in general. The information in this prospectus is directed primarily to investors who are U.S. residents. Investors who are not U.S. residents should consult their own financial and legal advisors about currency-related risks arising from their investment.

Non-U.S. Dollar-Denominated Securities have significant risks that are not associated with a similar investment in conventional debt securities that are payable solely in U.S. dollars. These risks include possible significant changes in rates of exchange between the U.S. dollar and the specified currency and the imposition or modification of foreign exchange controls or other conditions by either the United States or non-U.S. governments. These risks generally are influenced by factors over which we have no control, such as economic and political events and the supply of and demand for the relevant currencies in the global markets.

Currency exchange rates. Exchange rates between the U.S. dollar and other currencies have been highly volatile. This volatility may continue and could spread to other currencies in the future. Fluctuations in currency exchange rates could affect adversely an investment in the Non-U.S. Dollar-Denominated Securities. Depreciation of the specified currency against the U.S. dollar could result in a decrease in the U.S. dollar-equivalent value of payments on the Non-U.S. Dollar-Denominated Securities. That in turn could cause the market value of the Non-U.S. Dollar-Denominated Securities to fall.

Changes in currency exchange rates. Except as described below, we generally will not make any adjustment in or change to the terms of the Non-U.S. Dollar-Denominated Securities for changes in the exchange rate for the specified currency, including any devaluation, revaluation, or imposition of exchange or other regulatory controls or taxes, or for other developments affecting the specified currency, the U.S. dollar, or any other currency. Consequently, you will bear the risk that your investment may be affected adversely by these types of events.

Government policy. Currency exchange rates either can float or be fixed by sovereign governments. Governments or governmental bodies, including the European Central Bank, may intervene in their economies to alter the exchange rate or exchange characteristics of their currencies. For example, a central bank may intervene to devalue or revalue a currency or to replace an existing currency. In addition, a government may impose regulatory controls or taxes to affect the exchange rate of its currency. As a result, the yield or payout of a Non-U.S. Dollar-

Denominated Security could be affected significantly and unpredictably by governmental actions. Changes in exchange rates could affect the value of the Non-U.S. Dollar-Denominated Securities as participants in the global currency markets move to buy or sell the specified currency or U.S. dollars in reaction to these developments.

If a governmental authority imposes exchange controls or other conditions, such as taxes on the transfer of the specified currency, there may be limited availability of the specified currency for payment on the Non-U.S. Dollar-Denominated Securities at their maturity or on any other payment date. In addition, the ability of a holder to move currency freely out of the country in which payment in the currency is received or to convert the currency at a freely determined market rate could be limited by governmental actions.

Payments in U.S. dollars. The terms of any Non-U.S. Dollar-Denominated Securities may provide that we may have the right to make a payment in U.S. dollars instead of the specified currency, if at or about the time when the payment on the Non-U.S. Dollar-Denominated Securities comes due, the specified currency is subject to convertibility, transferability, market disruption, or other conditions affecting its availability because of circumstances beyond our control. These circumstances could include the imposition of exchange controls or our inability to obtain the specified currency because of a disruption in the currency markets for the specified currency. The exchange rate used to make payment in U.S. dollars may be based on limited information and would involve significant discretion on the part of our exchange rate agent. As a result, the value of the payment in U.S. dollars may be less than the value of the payment you would have received in the specified currency if the specified currency had been available.

Court judgments. Any Non-U.S. Dollar-Denominated Securities typically will be governed by New York law. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on the Non-U.S. Dollar-Denominated Debt Securities would be required to render the judgment in the specified currency. In turn, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on the Non-U.S. Dollar-Denominated Securities, you would bear currency exchange risk until judgment is entered, which could be a long time.

In courts outside of New York, you may not be able to obtain judgment in a specified currency other than U.S. dollars. For example, a judgment for money in an action based on Non-U.S. Dollar-Denominated Securities in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of the specified currency into U.S. dollars will depend on various factors, including which court renders the judgment.

Other Risks

Possible Illiquidity of the Secondary Market. We may not list our securities on any securities exchange. We cannot predict how these securities will trade in the secondary market or whether that market will be liquid or illiquid. The number of potential buyers of our securities in any secondary market may be limited. Although any underwriters or agents may purchase and sell our securities in the secondary market from time to time, these underwriters or agents will not be obligated to do so and may discontinue making a market for the securities at any time without giving us notice. We cannot assure you that a secondary market for any of our securities will develop, or that if one develops, it will be maintained.

Redemption. The terms of our securities may permit or require redemption of the securities prior to maturity. That redemption may occur at a time when prevailing interest rates are relatively low. As a result, in the case of debt or similar securities, a holder of the redeemed securities may not be able to invest the redemption proceeds in a new investment that yields a similar return.

Usury Laws. New York law will govern the debt securities offered by this prospectus. New York usury laws limit the amount of interest that can be charged and paid on loans, including the debt securities. Under current New York law, the maximum permissible rate of interest is 25% per year on a simple interest basis. This limit may not apply to debt securities in which $2,500,000 or more has been invested. While we believe that a U.S. federal or state court sitting outside New York may give effect to New York law, many other states also have laws that regulate the amount of interest that may be charged to and paid by a borrower. We do not intend to claim the benefits of any laws concerning usurious rates of interest.

Credit Ratings. Our credit ratings are an assessment of our ability to pay our obligations. Consequently, real or anticipated changes in our credit ratings may affect the trading value of our securities. However, because the return on our securities generally depends upon factors in addition to our ability to pay our obligations, an improvement in these credit ratings will not reduce the other investment risks, if any, related to our securities.

Holding Company. We are a holding company, and therefore we are a separate and distinct legal entity from our banking and nonbanking subsidiaries. We therefore depend on dividends, distributions, and other payments from our banking and nonbanking subsidiaries to fund dividend payments on our capital stock and to fund all payments on our other obligations, including our debt obligations. Many of our subsidiaries are subject to laws that authorize regulatory bodies to block or reduce the flow of funds from those subsidiaries to us. Regulatory action of that kind could impede access to funds we need to make payments on our obligations or dividend payments. In addition, because we are a holding company, our right to participate in a distribution of assets upon a subsidiary’s liquidation or reorganization is subject to the prior claims of the subsidiary’s creditors. Therefore, claims of holders of our securities generally will have a junior position to claims of creditors of our subsidiaries, including, in the case of our banking subsidiaries, their depositors.

BANK OF AMERICA CORPORATION

General

Bank of America Corporation is a Delaware corporation, a bank holding company, and a financial holding company. Bank of America Corporation was incorporated in 1998 as part of the merger of BankAmerica Corporation with NationsBank Corporation.

Business Segment Information

We provide a diversified range of banking and nonbanking financial services and products in 30 states, the District of Columbia, and 44 foreign countries. We have historically provided these services and products through four business segments: (1) Global Consumer and Small Business Banking, (2) Global Business and Financial Services, (3) Global Capital Markets and Investment Banking, and (4) Global Wealth and Investment Management. During the third quarter of 2005, we announced the future combination of Global Business and Financial Services and Global Capital Markets and Investment Banking that became effective on January 1, 2006. This combined segment is called Global Corporate and Investment Banking.

Regulatory Considerations

As a financial holding company and a bank holding company, we are supervised and regulated by The Board of Governors of the Federal Reserve System, or the “Federal Reserve Board.” In addition, our banking and securities subsidiaries are supervised and regulated by various federal and state banking and securities regulatory authorities, including the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, or the “FDIC,” and the SEC. For a discussion of the material elements of the extensive regulatory framework applicable to financial holding companies, bank holding companies, and banks, as well as specific information about us and our subsidiaries, please refer to the section “Government Supervision and Regulation” under the caption “Item 1. Business” in our annual report on Form 10-K for the fiscal year ended December 31, 2005, and any subsequent reports that we file with the SEC, which are incorporated by reference in this prospectus. See “Where You Can Find More Information” below for information on how to obtain a copy of our annual report and any subsequent reports. This regulatory framework is intended primarily for the protection of depositors and the federal deposit insurance funds and not for the protection of security holders and creditors.

According to Federal Reserve Board policy, bank holding companies are expected to act as a source of financial strength to each subsidiary bank and to commit resources to support each such subsidiary. This support may be required at times when a bank holding company may not be able to provide such support. Similarly, under the cross-guarantee provisions of the Federal Deposit Insurance Act, in the event of a loss suffered or anticipated by the FDIC — either as a result of default of a banking subsidiary or related to FDIC assistance provided to a subsidiary in danger of default — the other banking subsidiaries may be assessed for the FDIC’s loss, subject to certain exceptions.

Acquisitions and Sales

As part of our operations, we regularly evaluate the potential acquisition of, and hold discussions with, various financial institutions and other businesses of a type eligible for financial holding company ownership or control. In addition, we regularly analyze the values of, and submit bids for, the acquisition of customer-based funds and other liabilities and assets of such financial institutions and other businesses. We also regularly consider the potential disposition of certain of our assets, branches, subsidiaries, or lines of businesses. As a general rule, we publicly announce any material acquisitions or dispositions when a definitive agreement has been reached.

USE OF PROCEEDS

Unless we describe a different use in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities for general corporate purposes. General corporate purposes include:

•	our working capital needs;

•	investments in, or extensions of credit to, our banking and nonbanking subsidiaries;

•	the possible acquisitions of other financial institutions or their assets;

•	the possible acquisitions of, or investments in, other businesses of a type we are permitted to acquire under applicable law;

•	the possible reduction of our outstanding indebtedness; and

•	the possible repurchase of our outstanding equity securities.

Until we designate the use of these net proceeds, we will invest them temporarily. From time to time, we may engage in additional financings as we determine appropriate based on our needs and prevailing market conditions. These additional financings may include the sale of other securities.

DESCRIPTION OF DEBT SECURITIES

General

We may issue senior or subordinated debt securities. Neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. As a result, by owning a debt security, you are one of our unsecured creditors.

The senior debt securities will constitute part of our senior debt, will be issued under our senior debt indenture described below, and will rank on a parity with all of our other unsecured and unsubordinated debt.

The subordinated debt securities will constitute part of our subordinated debt, will be issued under our subordinated debt indenture described below, and will be subordinated in right of payment to all of our “senior indebtedness,” as defined in the subordinated debt indenture. Neither the senior debt indenture nor the subordinated debt indenture limits our ability to incur additional “senior indebtedness.”

The Indentures

The senior debt securities and the subordinated debt securities each are governed by a document called an indenture, which is a contract between us and the applicable trustee. Senior debt securities will be issued under the Indenture dated as of January 1, 1995 (as supplemented, the “Senior Indenture”) between us and The Bank of New York, as successor trustee, and subordinated debt securities will be issued under the Indenture dated as of January 1, 1995 (as supplemented, the “Subordinated Indenture”) between us and The Bank of New York, as trustee. The indentures are substantially identical, except for:

•	the covenant described below under “— Sale or Issuance of Capital Stock of Banks,” which is included only in the Senior Indenture;

•	the provisions relating to subordination described below under “— Subordination,” which are included only in the Subordinated Indenture; and

•	the events of default described below under “— Defaults and Rights of Acceleration,” many of which are not included in the Subordinated Indenture.

In this prospectus, when we refer to “debt securities,” we mean both our senior debt securities and our subordinated debt securities, and when we refer to the “indenture” or the “trustee” with respect to any debt securities, we mean the indenture under which those debt securities are issued and the trustee under that indenture.

The trustee under each indenture has two principal functions:

•	First, the trustee can enforce your rights against us if we default. However, there are limitations on the extent to which the trustee may act on your behalf, which we describe below under “— Collection of Indebtedness.”

•	Second, the trustee performs administrative duties for us, including the delivery of interest payments and notices.

Neither indenture limits the aggregate amount of debt securities that we may issue or the number of series or the aggregate amount of any particular series. The indentures and the debt securities also do not limit our ability to incur other indebtedness or to issue other securities. This means that we may issue additional debt securities and other securities at any time without your consent and without notifying you. In addition, neither indenture contains provisions protecting holders against a decline in our credit quality resulting from takeovers, recapitalizations, the incurrence of additional indebtedness, or restructuring. If our credit quality declines as a result of an event of this type, or otherwise, any ratings of our debt securities then outstanding may be withdrawn or downgraded.

This section is a summary of the indentures and is subject to and qualified in its entirety by reference to all the provisions of the indentures. We have filed the indentures with the SEC as exhibits to our registration statement, and they are incorporated in this prospectus by reference. See “Where You Can Find More Information” below for information on how to obtain copies of the indentures. Whenever we refer to the defined terms of the indentures in this prospectus or in a prospectus supplement without defining them, the terms have the meanings given to them in the indentures. You must look to the indentures for the most complete description of the information summarized in this prospectus.

Form and Denomination of Debt Securities

Unless we specify otherwise in the applicable prospectus supplement, we will issue each debt security in global, or book-entry, form. Debt securities in book-entry form will be represented by a global security registered in the name of a depository. Accordingly, the depository will be the holder of all the debt securities represented by the global security. Those who own beneficial interests in a global security will do so through participants in the depository’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. We describe the procedures applicable to book-entry securities below under the heading “Registration and Settlement.”

Unless we specify otherwise in the applicable prospectus supplement, we will issue our debt securities in fully registered form, without coupons. If we issue a debt security in bearer form, we will describe the special considerations applicable to bearer securities in the applicable prospectus supplement. Some of the features that we describe in this prospectus may not apply to the bearer securities.

Our debt securities may be denominated, and cash payments with respect to the debt securities may be made, in U.S. dollars or in another currency, or in a composite currency, a basket of currencies, or a currency unit or units. Unless we specify otherwise in the applicable prospectus supplement, the debt securities will be denominated, and cash payments with respect to the debt securities will be made, in U.S. dollars, and the debt securities ordinarily will be issued in denominations of $1,000 and multiples of $1,000 in excess of $1,000. If any of the debt securities are denominated, or if principal, any premium, interest, and any other amounts payable on any of the debt securities is payable, in a foreign currency, or in a composite currency, a basket of currencies, or a currency unit or units, the specified currency, as well as any additional investment considerations, risk factors, restrictions, tax consequences, specific terms, and other information relating to that issue of debt securities and the specified currency, composite currency, basket of currencies, or currency unit or units, may be described in the applicable prospectus supplement. We describe some of those investment considerations relating to securities denominated or payable in a currency other than U.S. dollars above under the heading “Risk Factors.”

Different Series of Debt Securities

We may issue our debt securities from time to time in one or more series with the same or different maturities. We also may “reopen” a series of our debt securities. This means that we can increase the principal amount of a series of our debt securities by selling additional debt securities with the same terms. We may do so without notice to the existing holders of securities of that series. However, any new securities of this kind may begin to bear interest at a different date.

This section of the prospectus summarizes the material terms of the debt securities that are common to all series. We will describe the financial and other specific terms of the series of debt securities being offered in the applicable prospectus supplement. The prospectus supplement also may describe any differences from the material terms described in this prospectus. If there are any differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control.

The terms of your series of debt securities as described in the applicable prospectus supplement may include the following:

•	the title and type of the debt securities;

•	the principal amount of the debt securities;

•	the minimum denominations, if other than $1,000 and multiples of $1,000 in excess of $1,000;

•	the percentage of the stated principal amount at which the debt securities will be sold and, if applicable, the method of determining the price;

•	the person to whom interest is payable, if other than the owner of the debt securities;

•	the maturity date or dates;

•	the interest rate or rates, which may be fixed or variable, and the method used to calculate that interest;

•	any index used to determine the amounts of any payments on the debt securities and the manner in which those amounts will be determined;

•	the interest payment dates, the regular record dates for the interest payment dates, and the date interest will begin to accrue;

•	the place or places where payments on the debt securities may be made and the place or places where the debt securities may be presented for registration of transfer or exchange;

•	any date or dates after which the debt securities may be redeemed, repurchased, or repaid in whole or in part at our option or the option of the holder, and the periods, prices, terms, and conditions of that redemption, repurchase, or repayment;

•	if other than the full principal amount, the portion of the principal amount of the debt securities that will be payable if their maturity is accelerated;

•	the currency of principal, any premium, interest, and any other amounts payable on the debt securities, if other than U.S. dollars;

•	if the debt securities will be issued in other than book-entry form;

•	the identification of or method of selecting any interest rate calculation agents, exchange rate agents, or any other agents for the debt securities;

•	any provisions for the discharge of our obligations relating to the debt securities by the deposit of funds or U.S. government obligations;

•	any provisions relating to the extension or renewal of the maturity date of the debt securities;

•	whether the debt securities will be listed on any securities exchange; and

•	any other terms of the debt securities that are permitted under the applicable indenture.

Fixed-Rate Notes

General. We may issue debt securities that bear interest at one or more fixed rates of interest, as specified in the applicable prospectus supplement. We refer to these as “fixed-rate notes.” Unless we specify otherwise in the applicable prospectus supplement, each fixed-rate note will bear interest from its original issue date or from the most recent date to which interest on the note has been paid or made available for payment. Interest will accrue on the principal of a fixed-rate note at the fixed annual rate stated in the applicable prospectus supplement, until the principal is paid or made available for payment or the note is converted or exchanged.

Unless we specify otherwise in the applicable prospectus supplement, we will pay interest on any fixed-rate note quarterly, semi-annually, or annually, as applicable, in arrears, on the days set forth in the applicable prospectus supplement (each such day being an “interest payment date”) and at maturity. Each interest payment due on an interest payment date or the maturity date will include interest accrued from and including the most recent interest payment date to which interest has been paid, or, if no interest has been paid, from the original issue date, to but excluding the next interest payment date or the maturity date, as the case may be. Unless we specify otherwise in the applicable prospectus supplement, interest on fixed-rate notes will be computed and paid on the basis of a 360-day year consisting of twelve 30-day months. We will make payments on fixed-rate notes as described below under the heading “— Payment of Principal, Interest, and Other Amounts Due.”

Amortizing Notes. We also may issue amortizing notes, which are fixed-rate notes for which combined principal and interest payments are made in installments over the life of the debt security. Payments on amortizing notes are applied first to interest due and then to the reduction of the unpaid principal amount. The prospectus supplement for an amortizing note will include a table setting forth repayment information.

Floating-Rate Notes

General. We may issue debt securities that will bear interest at a floating rate of interest determined by reference to one or more interest rate bases, or by reference to one or more interest rate formulae, referred to as the “base rate.” We refer to these debt securities as “floating-rate notes.” The base rate may be one or more of the following:

•	the federal funds rate, in which case the debt security will be a “federal funds rate note;”

•	the London interbank offered rate, in which case the debt security will be a “LIBOR note;”

•	the euro interbank offered rate, in which case the debt security will be a “EURIBOR note;”

•	the prime rate, in which case the debt security will be a “prime rate note;”

•	the treasury rate, in which case the debt security will be a “treasury rate note;” or

•	any other interest rate formula as may be specified in the applicable prospectus supplement.

The interest rate for a floating-rate note will be determined by reference to:

•	the specified base rate based on the index maturity;

•	plus or minus the spread, if any; and/or

•	multiplied by the spread multiplier, if any.

For any floating-rate note, the “index maturity” is the period to maturity of the instrument for which the interest rate basis is calculated and will be specified in the applicable prospectus supplement. The “spread” is the number of basis points we specify on the floating-rate note to be added to or subtracted from the base rate. The “spread multiplier” is the percentage we may specify on the floating-rate note by which the base rate is multiplied in order to calculate the applicable interest rate.

A floating-rate note also may be subject to:

•	a maximum interest rate limit, or ceiling, on the interest that may accrue during any interest period;

•	a minimum interest rate limit, or floor, on the interest that may accrue during any interest period; or

•	both.

Unless we specify otherwise in the applicable prospectus supplement, each floating-rate note will bear interest from its original issue date or from the most recent date to which interest on the note has been paid or made available for payment. Interest will accrue on the principal of a floating-rate note at the annual rate determined according to the interest rate formula stated in the applicable prospectus supplement, until the principal is paid or made available for payment. Unless we specify otherwise in the applicable prospectus supplement, we will pay interest on any floating-rate note monthly, quarterly, semi-annually, or annually, as applicable, in arrears, on the days set forth in the applicable prospectus supplement. Unless we specify otherwise in the applicable prospectus supplement, each interest payment due on an interest payment date or the maturity date will include interest accrued from and including the most recent interest payment date to which interest has been paid, or, if no interest has been paid, from the original issue date, to but excluding the next interest payment date or the maturity date, as the case may be. We will make payments on floating-rate notes as described below under the heading “— Payment of Principal, Interest, and Other Amounts Due.”

How Interest Is Reset. The interest rate in effect from the date of issue to the first interest reset date for a floating-rate note will be the initial interest rate determined as described in the applicable prospectus supplement. The interest rate of each floating-rate note may be reset daily, weekly, monthly, quarterly, semi-annually, or annually, as we specify in the applicable prospectus supplement. We refer to the period during which an interest rate is effective as an “interest period,” and the first day of each interest period as the “interest reset date.”

The “interest determination date” for any interest reset date is the day the calculation agent will refer to when determining the new interest rate at which a floating rate will reset. Unless we specify otherwise in the applicable prospectus supplement, the interest determination date for an interest reset date will be:

•	for a federal funds rate note or a prime rate note, the business day immediately preceding the interest reset date;

•	for a LIBOR note, the second London Banking Day (as defined below) preceding the interest reset date unless the index currency is pounds sterling, in which case the interest determination date will be the interest reset date;

•	for a EURIBOR note, the second TARGET Settlement Date (as defined below) preceding the interest reset date;

•	for a treasury rate note, the day of the week in which the interest reset date falls on which Treasury bills (as described below) of the applicable index maturity would normally be auctioned; and

•	for a floating-rate note with two or more base rates, the interest determination date will be the most recent business day that is at least two business days prior to the applicable interest reset date on which each applicable base rate is determinable.

Treasury bills usually are sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction usually is held on the following Tuesday, except that the auction may be held on the preceding Friday. If, as a result of a legal holiday, an auction is held on the preceding Friday, that preceding Friday will be the interest determination date pertaining to the interest reset date occurring in the next succeeding week. The treasury rate will be determined as of that date, and the applicable interest rate will take effect on the applicable interest reset date.

We will specify the interest reset dates in the applicable prospectus supplement. If any interest reset date for any floating-rate note falls on a day that is not a business day for the floating-rate note, the interest reset date for the floating-rate note will be postponed to the next day that is a business day for the floating-rate note. However, unless we specify otherwise in the applicable prospectus supplement, in the case of a LIBOR note or a EURIBOR note, if the next business day is in the next succeeding calendar month, the interest reset date will be the immediately preceding business day.

Calculation of Interest. Calculations relating to floating-rate notes will be made by the calculation agent, which will be an institution that we appoint as our agent for this purpose. The calculation agent may be one of our affiliates, including Banc of America Securities LLC or Bank of America, N.A, and may also be The Bank of New York. We will identify in the applicable prospectus supplement the calculation agent we have appointed for a particular series of debt securities as of its original issue date. We may appoint different calculation agents from time to time after the original issue date of a floating-rate note without your consent and without notifying you of the change. Absent manifest error, all determinations of the calculation agent will be final and binding on you, the trustee, and us.

For each floating-rate note, the calculation agent will determine, on the corresponding calculation or interest determination date, the interest rate for the applicable interest period. In addition, the calculation agent will calculate the amount of interest that has accrued during each interest period. Unless we specify otherwise in the applicable prospectus supplement, the calculation date for any interest determination date will be the date by which the calculation agent computes the amount of interest owed on a floating-rate note for the related interest period. Unless we specify otherwise in the applicable prospectus supplement, the calculation date pertaining to an interest determination date will be the earlier of:

•	the tenth calendar day after that interest determination date or, if that day is not a business day, the next succeeding business day; or

•	the business day immediately preceding the applicable interest payment date, the maturity date, or the date of redemption or prepayment, as the case may be.

Accrued interest on a floating-rate note is calculated by multiplying the principal amount of a note by an accrued interest factor. This accrued interest factor is the sum of the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless we specify otherwise in the applicable prospectus supplement, the accrued interest factor will be computed and interest will be paid (including payments for partial periods) as follows:

•	for federal funds rate notes, LIBOR notes, EURIBOR notes, prime rate notes, or any other floating-rate notes other than treasury rate notes, the daily interest factor will be computed by dividing the interest rate in effect on that day by 360; and

•	for treasury rate notes, the daily interest factor will be computed by dividing the interest rate in effect on that day by 365 or 366, as applicable.

All amounts used in or resulting from any calculation on floating-rate notes will be rounded to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward. Unless we specify otherwise in the applicable prospectus supplement, all percentages resulting from any calculation with respect to a floating-rate note will be rounded, if necessary, to the nearest one hundred-

thousandth of a percent, with five one-millionths of a percentage point rounded upwards, e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655).

In determining the base rate that applies to a floating-rate note during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in the descriptions of the base rates below and/or in the applicable prospectus supplement. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer, or agent participating in the distribution of the relevant floating-rate notes and its affiliates, and they may include our affiliates.

At the request of the holder of any floating-rate note, the calculation agent will provide the interest rate then in effect for that floating-rate note and, if already determined, the interest rate that is to take effect on the next interest reset date.

LIBOR Notes. Each LIBOR note will bear interest at the LIBOR base rate, adjusted by any spread or spread multiplier, as specified in the applicable prospectus supplement. The LIBOR base rate will be the London interbank offered rate for deposits in U.S. dollars or any index currency, as specified in the applicable prospectus supplement.

The calculation agent will determine LIBOR on each interest determination date as follows:

•	If “LIBOR Telerate” is specified in the applicable prospectus supplement, LIBOR will be the rate for deposits in the relevant index currency having the index maturity described in the applicable prospectus supplement, commencing on the related interest reset date, as the rate appears on the designated LIBOR page in the applicable prospectus supplement as of 11:00 A.M., London time, on that interest determination date.

•	If “LIBOR Reuters” is specified in the applicable prospectus supplement, LIBOR will be the arithmetic mean of the offered rates for deposits in the relevant index currency having the index maturity described in the applicable prospectus supplement, commencing on the related interest reset date, as the rates appear on the designated LIBOR page in the applicable prospectus supplement as of 11:00 A.M., London time, on that interest determination date, if at least two offered rates appear on the designated LIBOR page, except that, if the designated LIBOR page only provides for a single rate, that single rate will be used.

If the applicable prospectus supplement does not specify “LIBOR Telerate” or “LIBOR Reuters,” the LIBOR rate will be LIBOR Telerate.

If “LIBOR Telerate” applies and the rate described above does not appear on that page, or if “LIBOR Reuters” applies and fewer than two of the rates described above appears on that page or no rate appears on any page on which only one rate normally appears, then the calculation agent will determine LIBOR as follows:

•	The calculation agent will select four major banks in the London interbank market, after consultation with us. On the interest determination date, those four banks will be requested to provide their offered quotations for deposits in the relevant index currency having an index maturity specified in the applicable prospectus supplement commencing on the interest reset date to prime banks in the London interbank market at approximately 11:00 A.M., London time.

•	If at least two quotations are provided, the calculation agent will determine LIBOR as the arithmetic mean of those quotations.

•	If fewer than two quotations are provided, the calculation agent will select, after consultation with us, three major banks in New York City. On the interest determination date, those three banks will be requested to provide their offered quotations for loans in the relevant index currency having an index maturity specified in the applicable prospectus supplement commencing on the interest reset date to leading European banks at approximately 11:00 A.M., New York time. The calculation agent will determine LIBOR as the arithmetic mean of those quotations.

•	If fewer than three New York City banks selected by the calculation agent are quoting rates, LIBOR for that interest period will remain LIBOR then in effect on the interest determination date.

EURIBOR Notes. Each EURIBOR note will bear interest at the EURIBOR base rate, adjusted by any spread or spread multiplier, as specified in the applicable prospectus supplement.

EURIBOR means, for any interest determination date, the rate for deposits in euro as sponsored, calculated, and published jointly by the European Banking Federation and ACI — The Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing those rates, having the index maturity specified in the applicable prospectus supplement, as that rate appears on the display on Moneyline Telerate, or any successor service, on page 248 or any other page as may replace page 248 (“Telerate Page 248”), as of 11:00 A.M., Brussels time.

The following procedures will be followed if EURIBOR cannot be determined as described above:

•	If no offered rate appears on MoneyLine Telerate Page 248 on an interest determination date at approximately 11:00 A.M., Brussels time, then the calculation agent, after consultation with us, will select four major banks in the Euro-zone interbank market to provide a quotation of the rate at which deposits in euro having the index maturity specified in the applicable prospectus supplement are offered to prime banks in the Euro-zone interbank market, and in a principal amount not less than the equivalent of €1,000,000, that is representative of a single transaction in euro in that market at that time. If at least two quotations are provided, EURIBOR will be the arithmetic average of those quotations.

•	If fewer than two quotations are provided, then the calculation agent, after consultation with us, will select four major banks in the Euro-zone interbank market to provide a quotation of the rate offered by them, at approximately 11:00 A.M., Brussels time, on the interest determination date, for loans in euro to prime banks in the Euro-zone interbank market for a period of time equivalent to the index maturity specified in the applicable prospectus supplement commencing on that interest reset date and in a principal amount not less than the equivalent of €1,000,000, that is representative of a single transaction in euro in that market at that time. If at least three quotations are provided, EURIBOR will be the arithmetic average of those quotations.

•	If three quotations are not provided, EURIBOR for that interest determination date will be equal to EURIBOR for the immediately preceding interest period.

“Euro-zone” means the region comprising member states of the European Union that have adopted the euro as their single currency.

Treasury Rate Notes. Each treasury rate note will bear interest at the treasury rate, adjusted by any spread or spread multiplier, as specified in the applicable prospectus supplement.

The “treasury rate” for any interest determination date is the rate set at the auction of direct obligations of the United States (“Treasury bills”) having the index maturity described in the applicable prospectus supplement, as specified under the caption “Investment Rate” on the display on Moneyline Telerate, or any successor service, on page 56 or any other page as may replace page 56, or page 57 or any other page as may replace page 57.

The following procedures will be followed if the treasury rate cannot be determined as described above:

•	If the rate is not displayed on Moneyline Telerate by 3:00 P.M., New York City time, on the related calculation date, the treasury rate will be the rate of Treasury bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High.”

•	If the alternative rate described in the paragraph immediately above is not published by 3:00 P.M., New York City time, on the related calculation date, the treasury rate will be the bond equivalent yield, as defined below, of the auction rate of the applicable Treasury bills as announced by the U.S. Department of the Treasury.

•	If the alternative rate described in the paragraph immediately above is not announced by the U.S. Department of the Treasury, or if the auction is not held, the treasury rate will be the bond equivalent yield of the rate on the particular interest determination date of the applicable Treasury bills as published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills/Secondary Market.”

•	If the alternative rate described in the paragraph immediately above is not published by 3:00 P.M., New York City time, on the related calculation date, the treasury rate will be the rate on the particular interest determination date of the applicable Treasury bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market.”

•	If the alternative rate described in the paragraph immediately above is not published by 3:00 P.M., New York City time, on the related calculation date, the treasury rate will be the rate on the particular interest determination date calculated by the calculation agent as the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on that interest determination date, of three primary U.S. government securities dealers, selected by the calculation agent, after consultation with us, for the issue of Treasury bills with a remaining maturity closest to the particular index maturity.

•	If the dealers selected by the calculation agent are not quoting as described in the paragraph immediately above, the treasury rate will be the treasury rate in effect on the particular interest determination date.

The bond equivalent yield will be calculated using the following formula:

Bond equivalent yield =	D × N	× 100

360–(D × M)

where “D” refers to the applicable annual rate for Treasury bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable interest period.

“H.15(519)” means the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board.

“H.15 Daily Update” means the daily update of H.15(519), available through the website of the Federal Reserve Board at www.federalreserve.gov/releases/h15/update, or any successor site or publication.

Federal Funds Rate Notes. Each federal funds rate note will bear interest at the federal funds rate, adjusted by any spread or spread multiplier, as specified in the applicable prospectus supplement.

The “federal funds rate” for any interest determination date is the rate on that date for U.S. dollar federal funds, as published in H.15(519) prior to 3:00 P.M., New York City time, on the related calculation date, under the heading “Federal Funds (Effective)” and displayed on Moneyline Telerate, or any successor service, on page 120 or any other page as may replace the specified page on that service (“Telerate Page 120”).

The following procedures will be followed if the federal funds rate cannot be determined as described above:

•	If the rate is not published in H.15(519) by 3:00 P.M., New York City time, on the related calculation date or does not appear on Telerate Page 120, the federal funds rate will be the rate on that interest determination date, as published in H.15 Daily Update, or any other recognized electronic source for the purposes of displaying the applicable rate, under the caption “Federal Funds (Effective).”

•	If the alternative rate described above is not published in H.15 Daily Update, or other recognized electronic source for the purposes of displaying the applicable rate, by 3:00 P.M., New York City time, on the related calculation date, then the calculation agent will determine the federal funds rate to be the average of the rates for the last transaction in overnight U.S. dollar federal funds quoted prior to 9:00 A.M., New York City time, on that interest determination date, by each of three leading brokers of U.S. dollar federal funds transactions in New York City, selected by the calculation agent, after consultation with us.

•	If fewer than three brokers selected by the calculation agent are quoting as described above, the federal funds rate will be the federal funds rate then in effect on that interest determination date.

Prime Rate Notes. Each prime rate note will bear interest at the prime rate, as adjusted by any spread or spread multiplier, as specified in the applicable prospectus supplement.

The “prime rate” for any interest determination date is the prime rate or base lending rate on that date, as published in H.15(519) prior to 3:00 P.M., New York City time, on the related calculation date, under the heading “Bank Prime Loan.”

The following procedures will be followed if the prime rate cannot be determined as described above:

•	If the rate is not published in H.15(519) by 3:00 P.M., New York City time, on the related calculation date, then the prime rate will be the rate as published in H.15 Daily Update, or any other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Bank Prime Loan.”

•	If the alternative rate described above is not published in H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the related calculation date, then the calculation agent will determine the prime rate to be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters screen US PRIME 1, as defined below, as that bank’s prime rate or base lending rate as in effect as of 11:00 A.M., New York City time, on that interest determination date.

•	If fewer than four rates appear on the Reuters screen US PRIME 1 for that interest determination date, by 3:00 P.M., New York City time, then the calculation agent will determine the prime rate to be the average of the prime rates or base lending rates furnished in New York City by three substitute banks or trust companies (all organized under the laws of the United States or any of its states and having total equity capital of at least $500,000,000) selected by the calculation agent, after consultation with us.

•	If the banks selected by the calculation agent are not quoting as described above, the prime rate will remain the prime rate then in effect on the interest determination date.

“Reuters screen US PRIME 1” means the display designated as page “US PRIME 1” on the Reuters Monitor Money Rates Service (or any other page as may replace the US PRIME 1 page on that service for the purpose of displaying prime rates or base lending rates of major U.S. banks).

Indexed Notes

We may issue debt securities that provide that the rate of return, including the principal, premium (if any), interest, or other amounts payable (if any), is determined by reference, either directly or indirectly, to the price or performance of one or more securities, currencies or composite currencies, commodities, interest rates, stock indices, or other indices or formulae, in each case as specified in the applicable prospectus supplement. We refer to these as “indexed notes.”

Holders of indexed notes may receive an amount at maturity that is greater than or less than the face amount of the notes, depending upon the formula used to determine the amount payable and the relative value at maturity of the reference asset or underlying obligation. The value of the applicable index will fluctuate over time.

An indexed note may provide either for cash settlement or for physical settlement by delivery of the indexed note or securities, or other securities of the types listed above. An indexed note also may provide that the form of settlement may be determined at our option or the holder’s option. Some indexed notes may be convertible, exercisable, or exchangeable prior to maturity, at our option or the holder’s option, for the related securities.

We will specify in the applicable prospectus supplement the method for determining the principal, premium (if any), interest, or other amounts payable (if any) in respect of particular indexed notes, as well as certain historical information with respect to the specified index or indexed items, specific risk factors relating to that particular type of indexed note, and tax considerations associated with an investment in the indexed notes.

The prospectus supplement for any particular indexed notes also will identify the calculation agent that will calculate the amounts payable with respect to the indexed note. The calculation agent may be one of our affiliates, including Banc of America Securities LLC or Bank of America, N.A. We may appoint different calculation agents from time to time after the original issue date of an indexed note without your consent and without notifying you of the change. Absent manifest error, all determinations of the calculation agent will be final and binding on you, the trustee, and us. Upon request of the holder of an indexed note, the calculation agent will provide, if applicable, information relating to the current principal, premium (if any), rate of interest, interest payable, or other amounts payable (if any) in connection with the indexed note.

We also may offer “indexed amortizing notes,” the rate of amortization and final maturity of which are subject to periodic adjustment based upon the degree to which an objective base or index rate such as LIBOR, called a “reference rate,” coincides with a specified “target rate.” Indexed amortizing notes may provide for adjustment of the amortization rate either on every interest payment date, or only on interest payment dates that occur after a specified “lockout date.” Each indexed amortizing note will include an amortization table, specifying the rate at which the principal of the note is to be amortized following any applicable interest payment date, based upon the difference between the reference rate and the target rate. The specific terms of, and any additional considerations relating to, indexed amortizing notes will be set forth in the applicable prospectus supplement.

Floating-Rate/Fixed-Rate/Indexed Notes

We may issue a debt security with elements of each of the fixed-rate, floating-rate, and indexed notes described above. For example, a debt security may bear interest at a fixed rate for some periods and at a floating rate in others. Similarly, a debt security may provide for a payment of principal at maturity linked to an index and also may bear interest at a fixed or floating rate. We will describe the determination of interest for any of these debt securities in the applicable prospectus supplement.

Original Issue Discount Notes

A fixed-rate note, a floating-rate note, or an indexed note may be an original issue discount note. Original issue discount notes are debt securities that are issued at a price lower than their stated principal amount or lower than their minimum guaranteed repayment amount at maturity. Original issue discount notes may bear no interest (“zero coupon rate notes”) or may bear interest at a rate that is below market rates at the time of issuance. Upon an acceleration of the maturity of an original issue discount note, the amount of interest payable will be determined in accordance with the terms of the note, as described in the applicable prospectus supplement. That amount normally is less than the amount payable at the maturity date. A note issued at a discount to its principal may, for U.S. federal income tax purposes, be considered an original issue discount note, regardless of the amount payable upon redemption or acceleration of maturity. See “U.S. Federal Income Tax Considerations — Taxation of Debt Securities” below for a summary of the U.S. federal income tax consequences of owning an original issue discount note.

Payment of Principal, Interest, and Other Amounts Due

Paying Agents. We may appoint one or more financial institutions to act as our paying agents. Unless we specify otherwise in the applicable prospectus supplement, the trustee will act as our sole paying agent, security registrar, and transfer agent with respect to the debt securities through the trustee’s office. That office is currently located at 101 Barclay Street, New York, New York 10286. In addition, in the case of some of our debt securities, such as debt securities denominated in euro, that office is expected to be 48th Floor, One Canada Square, London, E14 5AL. At any time, we may rescind the designation of a paying agent, appoint a successor paying agent, or approve a change in the office through which any successor paying agent acts in accordance with the applicable indenture. In addition, we may decide to act as our own paying agent with respect to some or all of the debt securities, and the paying agent may resign.

Payments to Holders and Record Dates for Interest. We refer to each date on which interest is payable on a debt security as an “interest payment date.” Unless we specify otherwise in the applicable prospectus supplement, the provisions described in this section will apply to payments on the debt securities.

Interest payments on the debt securities will be made on each interest payment date applicable to, and at the maturity date of, the debt securities. Interest payable at any interest payment date other than the maturity date will be paid to the registered holder of the debt security on the regular record date for that interest payment date, as described below. However, unless we specify otherwise in the applicable prospectus supplement, the initial interest payment on a debt security issued between a regular record date and the interest payment date immediately following the regular record date will be made on the second interest payment date following the original issue date to the holder of record on the regular record date preceding the second interest payment date. The principal and interest payable at maturity will be paid to the holder of the debt security at the close of business on the maturity date.

Unless we specify otherwise in the applicable prospectus supplement, the record date for any interest payment for a debt security in book-entry only form generally will be the business day prior to the payment date. If the debt security is in a form that is other than book-entry only, and unless we specify otherwise in the applicable prospectus supplement, the regular record date for an interest payment date will be the last day of the calendar month preceding the interest payment date or the fifteenth day of the calendar month in which the interest payment date occurs, as specified in the prospectus supplement, whether or not that date is a business day.

Unless we specify otherwise in the applicable prospectus supplement, if any interest payment date or the maturity date of a debt security falls on a day that is not a business day, we will make the required payment on the next business day, and no additional interest will accrue in respect of the payment made on the next business day. However, unless we specify otherwise in the applicable prospectus supplement, for LIBOR notes or EURIBOR notes, if an interest payment date falls on a date that is not a business day, and the next business day is in the next calendar month, the interest payment date will be the immediately preceding business day.

Unless we specify otherwise in the applicable prospectus supplement, the term “business day” means, for any debt security, a day that meets all the following applicable requirements:

•	for all debt securities, is any weekday that is not a legal holiday in New York, New York, Charlotte, North Carolina, or any other place of payment of the debt security, and is not a date on which banking institutions in those cities are authorized or required by law or regulation to be closed;

•	for any LIBOR note, also is a day on which commercial banks are open for business (including dealings in the index currency specified in the applicable prospectus supplement) in London, England (a “London Banking Day”);

•	for any debt security denominated in euro or any EURIBOR note, also is a day on which the TransEuropean Automated Real-Time Gross Settlement Express Transfer, or “TARGET,” System or any successor is operating (a “TARGET Settlement Date”); and

•	for any debt security that has a specified currency other than U.S. dollars or euro, also is not a day on which banking institutions generally are authorized or obligated by law, regulation, or executive order to close in the principal financial center of the country of the specified currency.

For purposes of this determination, the “principal financial center” is:

•	the capital city of the country issuing the specified currency, except for U.S. dollars, Australian dollars, Canadian dollars, South African rand, and Swiss francs, for which the “principal financial center” is New York, Sydney and Melbourne, Toronto, Johannesburg, and Zurich, respectively; or

•	the capital city of the country to which the index currency relates, except for U.S. dollars, Australian dollars, Canadian dollars, South African rand, and Swiss francs, for which the “principal financial center” is New York, Sydney, Toronto, Johannesburg, and Zurich, respectively.

Payments Due in U.S. Dollars. Unless we specify otherwise in the applicable prospectus supplement, we will follow the practices described in this subsection when we pay amounts that are due in U.S. dollars.

We will make payments on debt securities in book-entry form in accordance with arrangements then in place between the paying agent and the depository or its nominee, as holder. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depository and its participants, as described below under the heading “Registration and Settlement.”

We will pay any interest on debt securities in certificated form on each interest payment date other than the maturity date by check mailed to holders of the debt securities on the applicable record date at the address appearing on our records. We will pay any principal, premium (if any), interest, and other amounts payable (if any) at the maturity date of a debt security in certificated form by wire transfer of immediately available funds upon surrender of the debt security at the corporate trust office of the applicable trustee or paying agent.

Book-entry and other indirect owners should contact their banks or brokers for information on how they will receive payments on their debt securities.

Payments Due in Other Currencies. Unless we specify otherwise in the applicable prospectus supplement, we will follow the practices described in this subsection when we pay amounts that are due in a currency other than U.S. dollars. Unless we specify otherwise in the applicable prospectus supplement, holders are not entitled to receive payments in U.S. dollars of an amount due in another currency, either on a global debt security or a debt security in certificated form.

We will make payments on Non-U.S. Dollar Denominated Debt Securities in book-entry form in the applicable specified currency in accordance with arrangements then in place between the paying agent and the depository or its nominee, as holder. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depository and its participants, as described below under the heading “Registration and Settlement.”

We will pay any interest on Non-U.S. Dollar-Denominated Debt Securities in certificated form by check mailed to holders of the debt securities on the applicable record date at the address appearing on our records. We will pay any principal, premium (if any), interest, and other amounts payable (if any) at the maturity date of a Non-U.S. Dollar-Denominated Debt Security in certificated form by wire transfer of immediately available funds upon surrender of the debt security at the corporate trust office of the applicable trustee or paying agent.

If we issue a debt security in a specified currency other than U.S. dollars, unless we specify otherwise in the applicable prospectus supplement, we will appoint a financial institution to act as the exchange rate agent. The exchange rate agent will determine the applicable rate of exchange that would apply to a payment made in U.S. dollars, if the currency in which we otherwise would be required to make the applicable payment is not available. The exchange rate agent may be one of our affiliates, including Banc of America Securities Limited. We will identify in the applicable prospectus supplement the exchange rate agent that we have appointed for a particular debt security as of its original issue date. We may appoint different exchange rate agents from time to time after the original issue date of the debt security without your consent and without notifying you of the change. All determinations made by the exchange rate agent will be in its sole discretion unless we state in the applicable prospectus supplement that any determination requires our approval. Absent manifest error, those determinations will be final and binding on you and us.

Book-entry and other indirect owners of a debt security with a specified currency other than U.S. dollars should contact their banks or brokers for information about how to receive payments in the specified currency or in U.S. dollars.

No Sinking Fund

Unless we specify otherwise in the applicable prospectus supplement, our debt securities will not be entitled to the benefit of any sinking fund. This means that we will not deposit money on a regular basis into any separate custodial account to repay the debt securities.

Redemption

The applicable prospectus supplement will indicate whether we may redeem the debt securities prior to their maturity date. If we may redeem the debt securities prior to maturity, the applicable prospectus supplement will indicate the redemption price, the method for redemption, and the date or dates upon which we may redeem the debt securities. Unless we specify otherwise in the applicable prospectus supplement, we may redeem debt securities only on an interest payment date, and the redemption price will be 100% of the principal amount of the debt securities to be redeemed, plus any accrued and unpaid interest.

Unless we specify otherwise in the applicable prospectus supplement, we may exercise our right to redeem debt securities by giving notice to the trustee under the applicable indenture at least 10 business days but not more than 60 calendar days before the specified redemption date. The notice will take the form of a certificate signed by us specifying:

•	the date fixed for redemption;

•	the redemption price;

•	the CUSIP number of the debt securities to be redeemed;

•	the amount to be redeemed, if less than all of a series of debt securities is to be redeemed;

•	the place of payment for the debt securities to be redeemed; and

•	that on and after the date fixed for redemption, interest will cease to accrue on the debt securities to be redeemed.

So long as a depository is the record holder of the applicable debt securities to be redeemed, we will deliver any notice of our election to exercise our redemption right only to that depository.

Repayment

The applicable prospectus supplement will indicate whether the debt securities can be repaid at the holder’s option prior to their maturity date. If the debt securities may be repaid prior to maturity, the applicable prospectus supplement will indicate the applicable repayment price or prices, the procedures for repayment, and the date or dates on or after which the holder can request repayment.

Repurchase

We may purchase at any time and from time to time, through a subsidiary or affiliate of ours, outstanding debt securities by tender, in the open market, or by private agreement. We, or our affiliates, have the discretion to hold or resell any repurchased debt securities. We also have the discretion to cancel any repurchased debt securities.

Conversion

We may issue debt securities that are convertible into, or exercisable or exchangeable for, at either our option or the holder’s option, our preferred stock, depositary shares, common stock, or other debt securities, or debt or equity securities of one or more third parties. The applicable prospectus supplement will describe the terms of any conversion, exercise, or exchange features, including:

•	the periods during which conversion, exercise, or exchange, as applicable, may be elected;

•	the conversion, exercise, or exchange price payable and the number of shares or amount of our preferred stock, depositary shares, common stock, or other debt securities, or debt or equity securities of a third party, that may be issued upon conversion, exercise, or exchange, and any adjustment provisions; and

•	the procedures for electing conversion, exercise, or exchange, as applicable.

Exchange, Registration, and Transfer

Subject to the terms of the applicable indenture, debt securities of any series in certificated form may be exchanged at the option of the holder for other debt securities of the same series and of an equal aggregate principal amount and type in any authorized denominations.

Debt securities in certificated form may be presented for registration of transfer at the office of the security registrar or at the office of any transfer agent that we designate and maintain. The security registrar or the transfer agent will make the transfer or registration only if it is satisfied with the documents of title and identity of the person making the request. There will not be a service charge for any exchange or registration of transfer of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange. Unless we specify otherwise in the applicable prospectus supplement, The Bank of New York, 101 Barclay Street, New York, New York 10286, will be the authenticating agent, registrar, and transfer agent for the debt securities issued under the respective indentures. We may change the security registrar or the transfer agent or approve a change in the location through which any security registrar or transfer agent acts at any time, except that we will be required to maintain a security registrar and transfer agent in each place of payment for each series of debt securities. At any time, we may designate additional transfer agents for any series of debt securities.

We will not be required to (1) issue, exchange, or register the transfer of any debt security of any series to be redeemed for a period of 15 days before those debt securities were selected for redemption, or (2) exchange or register the transfer of any debt security that was selected, called, or is being called for redemption, except the unredeemed portion of any debt security being redeemed in part.

For a discussion of restrictions on the exchange, registration, and transfer of book-entry securities, see “Registration and Settlement” below.

Subordination

Our subordinated debt securities are subordinated in right of payment to all of our “senior indebtedness.” The Subordinated Indenture defines “senior indebtedness” as any indebtedness for money borrowed, including all of our indebtedness for borrowed and purchased money, all of our obligations arising from off-balance sheet guarantees and direct credit substitutes, and our obligations associated with derivative products such as interest and foreign exchange rate contracts and commodity contracts, that was outstanding on the date we executed the Subordinated Indenture, or was created, incurred, or assumed after that date, for which we are responsible or liable as obligor, guarantor, or otherwise, and all deferrals, renewals, extensions, and refundings of that indebtedness or obligations, other than the debt securities issued under the Subordinated Indenture or any other indebtedness that by its terms is subordinate in right of payment to any of our other indebtedness. Each prospectus supplement for a series of subordinated debt securities will indicate the aggregate amount of our senior indebtedness outstanding at that time and any limitation on the issuance of additional senior indebtedness.

If there is a default or event of default under any senior indebtedness that would allow acceleration of maturity of the senior indebtedness and that default or event of default is not remedied, and we and the trustee of the Subordinated Indenture receive notice of this default from the holders of at least 10% in principal amount of any kind or category of any senior indebtedness or if the trustee of the Subordinated Indenture receives notice from us, then we will not be able to make any principal, premium, interest, or other payments on the subordinated debt securities or repurchase our subordinated debt securities.

If any subordinated debt security is declared due and payable before the required date or upon a payment or distribution of our assets to creditors pursuant to a dissolution, winding up, liquidation, or reorganization, we are required to pay all principal, premium, interest, or other payments to holders of senior indebtedness before any holders of subordinated debt are paid. In addition, if any amounts previously were paid to the holders of subordinated debt or the trustee of the Subordinated Indenture, the holders of senior indebtedness will have first rights to the amounts previously paid.

Subject to the payment in full of all our senior indebtedness, the holders of our subordinated debt securities will be subrogated to the rights of the holders of our senior indebtedness to receive payments or distributions of our assets applicable to the senior indebtedness until our subordinated debt securities are paid in full. For purposes of this subrogation, the subordinated debt securities will be subrogated equally and ratably with all our other indebtedness that by its terms ranks on a parity with our subordinated debt securities and is entitled to like rights of subrogation.

Sale or Issuance of Capital Stock of Banks

The Senior Indenture prohibits the issuance, sale, or other disposition of capital stock, or securities convertible into or options, warrants, or rights to acquire capital stock, of any Principal Subsidiary Bank (as defined below) or of any subsidiary which owns shares of capital stock, or securities convertible into or options, warrants, or rights to acquire capital stock, of any Principal Subsidiary Bank, with the following exceptions:

•	sales of directors’ qualifying shares;

•	sales or other dispositions for fair market value, if, after giving effect to the disposition and to conversion of any shares or securities convertible into capital stock of a Principal Subsidiary Bank, we would own at least 80% of each class of the capital stock of that Principal Subsidiary Bank;

•	sales or other dispositions made in compliance with an order of a court or regulatory authority of competent jurisdiction;

•	any sale by a Principal Subsidiary Bank of additional shares of its capital stock, securities convertible into shares of its capital stock, or options, warrants, or rights to subscribe for or purchase shares of its capital stock, to its stockholders at any price, so long as before that sale we owned, directly or indirectly, securities of the same class and immediately after the sale, we owned, directly or indirectly, at least as great a percentage of each class of securities of the Principal Subsidiary Bank as we owned before the sale of additional securities; and

•	any issuance of shares of capital stock, or securities convertible into or options, warrants, or rights to subscribe for or purchase shares of capital stock, of a Principal Subsidiary Bank or any subsidiary which owns shares of capital stock, or securities convertible into or options, warrants, or rights to acquire capital stock, of any Principal Subsidiary Bank, to us or our wholly owned subsidiary.

A “Principal Subsidiary Bank” is defined in the Senior Indenture as any bank with total assets equal to more than 10% of our total consolidated assets. As of the date of this prospectus, Bank of America, N.A. is our only Principal Subsidiary Bank.

Limitation on Mergers and Sales of Assets

Each indenture generally permits a consolidation or merger between us and another entity. It also permits the sale or transfer by us of all or substantially all of our assets. These transactions are permitted if:

•	the resulting or acquiring entity, if other than us, is organized and existing under the laws of the United States or any state or the District of Columbia and expressly assumes all of our obligations under that indenture; and

•	immediately after the transaction, we (or any successor company) are not in default in the performance of any covenant or condition under that indenture.

Upon any consolidation, merger, sale, or transfer of this kind, the resulting or acquiring entity will be substituted for us in the applicable indenture with the same effect as if it had been an original party to that indenture. As a result, the successor entity may exercise our rights and powers under the indenture.

Waiver of Covenants

The holders of a majority in principal amount of the debt securities of all affected series then outstanding under the indenture may waive compliance with some of the covenants or conditions of that indenture.

Modification of the Indentures

We and the trustee may modify the applicable indenture and the rights of the holders of the debt securities with the consent of the holders of at least 66 2/3% of the aggregate principal amount of all series of debt securities under that indenture affected by the modification. However, no modification may extend the fixed maturity of, reduce the principal amount or redemption premium of, or reduce the rate of, or extend the time of payment of, interest on, any debt security without the consent of each holder affected by the modification. No modification may reduce the percentage of debt securities that is required to consent to modification of an indenture without the consent of all holders of the debt securities outstanding under that indenture.

In addition, we and the trustee may execute supplemental indentures in some circumstances without the consent of any holders of outstanding debt securities.

For purposes of determining the aggregate principal amount of the debt securities outstanding at any time in connection with any request, demand, authorization, direction, notice, consent, or waiver under the applicable indenture, (1) the principal amount of any debt security issued with original issue discount is that amount that would be due and payable at that time upon an event of default, and (2) the principal amount of a debt security denominated in a foreign currency or currency unit is the U.S. dollar equivalent on the date of original issuance of the debt security.

Meetings and Action by Securityholders

The trustee may call a meeting in its discretion, or upon request by us or the holders of at least 10% in principal amount of a series of outstanding debt securities, by giving notice. If a meeting of holders is duly held, any resolution raised or decision taken in accordance with the indenture will be binding on all holders of debt securities of that series.

Defaults and Rights of Acceleration

The Senior Indenture defines an event of default for a series of senior debt securities as any one of the following events:

•	our failure to pay principal or any premium when due on any securities of that series;

•	our failure to pay interest on any securities of that series, within 30 calendar days after the interest becomes due;

•	our breach of any of our other covenants contained in the senior debt securities of that series or in the Senior Indenture, that is not cured within 90 calendar days after written notice to us by the trustee of the Senior Indenture, or to us and the trustee of the Senior Indenture by the holders of at least 25% in principal amount of all senior debt securities then outstanding under the Senior Indenture and affected by the breach; and

•	specified events involving our bankruptcy, insolvency, or liquidation.

The Subordinated Indenture defines an event of default only as our bankruptcy under U.S. federal bankruptcy laws.

If an event of default occurs and is continuing, either the trustee or the holders of 25% in principal amount of the debt securities outstanding under the applicable indenture (or, in the case of an event of default under the Senior Indenture with respect to a series of senior debt securities, the holders of 25% in principal amount of the outstanding debt securities of all series affected) may declare the principal amount, or, if the debt securities are issued with original issue discount, a specified portion of the principal amount, of all debt securities (or the debt securities of all series affected, as the case may be) to be due and payable immediately. The holders of a majority in principal amount of the debt securities then outstanding (or of the series affected, as the case may be), in some circumstances, may annul the declaration of acceleration and waive past defaults.

Payment of principal of the subordinated debt securities may not be accelerated in the case of a default in the payment of principal, any premium, interest, or any other amounts or the performance of any of our other covenants.

Collection of Indebtedness

If we fail to pay the principal of (or, under the Senior Indenture, any premium on) any debt securities, or if we are over 30 calendar days late on an interest payment on the debt securities, the applicable trustee can demand that we pay to it, for the benefit of the holders of those debt securities, the amount which is due and payable on those debt securities, including any interest incurred because of our failure to make that payment. If we fail to pay the required amount on demand, the trustee may take appropriate action, including instituting judicial proceedings against us.

In addition, a holder of a debt security also may file suit to enforce our obligation to make payment of principal, any premium, interest, or other amounts due on that debt security regardless of the actions taken by the trustee.

The holders of a majority in principal amount of each series of the debt securities then outstanding under an indenture may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee under that indenture, but the trustee will be entitled to receive from the holders a reasonable indemnity against expenses and liabilities.

We are required periodically to file with the trustees a certificate stating that we are not in default under any of the terms of the indentures.

Payment of Additional Amounts

If we so specify in the applicable prospectus supplement, and subject to the exceptions and limitations set forth below, we will pay to the beneficial owner of any debt security that is a “non-U.S. person” additional amounts to ensure that every net payment on that debt security will not be less, due to the payment of U.S. withholding tax, than the amount then otherwise due and payable. For this purpose, a “net payment” on a debt security means a payment by us or any paying agent, including payment of principal and interest, after deduction for any present or future tax, assessment, or other governmental charge of the United States (other than a territory or possession). These additional amounts will constitute additional interest on the debt security. For this purpose, U.S. withholding tax means a withholding tax of the United States, other than a territory or possession.

However, notwithstanding our obligation, if so specified, to pay additional amounts, we will not be required to pay additional amounts in any of the circumstances described in items (1) through (13) below, unless we specify otherwise in the applicable prospectus supplement.

(1)	Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of the debt security:

•	having a relationship with the United States as a citizen, resident, or otherwise;

•	having had such a relationship in the past; or

•	being considered as having had such a relationship.

(2)	Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of the debt security:

•	being treated as present in or engaged in a trade or business in the United States;

•	being treated as having been present in or engaged in a trade or business in the United States in the past;

•	having or having had a permanent establishment in the United States; or

•	having or having had a qualified business unit which has the U.S. dollar as its functional currency.

(3)	Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of the debt security being or having been a:

•	personal holding company;

•	foreign personal holding company;

•	private foundation or other tax-exempt organization;

•	passive foreign investment company;

•	controlled foreign corporation; or

•	corporation which has accumulated earnings to avoid U.S. federal income tax.

(4)	Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of the debt security owning or having owned, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote.

(5)	Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of the debt security being a bank extending credit under a loan agreement entered into in the ordinary course of business.

For purposes of items (1) through (5) above, “beneficial owner” includes, without limitation, a holder and a fiduciary, settlor, partner, member, shareholder, or beneficiary of the holder if the holder is an estate, trust, partnership, limited liability company, corporation, or other entity, or a person holding a power over an estate or trust administered by a fiduciary holder.

(6)	Additional amounts will not be payable to any beneficial owner of a debt security that is:

•	A fiduciary;

•	A partnership;

•	A limited liability company;

•	Another fiscally transparent entity; or

•	Not the sole beneficial owner of the debt security, or any portion of the debt security.

However, this exception to the obligation to pay additional amounts will apply only to the extent that a beneficiary or settlor in relation to the fiduciary, or a beneficial owner, partner, or member of the partnership, limited liability company, or other fiscally transparent entity, would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner, partner, or member received directly its beneficial or distributive share of the payment.

(7)	Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the failure of the beneficial owner of the debt security or any other person to comply with applicable certification, identification, documentation, or other information reporting requirements. This exception to the obligation to pay additional amounts will apply only if compliance with such requirements is required as a precondition to exemption from such tax, assessment, or other governmental charge by statute or regulation of the United States or by an applicable income tax treaty to which the United States is a party.

(8)	Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is collected or imposed by any method other than by withholding from a payment on a debt security by us or any paying agent.

(9)	Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later.

(10)	Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld by reason of the presentation by the beneficial owner of a debt security for payment more than 30 days after the date on which such payment becomes due or is duly provided for, whichever occurs later.

(11)	Additional amounts will not be payable if a payment on a debt security is reduced as a result of any:

•	estate tax;

•	inheritance tax;

•	gift tax;

•	sales tax;

•	excise tax;

•	transfer tax;

•	wealth tax;

•	personal property tax; or

•	any similar tax, assessment, or other governmental charge.

(12)	Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge required to be withheld by any paying agent from a payment of principal or interest on the applicable security if such payment can be made without such withholding by any other paying agent.

(13)	Additional amounts will not be payable if a payment on a debt security is reduced as a result of any combination of items (1) through (12) above.

Except as specifically provided in this section, we will not be required to make any payment of any tax, assessment, or other governmental charge imposed by any government, political subdivision, or taxing authority of that government.

For purposes of determining whether the payment of additional amounts is required, the term “U.S. person” means any individual who is a citizen or resident of the United States; any corporation, partnership, or other entity created or organized in or under the laws of the United States; any estate if the income of such estate falls within the federal income tax jurisdiction of the United States regardless of the source of that income; and any trust if a U.S. court is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of the substantial decisions of the trust. Additionally, for this purpose, “non-U.S. person” means a person who is not a U.S. person, and “United States” means the United States of America, including each state of the United States and the District of Columbia, its territories, its possessions, and other areas within its jurisdiction.

Redemption for Tax Reasons

If we so specify in the applicable prospectus supplement, we may redeem the debt securities in whole, but not in part, at any time before maturity, after giving not less than 30 nor more than 60 calendar days’ notice to the trustee under the applicable indenture and to the holders of the debt securities, if we have or will become obligated to pay additional amounts, as described above under “— Payment of Additional Amounts,” as a result of any change in, or amendment to, the laws or regulations of the United States or any political subdivision or any authority of the United States having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the date of the applicable prospectus supplement for the issuance of those debt securities.

Before we publish any notice of redemption for tax reasons, we will deliver to the trustee under the indenture a certificate signed by our chief financial officer or a senior vice president stating that we are entitled to redeem the debt securities and that the conditions precedent to redemption have occurred.

Unless we specify otherwise in the applicable prospectus supplement, any debt securities redeemed for tax reasons will be redeemed at 100% of their principal amount together with interest accrued up to, but excluding, the redemption date.

Defeasance and Covenant Defeasance

If we so specify in the applicable prospectus supplement, the provisions for full defeasance and covenant defeasance described below will apply to the debt securities if certain conditions are satisfied.

Full Defeasance. If there is a change in the U.S. federal tax law, as described below, we can legally release ourselves from all payment and other obligations on any debt securities. This is called full defeasance. For us to do so, each of the following must occur:

•	We must deposit in trust for the benefit of the holders of those debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal, and any other payments on those debt securities at their due dates;

•	There must be a change in current U.S. federal tax law or an Internal Revenue Service ruling that lets us make the above deposit without causing the holders to be taxed on the debt securities any differently than if we did not make the deposit and repaid the debt securities ourselves. Under current U.S. federal tax law, the deposit and our legal release from your debt security would be treated as though we took back your debt security and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on your debt security; and

•	We must deliver to the trustee under the indenture a legal opinion of our counsel confirming the tax law treatment described above.

If we ever fully defeased your debt security, you would have to rely solely on the trust deposit for payments on your debt security. You would not be able to look to us for payment in the event of any shortfall.

Covenant Defeasance. Under current U.S. federal tax law, we can make the same type of deposit described above and be released from any restrictive covenants relating to your debt security. This is called covenant defeasance. In that event, you would lose the protection of those restrictive covenants. In order to achieve covenant defeasance for the debt securities, we must do both of the following:

•	We must deposit in trust for the benefit of the holders of those debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal, and any other payments on those debt securities on their due dates; and

•	We must deliver to the trustee under the indenture a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing the holders to be taxed on the debt securities any differently than if we did not make the deposit and repaid the debt securities ourselves.

If we achieve covenant defeasance with respect to your debt security, you can still look to us for repayment of your debt security in the event of any shortfall in the trust deposit. You should note, however, that if one of the remaining events of default occurred, such as our bankruptcy, and your debt security became immediately due and payable, there may be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Notices

We will provide the holders with any required notices by first-class mail to the addresses of the holders as they appear in the security register. So long as a depository is the record holder of a series of debt securities with respect to which a notice is given, we will deliver the notice only to that depository.

Concerning the Trustees

We and certain of our affiliates have from time to time maintained deposit accounts and conducted other banking transactions with The Bank of New York and its affiliates in the ordinary course of business. We expect to continue these business transactions. The Bank of New York also serves as trustee for a number of series of our outstanding indebtedness under other indentures.

Governing Law

The indentures and the debt securities will be governed by New York law.

DESCRIPTION OF WARRANTS

General

We may issue warrants that are either debt warrants or universal warrants. We may offer warrants separately or as part of a unit, as described below under the heading “Description of Units.”

We may issue warrants in any amounts or in as many distinct series as we determine. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent to be designated in the applicable prospectus supplement. When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

This section describes some of the general terms and provisions of the warrants. We will describe the specific terms of a series of warrants and the applicable warrant agreement in the applicable prospectus supplement. The following description and any description of the warrants in the applicable prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant agreement. A form of the warrant agreement reflecting the particular terms and provisions of a series of offered warrants will be filed with the SEC in connection with the offering and incorporated by reference in the registration statement and this prospectus. See “Where You Can Find More Information” below for information on how to obtain copies of any warrant agreements.

Description of Debt Warrants

Debt warrants are rights for the purchase of debt securities. If debt warrants are offered, the prospectus supplement will describe the terms of the debt warrants and the warrant agreement relating to the debt warrants, including the following:

•	the offering price;

•	the designation, aggregate stated principal amount, and terms of the debt securities purchasable upon exercise of the debt warrants;

•	the currency, currency unit, or composite currency in which the price for the debt warrants is payable;

•	if applicable, the designation and terms of the debt securities with which the debt warrants are issued, and the number of debt warrants issued with each security;

•	if applicable, the date on and after which the debt warrants and the related debt securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which, and the currency, currency units, or composite currency based on or relating to currencies in which, the principal amount of debt securities may be purchased upon exercise;

•	the dates the right to exercise the debt warrants will commence and expire and, if the debt warrants are not continuously exercisable, any dates on which the debt warrants are not exercisable;

•	any circumstances that will cause the debt warrants to be deemed to be automatically exercised;

•	if applicable, a discussion of the U.S. federal income tax consequences;

•	whether the debt warrants or related securities will be listed on any securities exchange;

•	whether the debt warrants will be issued in global or certificated form;

•	the name of the warrant agent;

•	a description of the terms of any warrant agreement to be entered into between us and a bank or trust company, as warrant agent, governing the debt warrants; and

•	any other terms of the debt warrants which are permitted under the warrant agreement.

Description of Universal Warrants

Universal warrants are rights for the purchase or sale of, or whose cash value is determined by reference to the performance, level, or value of, one or more of the following:

•	securities of one or more issuers, including our common or preferred stock or other securities described in this prospectus, or the debt or equity securities of third parties;

•	one or more currencies, currency units, or composite currencies;

•	one or more commodities;

•	any other financial, economic, or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

•	one or more indices or baskets of the items described above.

We refer to each type of property described above as “warrant property.”

We may satisfy our obligations, if any, and the holder of a universal warrant may satisfy its obligations, if any, with respect to any universal warrants by delivering:

•	the warrant property;

•	the cash value of the warrant property; or

•	the cash value of the warrants determined by reference to the performance, level, or value of the warrant property.

The applicable prospectus supplement will describe what we may deliver to satisfy our obligations, if any, and what the holder of a universal warrant may deliver to satisfy its obligations, if any, with respect to any universal warrants.

If universal warrants are offered, the applicable prospectus supplement will describe the terms of the universal warrants and the warrant agreement, including the following:

•	the offering price;

•	the title and aggregate number of the universal warrants;

•	the nature and amount of the warrant property that the universal warrants represent the right to buy or sell;

•	whether the universal warrants are put warrants or call warrants, including in either case whether the warrants may be settled by means of net cash settlement or cashless exercise;

•	the price at which the warrant property may be purchased or sold, the currency, and the procedures and conditions relating to exercise;

•	whether the exercise price of the universal warrant may be paid in cash or by exchange of the warrant property or both, the method of exercising the universal warrants, and whether settlement will occur on a net basis or a gross basis;

•	the dates on which the right to exercise the universal warrants will commence and expire;

•	if applicable, a discussion of the U.S. federal income tax consequences;

•	whether the universal warrants or underlying securities will be listed on any securities exchange;

•	whether the universal warrants will be issued in global or certificated form;

•	the name of the warrant agent;

•	a description of the terms of any warrant agreement to be entered into between us and a bank or trust company, as warrant agent, governing the universal warrants; and

•	any other terms of the universal warrants which are permitted under the warrant agreement.

Modification

We and the warrant agent may amend the terms of any warrant agreement and the warrants without the consent of the holders of the warrants to cure any ambiguity, to correct any inconsistent provision, or in any other manner we deem necessary or desirable and which will not affect adversely the interests of the holders. In addition, we may amend the warrant agreement and the terms of the warrants with the consent of the holders of a majority of the outstanding unexercised warrants affected. However, any modification to the warrants cannot change the exercise price, reduce the amounts receivable upon exercise, cancellation, or expiration, shorten the time period during which the warrants may be exercised, or otherwise materially and adversely affect the rights of the holders of the warrants or reduce the percentage of outstanding warrants required to modify or amend the warrant agreement or the terms of the warrants, without the consent of the affected holders.

Enforceability of Rights of Warrantholders; No Trust Indenture Act Protection

The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency or trust with the holders of the warrants. Any record holder or beneficial owner of a warrant, without anyone else’s consent, may enforce by appropriate legal action, on his or her own behalf, his or her right to exercise the warrant in accordance with its terms. A holder of a warrant will not be entitled to any of the rights of a holder of the debt securities or other securities or warrant property purchasable upon the exercise of the warrant, including any right to receive payments on those securities or warrant property or to enforce any covenants or rights in the relevant indenture or any other agreement, before exercising the warrant.

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act of 1939. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act of 1939 with respect to their warrants.

Unsecured Obligations

Any warrants we issue will be our unsecured contractual obligations. Claims of holders of our warrants generally will have a junior position to claims of creditors of our subsidiaries including, in the case of our banking subsidiaries, their depositors.

DESCRIPTION OF PURCHASE CONTRACTS

General

We may issue purchase contracts in any amounts and in as many distinct series as we determine. We may offer purchase contracts separately or as part of a unit, as described below under the heading “Description of Units.” When we refer to a series of purchase contracts, we mean all purchase contracts issued as part of the same series under the applicable purchase contract.

This section describes some of the general terms and provisions applicable to all purchase contracts. We will describe the specific terms of a series of purchase contracts in the applicable prospectus supplement. The following description and any description of the purchase contracts in the applicable prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable purchase contract. A form of the purchase contract reflecting the particular terms and provisions of a series of offered purchase contracts will be filed with the SEC in connection with the offering and incorporated by reference in the registration statement and this prospectus. See “Where You Can Find More Information” below for information on how to obtain copies of any purchase contracts.

Purchase Contract Property

We may issue purchase contracts for the purchase or sale of, or whose cash value is determined by reference or linked to the performance, level, or value of, one or more of the following:

•	securities of one or more issuers, including our common or preferred stock, other securities described in this prospectus, or the debt or equity securities of third parties;

•	one or more currencies, currency units, or composite currencies;

•	one or more commodities;

•	any other financial, economic, or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

•	one or more indices or baskets of the items described above.

We refer to each type of property described above as a “purchase contract property.”

Each purchase contract will obligate:

•	the holder to purchase or sell, and us to sell or purchase, on specified dates, one or more purchase contract properties at a specified price or prices; or

•	the holder or us to settle the purchase contract with a cash payment determined by reference to the value, performance, or level of one or more purchase contract properties, on specified dates and at a specified price or prices.

No holder of a purchase contract will, as such, have any rights of a holder of the purchase contract property purchasable under or referenced in the contract, including any rights to receive payments on that property.

Information in Prospectus Supplement

If we offer purchase contracts, the applicable prospectus supplement will describe the terms of the purchase contracts, including the following:

•	the purchase date or dates;

•	if other than U.S. dollars, the currency or currency unit in which payment will be made;

•	the specific designation and aggregate number of, and the price at which we will issue, the purchase contracts;

•	whether the purchase contract obligates the holder to purchase or sell, or both purchase and sell, one or more purchase contract properties, and the nature and amount of each of those properties, or the method of determining those amounts;

•	the purchase contract property or cash value, and the amount or method for determining the amount of purchase contract property or cash value, deliverable under each purchase contract;

•	whether the purchase contract is to be prepaid or not and the governing document for the contract;

•	the price at which the purchase contract is settled, and whether the purchase contract is to be settled by delivery of, or by reference or linkage to the value, performance, or level of, the purchase contract properties;

•	any acceleration, cancellation, termination, or other provisions relating to the settlement of the purchase contract;

•	if the purchase contract property is an index, the method of providing for a substitute index or indices or otherwise determining the amount payable;

•	if the purchase contract property is an index or a basket of securities, a description of the index or basket of securities;

•	whether, following the occurrence of a market disruption event or force majeure event (as defined in the applicable prospectus supplement), the settlement delivery obligation or cash settlement value of a purchase contract will be determined on a different basis than under normal circumstances;

•	whether the purchase contract will be issued as part of a unit and, if so, the other securities comprising the unit and whether any unit securities will be subject to a security interest in our favor as described below;

•	if applicable, a discussion of the U.S. federal income tax consequences;

•	the identities of any depositories and any paying, transfer, calculation, or other agents for the purchase contracts;

•	whether the purchase contract will be issued in global or certificated form;

•	any securities exchange or quotation system on which the purchase contracts or any securities deliverable in settlement of the purchase contracts may be listed; and

•	any other terms of the purchase contracts and any terms required by or advisable under applicable laws and regulations.

Prepaid Purchase Contracts; Applicability of Indenture

Purchase contracts may require holders to satisfy their obligations under the purchase contracts at the time they are issued. We refer to these contracts as “prepaid purchase contracts.” In certain circumstances, our obligation to settle a prepaid purchase contract on the relevant settlement date may constitute our senior debt securities or our subordinated debt securities. Accordingly, prepaid purchase contracts may be issued under the Senior Indenture or the Subordinated Indenture, which are described above under the heading “Description of Debt Securities.”

Non-Prepaid Purchase Contracts; No Trust Indenture Act Protection

Some purchase contracts do not require holders to satisfy their obligations under the purchase contracts until settlement. We refer to these contracts as “non-prepaid purchase contracts.” The holder of a non-prepaid purchase contract may remain obligated to perform under the contract for a substantial period of time.

Non-prepaid purchase contracts will be issued under a unit agreement, if they are issued in units, or under some other document, if they are not. We describe unit agreements generally under the heading “Description of Units” below. We will describe the particular governing document that applies to your non-prepaid purchase contracts in the applicable prospectus supplement.

Non-prepaid purchase contracts will not be our senior debt securities or subordinated debt securities and will not be issued under one of our indentures, unless we specify otherwise in the applicable prospectus supplement. Consequently, no governing documents for non-prepaid purchase contracts will be qualified as indentures, and no third party will be required to qualify as a trustee with regard to those contracts, under the Trust Indenture Act of 1939. Therefore, holders of non-prepaid purchase contracts will not have the protection of the Trust Indenture Act of 1939.

Pledge by Holders to Secure Performance

If we so specify in the applicable prospectus supplement, the holder’s obligations under the purchase contract and governing document will be secured by collateral. In that case, the holder, acting through the unit agent as its attorney-in-fact, if applicable, will pledge the items described below to a collateral agent that we will identify in the applicable prospectus supplement, which will hold them, for our benefit, as collateral to secure the holder’s obligations. We refer to this as the “pledge” and all the items described below as the “pledged items.” Unless we specify otherwise in the applicable prospectus supplement, the pledge will create a security interest in the holder’s entire interest in and to:

•	any other securities included in the unit, if the purchase contract is part of a unit, and/or any other property specified in the applicable prospectus supplement;

•	all additions to and substitutions for the pledged items;

•	all income, proceeds, and collections received in respect of the pledged items; and

•	all powers and rights owned or acquired later with respect to the pledged items.

The collateral agent will forward all payments and proceeds from the pledged items to us, unless the payments and proceeds have been released from the pledge in accordance with the purchase contract and the governing document. We will use the payments and proceeds from the pledged items to satisfy the holder’s obligations under the purchase contract.

Settlement of Purchase Contracts That Are Part of Units

Unless we specify otherwise in the applicable prospectus supplement, where purchase contracts issued together with debt securities as part of a unit require the holders to buy purchase contract property, the unit agent may apply principal payments from the debt securities in satisfaction of the holders’ obligations under the related purchase contract as specified in the applicable prospectus supplement. The unit agent will not so apply the principal payments if the holder has delivered cash to meet its obligations under the purchase contract. If the holder is permitted to settle its obligations by cash payment, the holder may be permitted to do so by delivering the debt securities in the unit to the unit agent as provided in the governing document. If the holder settles its obligations in cash rather than be delivering the debt security that is part of the unit, that debt security will remain outstanding, if the maturity extends beyond the relevant settlement date and, as more fully described in the applicable prospectus supplement, the holder will receive that debt security or an interest in the relevant global debt security.

Book-entry and other indirect owners should consult their banks or brokers for information on how to settle their purchase contracts.

Failure of Holder to Perform Obligations

If the holder fails to settle its obligations under a non-prepaid purchase contract as required, the holder will not receive the purchase contract property or other consideration to be delivered at settlement. Holders that fail to make timely settlement also may be obligated to pay interest or other amounts.

Unsecured Obligations

The purchase contracts are our unsecured contractual obligations. Claims of holders of our purchase contracts generally will have a junior position to claims of creditors of our subsidiaries including, in the case of our banking subsidiaries, their depositors.

DESCRIPTION OF UNITS

General

We may issue units from time to time in such amounts and in as many distinct series as we determine.

We will issue each series of units under a unit agreement to be entered into between us and a unit agent to be designated in the applicable prospectus supplement. When we refer to a series of units, we mean all units issued as part of the same series under the applicable unit agreement.

This section describes some of the general terms and provisions applicable to all the units. We will describe the specific terms of a series of units and the applicable unit agreement in the applicable prospectus supplement. The following description and any description of the units in the applicable prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable unit agreement. A form of the unit agreement reflecting the particular terms and provisions of a series of offered units will be filed with the SEC in connection with the offering and incorporated by reference in the registration statement and this prospectus. See “Where You Can Find More Information” below for information on how to obtain copies of any unit agreements.

We may issue units consisting of any combination of two or more securities described in this prospectus or securities of third parties, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

If units are offered, the applicable prospectus supplement will describe the terms of the units, including the following:

•	the designation and aggregate number of, and the price at which we will issue, the units;

•	the terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may or may not be held or transferred separately;

•	the name of the unit agent;

•	a description of the terms of any unit agreement to be entered into between us and a bank or trust company, as unit agent, governing the units;

•	if applicable, a discussion of the U.S. federal income tax consequences;

•	whether the units will be listed on any securities exchange; and

•	a description of the provisions for the payment, settlement, transfer, or exchange of the units.

Unit Agreements: Prepaid, Non-Prepaid, and Other

If a unit includes one or more purchase contracts, and all those purchase contracts are prepaid purchase contracts, we will issue the unit under a “prepaid unit agreement.” Prepaid unit agreements will reflect the fact that the holders of the related units have no further obligations under the purchase contracts included in their units. If a unit includes one or more non-prepaid purchase contracts, we will issue the unit under a “non-prepaid unit agreement.” Non-prepaid unit agreements will reflect the fact that the holders have payment or other obligations under one or more of the purchase contracts comprising their units. We may also issue units under other kinds of unit agreements, which will be described in the applicable prospectus supplement, if applicable.

Each holder of units issued under a non-prepaid unit agreement will:

•	be bound by the terms of each non-prepaid purchase contract included in the holder’s units and by the terms of the unit agreement with respect to those contracts; and

•	appoint the unit agent as its authorized agent to execute, deliver, and perform on the holder’s behalf each non-prepaid purchase contract included in the holder’s units.

Any unit agreement for a unit that includes a non-prepaid purchase contract also will include provisions regarding the holder’s pledge of collateral and special settlement provisions. These are described above under the heading “Description of Purchase Contracts.”

A unit agreement also may serve as the governing document for a security included in a unit. For example, a non-prepaid purchase contract that is part of a unit may be issued under and governed by the relevant unit agreement.

Modification

We and the unit agent may amend the terms of any unit agreement and the units without the consent of the holders to cure any ambiguity, to correct any inconsistent provision, or in any other manner we deem necessary or desirable and which will not affect adversely the interests of the holders. In addition, we may amend the unit agreement and the terms of the units with the consent of the holders of a majority of the outstanding unexpired units affected. However, any modification to the units that materially and adversely affects the rights of the holders of the units, or reduces the percentage of outstanding units required to modify or amend the unit agreement or the terms of the units, requires the consent of the affected holders.

Enforceability of Rights of Unitholders; No Trust Indenture Act Protection

The unit agent will act solely as our agent and will not assume any obligation or relationship of agency or trust with the holders of the units. Except as described below, any record holder of a unit, without anyone else’s consent, may enforce his or her rights as holder under any security included in the unit, in accordance with the terms of the included security and the indenture, warrant agreement, unit agreement, or purchase contract under which that security is issued. We describe these terms in other sections of this prospectus relating to debt securities, warrants, and purchase contracts.

Notwithstanding the foregoing, a unit agreement may limit or otherwise affect the ability of a holder of units issued under that agreement to enforce his or her rights, including any right to bring legal action, with respect to those units or any included securities, other than debt securities. We will describe any limitations of this kind in the applicable prospectus supplement.

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee under the Trust Indenture Act of 1939. Therefore, holders of units issued under a unit agreement will not have the protection of the Trust Indenture Act of 1939 with respect to their units.

Unsecured Obligations

The units are our unsecured contractual obligations. Claims of holders of our units generally will have a junior position to claims of creditors of our subsidiaries including, in the case of our banking subsidiaries, their depositors.

DESCRIPTION OF PREFERRED STOCK

General

Under our Amended and Restated Certificate of Incorporation, we have authority to issue 100,000,000 shares of preferred stock, par value $.01 per share. We may issued preferred stock in one or more series, each with the preferences, designations, limitations, conversion rights, and other rights as we may determine. We have authorized and issued:

(a) 35,045 shares of 7% Cumulative Redeemable Preferred Stock, Series B (the “Series B Preferred Stock”), 7,739 shares of which were issued and outstanding at March 31, 2006;

(b) 690,000 shares of 6.75% Perpetual Preferred Stock (the “6.75% Perpetual Preferred Stock”), 382,450 shares of which were issued and outstanding at March 31, 2006; and

(c) 805,000 shares of Fixed/Adjustable Rate Cumulative Preferred Stock (the “Fixed/Adjustable Rate Cumulative Preferred Stock”), 700,000 shares of which were issued and outstanding at March 31, 2006.

The Preferred Stock

General. Any preferred stock sold under this prospectus will have the general dividend, voting, and liquidation preference rights stated below unless we specify otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a series of preferred stock will describe the specific terms of those shares, including, where applicable:

•	the title and stated value of the preferred stock;

•	the aggregate number of shares of preferred stock offered;

•	the offering price or prices of the preferred stock;

•	the dividend rate or rates or method of calculation, the dividend period, and the dates dividends will be payable;

•	whether dividends are cumulative or noncumulative, and, if cumulative, the date the dividends will begin to cumulate;

•	the dividend and liquidation preference rights of the preferred stock relative to any existing or future series of our preferred stock;

•	the dates the preferred stock become subject to redemption at our option, and any redemption terms;

•	any redemption or sinking fund provisions;

•	whether the preferred stock will be issued in other than book-entry form;

•	whether the preferred stock will be listed on any securities exchange;

•	any rights on the part of the stockholder or us to convert the preferred stock into shares of our common stock or any other security; and

•	any additional voting, liquidation, preemptive, and other rights, preferences, privileges, limitations, and restrictions.

Dividends. The holders of our preferred stock will be entitled to receive when, as, and if declared by our board of directors, cash dividends at those rates as will be fixed by our board of directors, subject to the terms of our Amended and Restated Certificate of Incorporation. All dividends will be paid out of funds that are legally available for this purpose. Unless we specify otherwise in the applicable prospectus supplement, whenever dividends on any non-voting preferred stock are in arrears for six quarterly dividend periods (whether or not consecutive), holders of the non-voting preferred stock will have the right to elect two additional directors to serve on our board of directors, and these two additional directors will continue to serve until the dividend arrearage is eliminated.

Voting. The holders of our preferred stock will have no voting rights except:

•	each share of Series B Preferred Stock is entitled to one vote per share;

•	as required by applicable law; or

•	as specifically approved by us for that particular series.

Liquidation Preference. In the event of our voluntary or involuntary dissolution, liquidation, or winding up, the holders of any series of our preferred stock will be entitled to receive, after distributions to holders of any series or class of our capital stock ranking superior, an amount equal to the stated or liquidation value of the shares of the series plus an amount equal to accrued and unpaid dividends. If the assets and funds to be distributed among the holders of our preferred stock will be insufficient to permit full payment to the holders, then the holders of our preferred stock will share ratably in any distribution of our assets in proportion to the amounts that they otherwise would receive on their shares of our preferred stock if the shares were paid in full.

Authorized Classes of Preferred Stock

The following summary of our Series B Preferred Stock, 6.75% Perpetual Preferred Stock, and Fixed/Adjustable Rate Cumulative Preferred Stock is qualified in its entirety by reference to the description of these securities contained in our Certificate of Incorporation and the respective certificate of designation for each series.

     Series B Preferred Stock

Preferential Rights. The Series B Preferred Stock ranks senior to our common stock and ranks equally with our 6.75% Perpetual Preferred Stock and Fixed/Adjustable Rate Cumulative Preferred Stock as to dividends and distributions on liquidation. Series B Preferred Stock is not convertible into or exchangeable for any shares of our common stock or any other class of capital stock. We may issue stock with preferences superior or equal to the Series B Preferred Stock without the consent of the holders of the Series B Preferred Stock.

Dividends. Holders of shares of Series B Preferred Stock are entitled to receive, when and as declared by our board of directors, cumulative cash dividends at an annual dividend rate per share of 7.00% of the stated value per share of Series B Preferred Stock. The stated value per share of the Series B Preferred Stock is $100. Dividends are payable quarterly. We cannot declare or pay cash dividends on any shares of our common stock unless full cumulative dividends on the Series B Preferred Stock have been paid or declared and funds sufficient for the payment have been set apart.

Voting Rights. Each share of Series B Preferred Stock has equal voting rights, share for share, with each share of our common stock.

Distributions. In the event of our voluntary or involuntary dissolution, liquidation, or winding up, the holders of the Series B Preferred Stock are entitled to receive, after payment of the full liquidation preference on shares of any class of our preferred stock ranking superior to the Series B Preferred Stock, but before any distribution on shares of our common stock, liquidating dividends of $100 per share plus accumulated dividends.

Redemption. Shares of Series B Preferred Stock are redeemable, in whole or in part, at the option of the holders, at the redemption price of $100 per share plus accumulated dividends, provided that (1) full cumulative dividends have been paid, or declared, and funds sufficient for payment set apart, upon any class or series of our preferred stock ranking superior to the Series B Preferred Stock; and (2) we are not then in default or in arrears on any sinking fund or analogous fund or call for tenders obligation or agreement for the purchase of any class or series of our preferred stock ranking superior to the Series B Preferred Stock.

     6.75% Perpetual Preferred Stock

Preferential Rights. The 6.75% Perpetual Preferred Stock ranks senior to our common stock and ranks equally with our Series B Preferred Stock and Fixed/Adjustable Rate Cumulative Preferred Stock as to dividends and distributions on liquidation.

Dividends. Holders of shares of 6.75% Perpetual Preferred Stock are entitled to receive dividends at the rate of 6.75% per annum, payable quarterly, before we may declare or pay any dividend on our common stock or our junior preferred stock. The dividends on the 6.75% Perpetual Preferred Stock are cumulative. If the Internal Revenue Code of 1986, as amended, referred to as the “Internal Revenue Code,” is amended to reduce the percentage of the dividend payable on preferred stock that may be deducted by corporate stockholders (the “Dividends Received Deduction”), which currently is 70%, we will increase the amount of dividends payable on the 6.75% Perpetual Preferred Stock for dividend payments made on or after the date of enactment of that amendment.

Voting Rights. Holders of the 6.75% Perpetual Preferred Stock have no voting rights, except as required by law and to the extent the consent of the holders of the 6.75% Perpetual Preferred Stock at the time outstanding is necessary to authorize, effect, or validate any amendment, alteration, or repeal of any provision of our Amended and Restated Certificate of Incorporation or to create any series of stock with dividend rights or liquidation preferences ranking greater than the 6.75% Perpetual Preferred Stock. If any quarterly dividend payable on the 6.75% Perpetual Preferred Stock is in arrears for six full quarterly dividend periods or more, the holders of the 6.75% Perpetual Preferred Stock will be entitled to vote together as a group, to the exclusion of the holders of any other series of preferred stock or our common stock, at our next annual meeting of stockholders for the election of directors and at each subsequent meeting of stockholders for the election of directors, until all dividends in arrears have been paid or declared and set apart for payment, for two directors. Each director elected by the holders of the 6.75% Perpetual Preferred Stock shall continue to serve as a director until the dividend arrearage is eliminated.

Distributions. In the event of our voluntary or involuntary dissolution, liquidation, or winding up, holders of the 6.75% Perpetual Preferred Stock are entitled to receive out of assets available for distribution to stockholders an amount equal to $250 per share plus an amount equal to accrued and unpaid dividends up to and including the date of distribution, and no more, before any distribution will be made to the holders of any class of our stock ranking junior to the 6.75% Perpetual Preferred Stock as to the distribution of assets. In determining whether payment of a distribution must be made to the holders of the 6.75% Perpetual Preferred Stock, any merger, consolidation, or purchase or sale of assets by us will not be deemed a dissolution, liquidation, or winding up of such affairs. Shares of 6.75% Perpetual Preferred Stock are not subject to a sinking fund.

Redemption. We may redeem the 6.75% Perpetual Preferred Stock, in whole or in part, at our option, on and after April 15, 2006, at $250 per share, plus accrued and unpaid dividends, if any.

So long as any shares of 6.75% Perpetual Preferred Stock are outstanding, we may not redeem any shares of our common stock or any other class of our preferred stock ranking junior to or on a parity with the 6.75% Perpetual Preferred Stock, unless we have paid full cumulative dividends on all outstanding shares of the 6.75% Perpetual Preferred Stock for all past dividend payment periods. Further, if any dividends on the 6.75% Perpetual Preferred Stock are in arrears, we may not redeem any shares of the 6.75% Perpetual Preferred Stock, unless we simultaneously redeem all outstanding shares of the 6.75% Perpetual Preferred Stock, except pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of the 6.75% Perpetual Preferred Stock.

     Fixed/Adjustable Rate Cumulative Preferred Stock

Preferential Rights. The Fixed/Adjustable Rate Cumulative Preferred Stock ranks senior to our common stock and ranks equally with our Series B Preferred Stock and 6.75% Perpetual Preferred Stock as to dividends and distributions on liquidation.

Dividends. Holders of shares of the Fixed/Adjustable Rate Cumulative Preferred Stock are entitled to receive dividends at a rate per annum equal to 0.50% plus the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate, and the Thirty Year Constant Maturity Rate, as each term is defined in the certificate of designation establishing the Fixed/Adjustable Rate Cumulative Preferred Stock, computed on the basis of the issue price of the Fixed/Adjustable Rate Cumulative Preferred Stock of $250 per share, payable quarterly out of the funds legally available for the payment of dividends, before we may declare or pay any dividend on our common stock or junior preferred stock. The applicable rate per annum for any dividend period beginning on or after April 1, 2006 will not be less than 7.00% nor greater than 13.00%.

The dividends on the Fixed/Adjustable Rate Cumulative Preferred Stock are cumulative. If the Internal Revenue Code is amended to reduce the Dividends Received Deduction, we will increase the amount of dividends that will be payable on the Fixed/Adjustable Rate Cumulative Preferred Stock for dividend payments made on or after the date of enactment of that amendment.

Voting Rights. Holders of the Fixed/Adjustable Rate Cumulative Preferred Stock have no voting rights, except as required by law and to the extent the consent of the holders of the Fixed/Adjustable Rate Cumulative Preferred Stock at the time outstanding is necessary to authorize, effect, or validate any amendment, alteration, or repeal of any provision of our Amended and Restated Certificate of Incorporation or to create any series of stock with dividend rights or liquidation preferences ranking greater than the Fixed/Adjustable Rate Cumulative Preferred Stock. If any quarterly dividend payable on the Fixed/Adjustable Rate Cumulative Preferred Stock is in arrears for six full quarterly dividend periods or more, the holders of the Fixed/Adjustable Rate Cumulative Preferred Stock will be entitled to vote together as a group, to the exclusion of the holders of any other preferred stock or our common stock, at our next annual meeting of stockholders for the election of directors and at each subsequent meeting of stockholders for the election of directors, until all dividends in arrears have been paid or declared and set apart for payment, for two directors. Each director elected by the holders of the Fixed/Adjustable Rate Cumulative Preferred Stock shall continue to serve as a director until the dividend arrearage is eliminated.

Distributions. In the event of our voluntary or involuntary dissolution, liquidation, or winding up, holders of the Fixed/Adjustable Rate Cumulative Preferred Stock are entitled to receive out of assets available for distribution to stockholders an amount equal to $250 per share plus an amount equal to accrued and unpaid dividends up to and including the date of distribution, and no more, before any distribution will be made to the holders of any class of our stock ranking junior to the Fixed/Adjustable Rate Cumulative Preferred Stock as to the distribution of assets. In determining whether payment of a distribution must be made to the holders of the Fixed/Adjustable Rate Cumulative Preferred Stock, any merger, consolidation, or purchase or sale of assets by us will not be deemed a dissolution, liquidation, or winding up of such affairs. Shares of Fixed/Adjustable Rate Cumulative Preferred Stock are not subject to a sinking fund.

Redemption. We may redeem the Fixed/Adjustable Rate Cumulative Preferred Stock, in whole or in part, at our option, on and after April 1, 2006, at $250 per share, plus accrued and unpaid dividends, if any.

So long as any shares of Fixed/Adjustable Rate Cumulative Preferred Stock are outstanding, we may not redeem any shares of Fixed/Adjustable Rate Cumulative Preferred Stock, our common stock, or any other class of our preferred stock ranking junior to or on a parity with the Fixed/Adjustable Rate Cumulative Preferred Stock, unless we have paid full cumulative dividends on all outstanding shares of Fixed/Adjustable Rate Cumulative Preferred Stock for all past dividend payment periods. Further, if any dividends on the Fixed/Adjustable Rate Cumulative Preferred Stock are in arrears, we may not redeem any shares of Fixed/Adjustable Rate Cumulative Preferred Stock, unless we simultaneously redeem all outstanding shares of Fixed/Adjustable Rate Cumulative Preferred Stock, except pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Fixed/Adjustable Rate Cumulative Preferred Stock.

DESCRIPTION OF DEPOSITARY SHARES

General

We may offer depositary receipts evidencing depositary shares, each of which will represent a fractional interest in shares of preferred stock, rather than full shares of these securities. We will deposit shares of preferred stock of each series represented by depositary shares under a deposit agreement between us and a U.S. bank or trust company that we will select (the “depository”).

This section describes some of the general terms and provisions applicable to all depositary shares. We will describe the specific terms of a series of depositary shares and the deposit agreement in the applicable prospectus supplement. The following description and any description of the depositary shares in the applicable prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable deposit agreement and depositary receipts. Forms of the deposit agreement and depositary receipts reflecting the particular terms and provisions of a series of offered depositary shares will be filed with the SEC in connection with the offering and incorporated by reference in the registration statement and this prospectus. See “Where You Can Find More Information” below for information on how to obtain copies of any deposit agreements and depositary receipts.

Terms of the Depositary Shares

Depositary receipts issued under the deposit agreement will evidence the depositary shares. Depositary receipts will be distributed to those persons purchasing depositary shares representing fractional shares of preferred stock in accordance with the terms of the offering. Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, in proportion to the fractional interest of a share of preferred stock represented by the applicable depositary share, to all the rights and preferences of the preferred stock being represented, including dividend, voting, redemption, conversion, and liquidation rights, all as will be set forth in the applicable prospectus supplement relating to the depositary shares being offered.

Pending the preparation of definitive depositary receipts, the depository, upon our written order, may issue temporary depositary receipts. The temporary depositary receipts will be substantially identical to, and will have all the rights of, the definitive depositary receipts, but will not be in definitive form. Definitive depositary receipts will be prepared thereafter and temporary depositary receipts will be exchanged for definitive depositary receipts at our expense.

Withdrawal of Preferred Stock

Unless the depositary shares have been called for redemption, a holder of depositary shares may surrender his or her depositary receipts at the principal office of the depository, pay any charges, and comply with any other terms as provided in the deposit agreement for the number of shares of preferred stock underlying the depositary shares. A holder of depositary shares who withdraws shares of preferred stock will be entitled to receive whole shares of preferred stock on the basis set forth in the applicable prospectus supplement relating to the depositary shares being offered.

However, unless we specify otherwise in the applicable prospectus supplement, holders of whole shares of preferred stock will not be entitled to deposit those shares under the deposit agreement or to receive depositary receipts for those shares after the withdrawal. If the depositary shares surrendered by the holder in connection with the withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the depository will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Dividends and Other Distributions

The depository will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary shares relating to that preferred stock in proportion to the number of depositary shares owned by those holders. However, the depository will distribute only the amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. Any balance that is not distributed will be added to and treated as part of the next sum received by the depository for distribution to record holders.

If there is a distribution other than in cash, the depository will distribute property it receives to the record holders of depositary shares who are entitled to that property. However, if the depository determines that it is not feasible to make this distribution of property, the depository, with our approval, may sell that property and distribute the net proceeds to the holders of the depositary shares.

Redemption of Depositary Shares

If a series of preferred stock which relates to depositary shares is redeemed, the depositary shares will be redeemed from the proceeds received by the depository from the redemption, in whole or in part, of that series of preferred stock. Unless we specify otherwise in the applicable prospectus supplement, the depository will mail notice of redemption at least 30 and not more than 45 calendar days before the date fixed for redemption to the record holders of the depositary shares to be redeemed at their addresses appearing in the depository’s books. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable on that series of the preferred stock.

Whenever we redeem preferred stock held by the depository, the depository will redeem as of the same redemption date the number of depositary shares representing the preferred stock redeemed. If less than all of the depositary shares are redeemed, the depositary shares redeemed will be selected by lot or pro rata or by any other equitable method as the depository may decide.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding. At that time, all rights of the holder of the depositary shares will cease, except the right to receive any money or other property they become entitled to receive upon surrender to the depository of the depositary receipts.

Voting the Deposited Preferred Stock

Any voting rights of holders of the depositary shares are directly dependent on the voting rights of the underlying preferred stock, which customarily have limited voting rights. Upon receipt of notice of any meeting at which the holders of the preferred stock held by the depository are entitled to vote, the depository will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to the preferred stock. Each record holder of depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depository as to the exercise of the voting rights pertaining to the amount of preferred stock underlying the holder’s depositary shares. The depository will endeavor, insofar as practicable, to vote the amount of preferred stock underlying the depositary shares in accordance with these instructions. We will agree to take all action which may be deemed necessary by the depository to enable the depository to do so. The depository will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depository. However, any amendment which materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless the amendment has been approved by the record holders of at least a majority of the depositary shares then outstanding. Either we or the depository may terminate a deposit agreement if all of the outstanding depositary shares have been redeemed or if there has been a final distribution in respect of our preferred stock in connection with our liquidation, dissolution, or winding up.

Charges of Depository

We will pay all transfer and other taxes, assessments, and governmental charges arising solely from the existence of the depository arrangements. We will pay the fees of the depository in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer and other taxes, assessments, and governmental charges and any other charges as are expressly provided in the deposit agreement to be for their accounts. The depository may refuse to effect any transfer of a depositary receipt or any withdrawals of preferred stock evidenced by a depositary receipt until all taxes, assessments, and governmental charges with respect to the depositary receipt or preferred stock are paid by their holders.

Miscellaneous

The depository will forward to the holders of depositary shares all of our reports and communications which are delivered to the depository and which we are required to furnish to the holders of our preferred stock.

Neither we nor the depository will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. All of our obligations as well as the depository’s obligations under the deposit agreement are limited to performance in good faith of our respective duties set forth in the deposit agreement, and neither of us will be obligated to prosecute or defend any legal proceeding relating to any depositary shares or preferred stock unless provided with satisfactory indemnity. We, and the depository, may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares, or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depository

The depository may resign at any time by delivering to us notice of its election to do so, and we may remove the depository at any time. Any resignation or removal will take effect only upon the appointment of a successor depository and the successor depository’s acceptance of the appointment. Any successor depository must be a U.S. bank or trust company.

DESCRIPTION OF COMMON STOCK

The following summary of our common stock is qualified in its entirety by reference to the description of the common stock incorporated by reference in this prospectus.

General

We are authorized to issue 7,500,000,000 shares of common stock, par value $.01 per share, of which approximately 4.6 billion shares were outstanding on March 31, 2006. Our common stock trades on the New York Stock Exchange and on the Pacific Exchange under the symbol “BAC.” Our common stock also is listed on the London Stock Exchange, and certain shares are listed on the Tokyo Stock Exchange. As of March 31, 2006, approximately 556 million shares were reserved for issuance in connection with our various employee and director benefit plans, the conversion of our outstanding convertible securities, and for other purposes. After taking into account the reserved shares, there were approximately 2.3 billion authorized shares of our common stock available for issuance as of March 31, 2006.

Voting and Other Rights

Holders of our common stock are entitled to one vote per share. There are no cumulative voting rights. In general, a majority of votes cast on a matter is sufficient to take action upon routine matters, including the election of directors. However, (1) amendments to our Amended and Restated Certificate of Incorporation must be approved by the affirmative vote of the holders of a majority of the outstanding shares of each class entitled to vote thereon as a class, and (2) a merger, dissolution, or the sale of all or substantially all of our assets must be approved by the affirmative vote of the holders of a majority of the voting power of the then outstanding voting shares.

In the event of our liquidation, holders of our common stock will be entitled to receive pro rata any assets legally available for distribution to stockholders, subject to any prior rights of any preferred stock then outstanding.

Our common stock does not have any preemptive rights, redemption privileges, sinking fund privileges, or conversion rights. All the outstanding shares of our common stock are, and upon proper conversion of any preferred stock, all of the shares of our common stock into which those shares are converted will be, validly issued, fully paid, and nonassessable.

Computershare Trust Company, N.A. is the transfer agent and registrar for our common stock.

Dividends

Subject to the preferential rights of any holders of any outstanding series of preferred stock, the holders of our common stock are entitled to receive dividends or distributions, whether payable in cash or otherwise, as our board of directors may declare out of funds legally available for payments. Stock dividends, if any are declared, may be paid from our authorized but unissued shares.

REGISTRATION AND SETTLEMENT

Unless we specify otherwise in the applicable prospectus supplement, we will issue the securities in registered, and not bearer, form. This means that our obligation runs to the holder of the security named on the face of the security. Each debt security, warrant, purchase contract, unit, share of preferred stock, and depositary share issued in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities.

We refer to those persons who have securities registered in their own names, on the books that we or the trustee, warrant agent, or other agent maintain for this purpose, as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those who, indirectly through others, own beneficial interests in securities that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners are not legal holders, and investors in securities issued in global, or book-entry, form or in street name will be indirect owners.

Book-Entry Only Issuance

Unless we specify otherwise in the applicable prospectus supplement, we will issue each security other than our common stock in global, or book-entry, form. This means that we will not issue actual notes or certificates to investors. Instead, we will issue global securities in registered form representing the entire issuance of securities. Each global security will be registered in the name of a financial institution or clearing system that holds the global security as depository on behalf of other financial institutions that participate in that depository’s book-entry system. These participating institutions, in turn, hold beneficial interests in the global securities on behalf of themselves or their customers.

Because securities issued in global form are registered in the name of the depository, we will recognize only the depository as the holder of the securities. This means that we will make all payments on the securities, including deliveries of any property other than cash, to the depository. The depository passes along the payments it receives from us to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depository and its participants are not obligated to pass these payments along under the terms of the securities. Instead, they do so under agreements they have made with one another or with their customers.

As a result, investors will not own securities issued in book-entry form directly. Instead, they will own beneficial interests in a global security, through a bank, broker, or other financial institution that participates in the depository’s book-entry system or holds an interest through a participant in the depository’s book-entry system. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities. The depository will not have knowledge of the actual beneficial owners of the securities.

Certificates in Registered Form

In the future, we may cancel a global security or we may issue securities initially in non-global, or certificated, form. We do not expect to exchange global securities for actual notes or certificates registered in the names of the beneficial owners of the global securities representing the securities unless:

•	the depository notifies us that it is unwilling or unable to continue as depository for the global securities, or we become aware that the depository has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, and in any case we fail to appoint a successor to the depository within 60 calendar days; or

•	we, in our sole discretion, determine that the global securities will be exchangeable for certificated securities.

Street Name Owners

When we issue actual notes or certificates registered in the names of the beneficial owners, investors may choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker, or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account that he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers, and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of the trustee under any indenture and the obligations, if any, of any warrant agents, unit agents, depository for depositary shares, and any other third parties employed by us, the trustee, or any of those agents, run only to the holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, who hold the securities in street name, or who hold the securities by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we are issuing the securities only in global form. For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depository participants or customers or by law, to pass it along to the indirect owners, but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose, such as to amend the indenture for a series of debt securities or the warrant agreement for a series of warrants or the unit agreement for a series of units or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders.

When we refer to “you” in this prospectus, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. When we refer to “your securities” in this prospectus, we mean the securities in which you will hold a direct or indirect interest.

Special Considerations for Indirect Owners

If you hold securities through a bank, broker, or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles payments on your securities and notices;

•	whether you can provide contact information to the registrar to receive copies of notices directly;

•	whether it imposes fees or charges;

•	whether and how you can instruct it to exercise any rights to purchase or sell warrant property under a warrant or purchase contract property under a purchase contract or to exchange or convert a security for or into other property;

•	how it would handle a request for the holders’ consent, if required;

•	whether and how you can instruct it to send you the securities registered in your own name so you can be a holder, if that is permitted at any time;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depository’s rules and procedures will affect these matters.

Depositories for Global Securities

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we will select. A financial institution or clearing system that we select for this purpose is called the “depository” for that security. A security usually will have only one depository, but it may have more.

Each series of securities will have one or more of the following as the depositories:

•	The Depository Trust Company, New York, New York, which is known as “DTC”;

•	a financial institution holding the securities on behalf of Euroclear Bank S.A./N.V., as operator of the Euroclear system, which is known as “Euroclear”;

•	a financial institution holding the securities on behalf of Clearstream Banking, société anonyme, Luxembourg, which is known as “Clearstream, Luxembourg”; and

•	any other clearing system or financial institution that we identify in the applicable prospectus supplement.

The depositories named above also may be participants in one another’s systems. For example, if DTC is the depository for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, Luxembourg as DTC participants.

We will name the depository or depositories for your securities in the applicable prospectus supplement. If no depository is named, the depository will be DTC.

     The Depository Trust Company

The following is based on information furnished to us by DTC:

DTC will act as securities depository for the securities. The securities will be issued as fully-registered securities registered in the name of Cede & Co., which is DTC’s partnership nominee, or any other name as may be requested by an authorized representative of DTC. Generally, one fully registered global security will be issued for each issue of the securities, each in the aggregate principal amount of the issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of the issue.

DTC, the world’s largest depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for over two million issues of U.S. and non-U.S. equity, corporate, and municipal debt issues, and money market instruments from over 85 countries that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of certificates representing securities. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC, in turn, is owned by a number of direct participants of DTC and members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation, also subsidiaries of DTCC, as well as by The New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly (“indirect participants”). The DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

Purchases of the securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The beneficial interest of each actual purchaser of each security is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. A beneficial owner, however, is expected to receive written confirmations providing details of the transaction, as well as periodic statements of its holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of beneficial ownership interests in the securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their beneficial ownership interests in the securities, except if the use of the book-entry system for the securities is discontinued.

To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of securities may wish to take certain steps to ensure timely transmission to them of notices of significant events with respect to the securities, such as redemptions, tenders, defaults, and proposed amendments to the documents under which the securities are issued. For example, a beneficial owner of securities may wish to ascertain that the direct or indirect participant holding the securities for its benefit has agreed to obtain and transmit notices to beneficial owners.

None of DTC, Cede & Co., or any other DTC nominee will consent or vote with respect to the securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the regular record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the securities are credited on the regular record date. These participants are identified in a listing attached to the omnibus proxy.

We will make dividend payments or any payments of principal, any premium, interest, or other amounts on the securities in immediately available funds directly to Cede & Co., or any other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us, on the applicable payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name. These payments will be the responsibility of these participants and not of DTC or its nominee, us, the trustee, or any other agent or party, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of dividends or principal and any premium or interest to Cede & Co., or any other nominee as may be requested by an authorized representative of DTC, is our responsibility. Disbursement of the payments to direct participants is the responsibility of DTC, and disbursement of the payments to the beneficial owners is the responsibility of the direct or indirect participants.

We will send any redemption notices to DTC. If less than all of the securities of a series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the issue to be redeemed.

A beneficial owner must give any required notice of its election to have its securities repurchased through the participant through which it holds its beneficial interest in the security to the applicable trustee or tender agent. The beneficial owner shall effect delivery of its securities by causing the direct participant to transfer its interest in the securities on DTC’s records. The requirement for physical delivery of securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the securities are transferred by the direct participant on DTC’s records and followed by a book-entry credit of tendered securities to the applicable trustee or agent’s DTC account.

DTC may discontinue providing its services as depository for the securities at any time by giving us reasonable notice. If this occurs, and if a successor securities depository is not obtained, we will print and deliver certificated securities.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy.

     Clearstream, Luxembourg and Euroclear

Euroclear and Clearstream, Luxembourg are securities clearance systems in Europe that clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment. Clearstream, Luxembourg is incorporated under the laws of Luxembourg. Euroclear is incorporated under the laws of Belgium.

Euroclear and Clearstream, Luxembourg may be depositories for a global security sold or traded outside the United States. In addition, if DTC is the depository for a global security, Euroclear and Clearstream, Luxembourg may hold interests in the global security as participants in DTC. As long as any global security is held by Euroclear or Clearstream, Luxembourg as depository, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream, Luxembourg. If Euroclear or Clearstream, Luxembourg is the depository for a global security and there is no depository in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.

Payments, deliveries, transfers, exchanges, notices, and other matters relating to the securities made through Euroclear or Clearstream, Luxembourg must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants, and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, Luxembourg, on one hand, and participants in DTC, on the other hand, when DTC is the depository, also would be subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream, Luxembourg payments, deliveries, transfers, exchanges, notices, and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers, and other institutions are open for business in the United States. In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream, Luxembourg may need to make special arrangements to finance any purchases or sales of their interests between the United States and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

Special Considerations for Global Securities

As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depository and those of the investor’s financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, Luxembourg, if DTC is the depository), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities. Instead, we deal only with the depository that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•	an investor cannot cause the securities to be registered in his or her own name, and cannot obtain physical certificates for his or her interest in the securities, except in the special situations described above;

•	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above under “— Legal Holders”;

•	an investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in certificated form;

•	an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depository’s policies will govern payments, deliveries, transfers, exchanges, notices, and other matters relating to an investor’s interest in a global security, and those policies may change from time to time;

•	we, the trustee, any warrant agents, and any unit or other agents will not be responsible for any aspect of the depository’s policies, actions, or records of ownership interests in a global security;

•	we, the trustee, any warrant agents, and any unit or other agents do not supervise the depository in any way;

•	the depository will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•	financial institutions that participate in the depository’s book-entry system and through which an investor holds his or her interest in the global securities, directly or indirectly, also may have their own policies affecting payments, deliveries, transfers, exchanges, notices, and other matters relating to the securities. Those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, Luxembourg, when DTC is the depository, Euroclear or Clearstream, Luxembourg, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Registration, Transfer, and Payment of Certificated Securities

If we ever issue securities in certificated form, those securities may be presented for registration of transfer at the office of the registrar or at the office of any transfer agent we designate and maintain. The registrar or transfer agent will make the transfer or registration only if it is satisfied with the documents of title and identity of the person making the request. There will not be a service charge for any exchange or registration of transfer of the securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange. At any time we may change transfer agents or approve a change in the location through which any transfer agent acts. We also may designate additional transfer agents for any securities at any time.

We will not be required to issue, exchange, or register the transfer of any security to be redeemed for a period of 15 calendar days before the selection of the securities to be redeemed. In addition, we will not be required to exchange or register the transfer of any security that was selected, called, or is being called for redemption, except the unredeemed portion of any security being redeemed in part.

We will pay amounts payable on any certificated securities at the offices of the paying agents we may designate from time to time.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax considerations of the acquisition, ownership, and disposition of certain of the debt securities, preferred stock, depositary shares representing fractional interests in preferred stock, and common stock that we are offering. The following discussion is not exhaustive of all possible tax considerations. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), regulations promulgated under the Code by the U.S. Treasury Department (including proposed and temporary regulations), rulings, current administrative interpretations and official pronouncements of the Internal Revenue Service (the “IRS”), and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular holder in light of its investment or tax circumstances or to holders subject to special tax rules, such as: partnerships, subchapter S corporations, or other pass-through entities, banks, financial institutions, tax-exempt entities, insurance companies, regulated investment companies, real estate investment trusts, trusts and estates, dealers in securities or currencies, traders in securities that have elected to use the mark-to-market method of accounting for their securities, persons holding the debt securities, preferred stock, depositary shares, or common stock as part of an integrated investment, including a “straddle,” “hedge,” “constructive sale,” or “conversion transaction,” persons (other than Non-U.S. Holders) whose functional currency for tax purposes is not the U.S. dollar, and persons subject to the alternative minimum tax provisions of the Code. This summary does not include any description of the tax laws of any state or local governments, or of any foreign government, that may be applicable to a particular holder. This summary also may not apply to all forms of debt securities, preferred stock, depositary shares, or common stock that we may issue. If the tax consequences associated with a particular form of debt security, preferred stock, common stock, or depositary share are different than those described below, they will be described in the applicable prospectus supplement.

This summary is directed solely to holders that, except as otherwise specifically noted, will purchase the debt securities, preferred stock, depositary shares, or common stock offered in this prospectus upon original issuance and will hold such securities as capital assets within the meaning of Section 1221 of the Code, which generally means as property held for investment.

You should consult your own tax advisor concerning the U.S. federal income and estate tax consequences to you of acquiring, owning, and disposing of these securities, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws.

As used in this prospectus, the term “U.S. Holder” means a beneficial owner of the debt securities, preferred stock, depositary shares, or common stock offered in this prospectus that is for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any state of the United States or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	any trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

Notwithstanding the preceding paragraph, to the extent provided in Treasury regulations, some trusts in existence on August 20, 1996, and treated as United States persons prior to that date, that elect to continue to be treated as United States persons also will be U.S. Holders. As used in this prospectus, the term “Non-U.S. Holder” is a holder that is not a U.S. Holder.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the debt securities, preferred stock, depositary shares, or common stock offered in this prospectus, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership and accordingly, this summary does not apply to partnerships. A partner of a partnership holding the debt securities, preferred stock, depositary shares, or common stock should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership, and disposition by the partnership of the debt securities, preferred stock, depositary shares, or common stock.

Taxation of Debt Securities

This subsection describes the material U.S. federal income tax consequences of the acquisition, ownership, and disposition of the debt securities offered in this prospectus, other than the debt securities described below under “— Convertible, Renewable, Extendible, Indexed, and Other Debt Securities,” which will be described in the applicable prospectus supplement. This subsection is directed solely to holders that, except as otherwise specifically noted, will purchase the debt securities offered in this prospectus upon original issuance at the issue price, as defined below.

     Consequences to U.S. Holders

The following is a summary of the material U.S. federal income tax consequences that will apply to U.S. Holders of debt securities.

Payment of Interest. Except as described below in the case of interest on a debt security issued with original issue discount, as defined below under “— Consequences to U.S. Holders — Original Issue Discount,” interest on a debt security generally will be included in the income of a U.S. Holder as interest income at the time it is accrued or is received in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes and will be ordinary income.

Original Issue Discount. Some of our debt securities may be issued with original issue discount (“OID”). U.S. Holders of debt securities issued with OID, other than short-term debt securities with a maturity of one year or less from its date of issue, will be subject to special tax accounting rules, as described in greater detail below. For tax purposes, OID is the excess of the “stated redemption price at maturity” of a debt instrument over its “issue price.” The “stated redemption price at maturity” of a debt security is the sum of all payments required to be made on the debt security other than “qualified stated interest” payments, as defined below. The “issue price” of a debt security is generally the first offering price to the public at which a substantial amount of the issue was sold (ignoring sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers). The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer), or that is treated as constructively received, at least annually at a single fixed rate or, under certain circumstances, at a variable rate. If a debt security bears interest during any accrual period at a rate below the rate applicable for the remaining term of the debt security (for example, debt securities with teaser rates or interest holidays), then some or all of the stated interest may not be treated as qualified stated interest.

A U.S. Holder of a debt security with a maturity of more than one year from its date of issue that has been issued with OID (an “OID debt security”) is generally required to include any qualified stated interest payments in income as interest at the time it is accrued or is received in accordance with the U.S. Holder’s regular accounting method for tax purposes, as described above under “— Consequences to U.S. Holders — Payment of Interest.” A U.S. Holder of an OID debt security is generally required to include in income the sum of the daily accruals of the OID for the debt security for each day during the taxable year (or portion of the taxable year) in which the U.S. Holder held the OID debt security, regardless of such holder’s regular method of accounting. Thus, a U.S. Holder may be required to include OID in income in advance of the receipt of some or all of the related cash payments. The daily portion is determined by allocating the OID for each day of the accrual period. An accrual period may be of any length and the accrual periods may even vary in length over the term of the OID debt security, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the first day of an accrual period or on the final day of an accrual period. The amount of OID allocable to an accrual period is equal to the excess of: (1) the product of the “adjusted issue price” of the OID debt security at the beginning of the accrual period and its yield to maturity (computed generally on a constant yield method and compounded at the end of each accrual period, taking into account the length of the particular accrual period) over (2) the amount of any qualified stated interest allocable to the accrual period. OID allocable to a final accrual period is the difference between the amount payable at maturity, other than a payment of qualified stated interest, and the adjusted issue price at the beginning of the final accrual period. Special rules will apply for calculating OID for an initial short accrual period. The “adjusted issue price” of an OID debt security at the beginning of any accrual period is the sum of the issue price of the OID debt security plus the amount of OID allocable to all prior accrual periods reduced by any payments received on the OID debt security that were not qualified stated interest. Under these rules, a U.S. Holder generally will have to include in income increasingly greater amounts of OID in successive accrual periods.

If the excess of the “stated redemption price at maturity” of a debt security over its “issue price” is less than 1/4 of 1% of the debt instrument’s stated redemption price at maturity multiplied by the number of complete years from its issue date to its maturity, or weighted average maturity in the case of debt securities with more than one principal payment (“de minimis OID”), the debt security is not treated as issued with OID. A U.S. Holder generally must include the de minimis OID in income at the time payments, other than qualified stated interest, on the debt securities are made in proportion to the amount paid (unless the U.S. Holder makes the election described below under “— Consequences to U.S. Holders — Election to Treat All Interest as Original Issue Discount”). Any amount of de minimis OID that is included in income in this manner will be treated as capital gain.

Additional rules applicable to debt securities with OID that are denominated in or determined by reference to a currency other than the U.S. dollar are described under “— Consequences to U.S. Holders — Non-U.S. Dollar Denominated Debt Securities” below.

Variable Rate Debt Securities. In the case of a debt security that is a variable rate debt security, special rules apply. In general, if a debt security qualifies for treatment as a “variable rate debt instrument” under Treasury regulations and provides for stated interest that is unconditionally payable at least annually at a variable rate that, subject to certain exceptions, is a single “qualified floating rate” or “objective rate,” each as defined below, all stated interest on the debt security is treated as qualified stated interest. In that case, both the debt security’s “yield to maturity” and “qualified stated interest” will be determined, solely for purposes of calculating the accrual of OID, if any, as though the debt security will bear interest in all periods throughout its term at a fixed rate generally equal to the rate that would be applicable to interest payments on the debt security on its date of issue or, in the case of an objective rate (other than a “qualified inverse floating rate”), the rate that reflects the yield to maturity that is reasonably expected for the debt security. A U.S. Holder of a variable rate debt instrument would then recognize OID, if any, that is calculated based on the debt security’s assumed yield to maturity. If the interest actually accrued or paid during an accrual period exceeds or is less than the assumed fixed interest, the qualified stated interest or OID allocable to that period is increased or decreased under rules set forth in Treasury regulations. Special rules apply for determining the amount of OID for other variable rate debt instruments, such as instruments with more than one qualified floating rate or instruments with a single fixed rate and one or more qualified floating rates.

A debt security will qualify as a variable rate debt instrument if the debt security’s issue price does not exceed the total noncontingent principal payments by more than the lesser of: (i) .015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date, or (ii) 15% of the total noncontingent principal payments; and the debt security provides for stated interest, compounded or paid at least annually, only at one or more qualified floating rates, a single fixed rate and one or more qualified floating rates, a single objective rate, or a single fixed rate and a single objective rate that is a qualified inverse floating rate. Generally, a rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous fluctuations in the cost of newly borrowed funds in the currency in which the debt instrument is denominated. If a debt security provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together constitute a single qualified floating rate. Generally, an objective rate is a rate that is determined using a single fixed formula that is based on objective financial or economic information such as one or more qualified floating rates. An objective rate is a qualified inverse floating rate if that rate is equal to a fixed rate minus a qualified floating rate and variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate.

A variable rate debt security generally will not qualify for treatment as a “variable rate debt instrument” if, among other circumstances:

•	the variable rate of interest is subject to one or more minimum or maximum rate floors or ceilings or one or more governors limiting the amount of increase or decrease in each case which are not fixed throughout the term of the debt security and which are reasonably expected as of the issue date to cause the rate in some accrual periods to be significantly higher or lower than the overall expected return on the debt security determined without the floor, ceiling, or governor;

•	in the case of certain debt securities, it is reasonably expected that the average value of the variable rate during the first half of the term of the debt security will be either significantly less than or significantly greater than the average value of the rate during the final half of the term of the debt security; or

•	the value of the rate on any date during the term of the debt security is set earlier than three months prior to the first day on which that value is in effect or later than one year following that first day.

In these situations, as well as others, the debt security generally will be subject to taxation under rules applicable to contingent payment debt instruments. U.S. Holders should consult with their own tax advisors regarding the specific U.S. federal income tax considerations with respect to these debt securities.

Acquisition Premium. If a U.S. Holder purchases an OID debt security for an amount greater than its adjusted issue price (as determined above) at the purchase date and less than or equal to the sum of all amounts, other than qualified stated interest, payable on the OID debt security after the purchase date, the excess is “acquisition premium.” Under these rules, in general, the amount of OID which must be included in income for the debt security for any taxable year (or any portion of a taxable year in which the debt security is held) will be reduced (but not below zero) by the portion of the acquisition premium allocated to the period. The amount of acquisition premium allocated to each period is determined by multiplying the OID that otherwise would have been included in income by a fraction, the numerator of which is the excess of the cost over the adjusted issue price of the OID debt security and the denominator of which is the excess of the OID debt security’s stated redemption price at maturity over its adjusted issue price.

If a U.S. Holder purchases an OID debt security for an amount less than its adjusted issue price (as determined above) at the purchase date, any OID accruing with respect to that OID debt security will be required to be included in income and, to the extent of the difference between the purchase amount and the OID debt security’s adjusted issue price, the OID debt security will be treated as having “market discount.” See “— Consequences to U.S. Holders — Market Discount” below.

Amortizable Bond Premium. If a U.S. Holder purchases a debt security (including an OID debt security) for an amount in excess of the sum of all amounts payable on the debt security after the purchase date, other than qualified stated interest, such holder will be considered to have purchased such debt security with “amortizable bond premium” equal in amount to such excess. A U.S. Holder may elect to amortize such premium as an offset to interest income using a constant yield method over the remaining term of the debt security based on the U.S. Holder’s yield to maturity with respect to the debt security.

A U.S. Holder generally may use the amortizable bond premium allocable to an accrual period to offset interest required to be included in the U.S. Holder’s income under its regular method of accounting with respect to the debt security in that accrual period. If the amortizable bond premium allocable to an accrual period exceeds the amount of interest allocable to such accrual period, such excess would be allowed as a deduction for such accrual period, but only to the extent of the U.S. Holder’s prior interest inclusions on the debt security that have not been offset previously by bond premium. Any excess is generally carried forward and allocable to the next accrual period.

If a debt security may be redeemed by us prior to its maturity date, the amount of amortizable bond premium will be based on the amount payable at the applicable redemption date, but only if use of the redemption date (in lieu of the stated maturity date) results in a smaller amortizable bond premium for the period ending on the redemption date. In addition, special rules limit the amortization of bond premium in the case of convertible debt securities.

An election to amortize bond premium applies to all taxable debt obligations held by the U.S. Holder at the beginning of the first taxable year to which the election applies and thereafter acquired by the U.S. Holder and may be revoked only with the consent of the IRS. Generally, a holder may make an election to include in income its entire return on a debt security (i.e., the excess of all remaining payments to be received on the debt security over the amount paid for the debt security by such holder) in accordance with a constant yield method based on the compounding of interest, as discussed below under “— Consequences to U.S. Holders — Election to Treat All Interest as Original Issue Discount.” If a holder makes such an election for a debt security with amortizable bond premium, such election will result in a deemed election to amortize bond premium for all of the holder’s debt instruments with amortizable bond premium and may be revoked only with the permission of the IRS.

A U.S. Holder that elects to amortize bond premium will be required to reduce its tax basis in the debt security by the amount of the premium amortized during its holding period. OID debt securities purchased at a premium will not be subject to the OID rules described above.

If a U.S. Holder does not elect to amortize bond premium, the amount of bond premium will be included in its tax basis in the debt security. Therefore, if a U.S. Holder does not elect to amortize bond premium and it holds the debt security to maturity, the premium generally will be treated as capital loss when the debt security matures.

Market Discount. If a U.S. Holder purchases a debt security for an amount that is less than its stated redemption price at maturity, or, in the case of an OID debt security, its adjusted issue price, such holder will be considered to have purchased the debt security with “market discount.” Any payment, other than qualified stated interest, or any gain on the sale, exchange, retirement, or other disposition of a debt security with market discount generally will be treated as ordinary interest income to the extent of the market discount not previously included in income that accrued on the debt security during such holder’s holding period. In general, market discount is treated as accruing on a straight-line basis over the term of the debt security unless an election is made to accrue the market discount under a constant yield method. In addition, a U.S. Holder may be required to defer, until the maturity of the debt security or its earlier disposition in a taxable transaction, the deduction of a portion of the interest paid on any indebtedness incurred or maintained to purchase or carry the debt security in an amount not exceeding the accrued market discount on the debt security.

A U.S. Holder may elect to include market discount in income currently as it accrues (on either a straight-line or constant yield basis), in lieu of treating a portion of any gain realized on a sale, exchange, retirement, or other disposition of the debt security as ordinary income. If an election is made to include market discount on a current basis, the interest deduction deferral rule described above will not apply. If a U.S. Holder makes such an election, it will apply to all market discount debt instruments acquired by such holder on or after the first day of the first taxable year to which the election applies. The election may not be revoked without the consent of the IRS. U.S. Holders should consult with their own tax advisors before making this election.

If the difference between the stated redemption price at maturity of a debt security or, in the case of an OID debt security, its adjusted issue price, and the amount paid for the debt security is less than 1/4 of 1% of the debt instrument’s stated redemption price at maturity or, in the case of an OID debt security, its adjusted issue price, multiplied by the number of remaining complete years to the debt security’s maturity (“de minimis market discount”), the debt security is not treated as issued with market discount.

Generally, a holder may make an election to include in income its entire return on a debt security (i.e., the excess of all remaining payments to be received on the debt security over the amount paid for the debt security by such holder) in accordance with a constant yield method based on the compounding of interest, as discussed below under “— Consequences to U.S. Holders — Election to Treat All Interest as Original Issue Discount.” If a holder makes such an election for a debt security with market discount, the holder will be required to include market discount in income currently as it accrues on a constant yield basis for all market discount debt instruments acquired by such holder on or after the first day of the first taxable year to which the election applies, and such election may be revoked only with the permission of the IRS.

Election to Treat All Interest as Original Issue Discount. A U.S. Holder may elect to include in income all interest that accrues on a debt security using the constant-yield method applicable to OID described above, subject to certain limitations and exceptions. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium, each as described herein. If this election is made for a debt security, then, to apply the constant-yield method: (i) the issue price of the debt security will equal its cost, (ii) the issue date of the debt security will be the date it was acquired, and (iii) no payments on the debt security will be treated as payments of qualified stated interest. A U.S. Holder must make this election for the taxable year in which the debt security was acquired, and may not revoke the election without the consent of the IRS. U.S. Holders should consult with their own tax advisors before making this election.

Debt Securities That Trade “Flat.” We expect that certain debt securities will trade in the secondary market with accrued interest. However, we may issue debt securities with terms and conditions that would make it likely that such debt securities would trade “flat” in the secondary market, which means that upon a sale of a debt security a U.S. Holder would not be paid an amount that reflects the accrued but unpaid interest with respect to such debt security. Nevertheless, for U.S. federal income tax purposes, a portion of the sales proceeds equal to the interest accrued with respect to such debt security from the last interest payment date to the sale date must be treated as interest income rather than as an amount realized upon the sale. Accordingly, a U.S. Holder that sells such a debt security between interest payment dates would be required to recognize interest income and, in certain circumstances, would recognize a capital loss (the deductibility of which is subject to limitations) on the sale of the debt security.

Concurrently, a U.S. Holder that purchases such a debt security between interest payment dates would not be required to include in income that portion of any interest payment received that is attributable to interest that accrued prior to the purchase. Such payment is treated as a return of capital which reduces the U.S. Holder’s remaining cost basis in the debt security. However, interest that accrues after the purchase date is included in income in the year received or accrued (depending on the U.S. Holder’s accounting method). U.S. Holders that purchase such debt securities between interest payment dates should consult their own tax advisors concerning such holder’s adjusted tax basis in the debt security and whether such debt securities should be treated as having been purchased with market discount, as described above.

Short-Term Debt Securities. Some of our debt securities may be issued with maturities of one year or less from the date of issue, which we refer to as short-term debt securities. Treasury regulations provide that no payments of interest on a short-term debt security are treated as qualified stated interest. Accordingly, in determining the amount of discount on a short-term debt security, all interest payments, including stated interest, are included in the short-term debt security’s stated redemption price at maturity.

In general, individual and certain other U.S. Holders using the cash basis method of tax accounting are not required to include accrued discount on short-term debt securities in income currently unless they elect to do so, but they may be required to include any stated interest in income as the interest is received. However, a cash basis U.S. Holder will be required to treat any gain realized on a sale, exchange, or retirement of the short-term debt security as ordinary income to the extent such gain does not exceed the discount accrued with respect to the short-term debt security, which will be determined on a straight-line basis unless the holder makes an election to accrue the discount under the constant-yield method, through the date of sale or retirement. In addition, a cash basis U.S. Holder that does not elect to currently include accrued discount in income will be not allowed to deduct any of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a short-term debt security (in an amount not exceeding the deferred income), but instead will be required to defer deductions for such interest until the deferred income is realized upon the maturity of the short-term debt security or its earlier disposition in a taxable transaction. Notwithstanding the foregoing, a cash-basis U.S. Holder of a short-term debt security may elect to include accrued discount in income on a current basis. If this election is made, the limitation on the deductibility of interest described above will not apply.

A U.S. Holder using the accrual method of tax accounting and some cash basis holders (including banks, securities dealers, regulated investment companies, and certain trust funds) generally will be required to include accrued discount on a short-term debt security in income on a current basis, on either a straight-line basis or, at the election of the holder, under the constant-yield method based on daily compounding.

Regardless of whether a U.S. Holder is a cash-basis or accrual-basis holder, the holder of a short-term debt security may elect to include accrued “acquisition discount” with respect to the short-term debt security in income on a current basis. Acquisition discount is the excess of the remaining redemption amount of the short-term debt security at the time of acquisition over the purchase price. Acquisition discount will be treated as accruing on a straight-line basis or, at the election of the holder, under a constant yield method based on daily compounding. If a U.S. Holder elects to include accrued acquisition discount in income, the rules for including OID will not apply. In addition, the market discount rules described above will not apply to short-term debt securities.

Sale, Exchange, or Retirement of Debt Securities. Upon the sale, exchange, retirement, or other disposition of a debt security, a U.S. Holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement, or other disposition (less an amount equal to any accrued interest not previously included in income if the debt security is disposed of between interest payment dates, which will be included in income as interest income for U.S. federal income tax purposes) and the U.S. Holder’s adjusted tax basis in the debt security. The amount realized by the U.S. Holder will include the amount of any cash and the fair market value of any other property received for the debt security. A U.S. Holder’s adjusted tax basis in a debt security generally will be the cost of the debt security to such U.S. Holder, increased by any OID, market discount, de minimis OID, de minimis market discount, or any discount with respect to a short-term debt security previously included in income with respect to the debt security, and decreased by the amount of any premium previously amortized to reduce interest on the debt security and the amount of any payment (other than a payment of qualified stated interest) received in respect of the debt security.

Except as discussed above with respect to market discount, or as described below with respect to Non-U.S. Dollar Denominated Debt Securities, gain or loss realized on the sale, exchange, retirement, or other disposition of a debt security generally will be capital gain or loss and will be long-term capital gain or loss if the debt security has been held for more than one year. Net long-term capital gain recognized by a non-corporate U.S. Holder before January 1, 2009 generally is subject to tax at a maximum rate of 15%. The ability of U.S. Holders to deduct capital losses is subject to limitations under the Code.

Reopenings. Treasury regulations provide specific rules regarding whether additional debt instruments issued in a reopening will be considered part of the same issue, with the same issue price and yield to maturity, as the original debt instruments for U.S. federal income tax purposes. Except as provided otherwise in an applicable prospectus supplement, we expect that additional debt securities issued by us in any reopening will be issued such that they will be considered part of the original issuance to which they relate.

Debt Securities Subject to Contingencies Including Optional Redemption. Certain of the debt securities may provide for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In addition, certain of the debt securities may contain provisions permitting them to be redeemed prior to their stated maturity at our option and/or at the option of the holder. Debt securities containing these features may be subject to rules that differ from the general rules discussed herein. U.S. Holders considering the purchase of debt securities with these features should carefully examine the applicable prospectus supplement and should consult their own tax advisors regarding the U.S. federal income tax consequences to a U.S. Holder of the ownership and disposition of such debt securities since the U.S. federal income tax consequences with respect to OID will depend, in part, on the particular terms and features of the debt securities.

Non-U.S. Dollar Denominated Debt Securities. Additional considerations apply to a U.S. Holder of a debt security payable in a currency other than U.S. dollars (“foreign currency”). We refer to these securities as Non-U.S. Dollar Denominated Debt Securities. In the case of payments of interest, U.S. Holders using the cash method of accounting for U.S. federal income tax purposes will be required to include in income the U.S. dollar value of the foreign currency payment on a Non-U.S. Dollar Denominated Debt Security (other than OID or market discount) when the payment of interest is received. The U.S. dollar value of the foreign currency payment is determined by translating the foreign currency received at the spot rate for such foreign currency on the date the payment is received, regardless of whether the payment is in fact converted to U.S. dollars at that time. The U.S. dollar value will be the U.S. Holder’s tax basis in the foreign currency received. A U.S. Holder will not recognize foreign currency exchange gain or loss with respect to the receipt of such payment.

U.S. Holders using the accrual method of accounting for U.S. federal income tax purposes will be required to include in income the U.S. dollar value of the amount of interest income that has accrued and is otherwise required to be taken into account with respect to a Non-U.S. Dollar

Denominated Debt Security during an accrual period. The U.S. dollar value of the accrued income will be determined by translating the income at the average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. A U.S. Holder may elect, however, to translate the accrued interest income using the exchange rate on the last day of the accrual period or, with respect to an accrual period that spans two taxable years, using the exchange rate on the last day of the taxable year. If the last day of an accrual period is within five business days of the date of receipt of the accrued interest, a U.S. Holder may translate the interest using the exchange rate on the date of receipt. The above election will apply to all other debt obligations held by the U.S. Holder and may not be changed without the consent of the IRS. U.S. Holders should consult their own tax advisors before making the above election. Upon receipt of an interest payment (including, upon the sale of the debt security, the receipt of proceeds which include amounts attributable to accrued interest previously included in income), the holder will recognize foreign currency exchange gain or loss in an amount equal to the difference between the U.S. dollar value of such payment (determined by translating the foreign currency received at the spot rate for such foreign currency on the date such payment is received) and the U.S. dollar value of the interest income previously included in income with respect to such payment. This gain or loss will be treated as ordinary income or loss.

OID on a debt security that is also a Non-U.S. Dollar Denominated Debt Security will be determined for any accrual period in the applicable foreign currency and then translated into U.S. dollars, in the same manner as interest income accrued by a holder on the accrual basis, as described above (regardless of such holder’s regular method of accounting). A U.S. Holder will recognize foreign currency exchange gain or loss when OID is paid (including, upon the sale of such debt security, the receipt of proceeds which include amounts attributable to OID previously included in income) to the extent of the difference between the U.S. dollar value of such payment (determined by translating the foreign currency received at the spot rate for such foreign currency on the date such payment is received) and the U.S. dollar value of the accrued OID (determined in the same manner as for accrued interest). For these purposes, all receipts on a debt security will be viewed: (i) first, as the receipt of any stated interest payment called for under the terms of the debt security, (ii) second, as receipts of previously accrued OID (to the extent thereof), with payments considered made for the earliest accrual periods first, and (iii) third, as the receipt of principal.

The amount of market discount on Non-U.S. Dollar Denominated Debt Securities includible in income generally will be determined by translating the market discount determined in the foreign currency into U.S. dollars at the spot rate on the date the Non-U.S. Dollar Denominated Debt Security is retired or otherwise disposed of. If a U.S. Holder elected to accrue market discount currently, then the amount which accrues is determined in the foreign currency and then translated into U.S. dollars on the basis of the average exchange rate in effect during such accrual period. A U.S. Holder will recognize foreign currency exchange gain or loss with respect to market discount which is accrued currently using the approach applicable to the accrual of interest income as described above.

Amortizable bond premium on a Non-U.S. Dollar Denominated Debt Security will be computed in the applicable foreign currency. If a U.S. Holder elected to amortize the premium, the amortizable bond premium will reduce interest income in the applicable foreign currency. At the time bond premium is amortized, foreign currency exchange gain or loss will be realized based on the difference between spot rates at such time and the time of acquisition of the Non-U.S. Dollar Denominated Debt Security. If a U.S. Holder does not elect to amortize bond premium, the bond premium computed in the foreign currency must be translated into U.S. dollars at the spot rate on the maturity date and such bond premium will constitute a capital loss which may be offset or eliminated by foreign currency exchange gain.

If a U.S. Holder purchases a Non-U.S. Dollar Denominated Debt Security with previously owned foreign currency, foreign currency exchange gain or loss (which will be treated as ordinary income or loss) will be recognized in an amount equal to the difference, if any, between the tax basis in the foreign currency and the U.S. dollar fair market value of the foreign currency used to purchase the Non-U.S. Dollar Denominated Debt Security, determined on the date of purchase.

Upon the sale, exchange, retirement, or other taxable disposition of a Non-U.S. Dollar Denominated Debt Security, a U.S. Holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement, or other disposition (less an amount equal to any accrued and unpaid interest not previously included in income, which will be treated as a payment of interest for U.S. federal income tax purposes) and the adjusted tax basis in the Non-U.S. Dollar Denominated Debt Security. The adjusted tax basis in a Non-U.S. Dollar Denominated Debt Security will equal the amount paid for the Non-U.S. Dollar Denominated Debt Security, increased by the amounts of any market discount or OID previously included in income with respect to the Non-U.S. Dollar Denominated Debt Security and reduced by any amortized acquisition or other premium and any principal payments received in respect of the Non-U.S. Dollar Denominated Debt Security. The amount of any payment in or adjustments measured by foreign currency will be equal to the U.S. dollar value of the foreign currency on the date of the purchase or adjustment. The amount realized will be based on the U.S. dollar value of the foreign currency on the date the payment is received or the Non-U.S. Dollar Denominated Debt Security is disposed of (or deemed disposed of as a result of a material change in the terms of the debt security). If, however, a Non-U.S. Dollar Denominated Debt Security is traded on an established securities market and the U.S. Holder uses the cash basis method of tax accounting, the U.S. dollar value of the amount realized will be determined by translating the foreign currency payment at the spot rate of exchange on the settlement date of the purchase or sale. A U.S. Holder that uses the accrual basis method of tax accounting may elect the same treatment with respect to the purchase and sale of Non-U.S. Dollar Denominated Debt Securities traded on an established securities market, provided that the election is applied consistently.

Except with respect to market discount as discussed above, and the foreign currency rules discussed below, gain or loss recognized upon the sale, exchange, retirement, or other taxable disposition of a Non-U.S. Dollar Denominated Debt Security will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange, retirement, or other disposition, the Non-U.S. Dollar Denominated Debt Security has been held for more than one year. Net long-term capital gain recognized by a non-corporate U.S. Holder before January 1, 2009 generally is subject to tax at a maximum rate of 15%. The ability of U.S. Holders to deduct capital losses is subject to limitations under the Code.

A portion of the gain or loss with respect to the principal amount of a Non-U.S. Dollar Denominated Debt Security may be treated as foreign currency exchange gain or loss. Foreign currency exchange gain or loss will be treated as ordinary income or loss. For these purposes, the principal amount of the Non-U.S. Dollar Denominated Debt Security is the purchase price for the Non-U.S. Dollar Denominated Debt Security calculated in the foreign currency on the date of purchase, and the amount of exchange gain or loss recognized is equal to the difference between (i) the U.S. dollar value of the principal amount determined on the date of the sale, exchange, retirement or other disposition of the Non-U.S. Dollar Denominated Debt Security and (ii) the U.S. dollar value of the principal amount determined on the date the foreign currency debt security was purchased. The amount of foreign currency exchange gain or loss will be limited to the amount of overall gain or loss realized on the disposition of the Non-U.S. Dollar Denominated Debt Security.

The tax basis in foreign currency received as interest on a Non-U.S. Dollar Denominated Debt Security will be the U.S. dollar value of the foreign currency determined at the spot rate in effect on the date the foreign currency is received. The tax basis in foreign currency received on the sale, exchange, retirement, or other disposition of a Non-U.S. Dollar Denominated Debt

Security will be equal to the U.S. dollar value of the foreign currency, determined at the time of the sale, exchange, retirement or other disposition. As discussed above, if the Non-U.S. Dollar Denominated Debt Securities are traded on an established securities market, a cash basis U.S. Holder (or, upon election, an accrual basis U.S. Holder) will determine the U.S. dollar value of the foreign currency by translating the foreign currency received at the spot rate of exchange on the settlement date of the sale, exchange, retirement, or other disposition. Accordingly, in such case, no foreign currency exchange gain or loss will result from currency fluctuations between the trade date and settlement date of a sale, exchange, retirement, or other disposition. Any gain or loss recognized on a sale, exchange, retirement, or other disposition of foreign currency (including its exchange for U.S. dollars or its use to purchase debt securities) will be ordinary income or loss.

For special treatment of Non-U.S. Dollar Denominated Debt Securities that are also contingent payment debt securities, see the applicable prospectus supplement.

     Consequences to Non-U.S. Holders

The following is a summary of certain U.S. federal income tax consequences that will apply to Non-U.S. Holders of debt securities.

Payments of Interest. Under current U.S. federal income tax law and subject to the discussion below concerning backup withholding, principal (and premium, if any) and interest payments, including any OID, that are received from us or our agent and that are not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States, or a permanent establishment maintained in the United States if certain tax treaties apply, generally will not be subject to U.S. federal income or withholding tax except as provided below. Interest, including any OID, may be subject to a 30% withholding tax (or less under an applicable treaty, if any) if:

•	a Non-U.S. Holder actually or constructively owns 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•	a Non-U.S. Holder is a “controlled foreign corporation” for U.S. federal income tax purposes that is related to us (directly or indirectly) through stock ownership;

•	a Non-U.S. Holder is a bank extending credit under a loan agreement in the ordinary course of its trade or business;

•	the interest payments on the debt security are determined by reference to the income, profits, changes in the value of property or other attributes of the debtor or a related party (other than payments that are based on the value of a security or index of securities that are, and will continue to be, actively traded within the meaning of Section 1092(d) of the Code, and that are not nor will be a “United States real property interest” as described in Section 897(c)(1) or 897(g) of the Code); or

•	the Non-U.S. Holder does not satisfy the certification requirements described below.

In the case of debt securities in registered form, a Non-U.S. Holder generally will satisfy the certification requirements if either: (A) the Non-U.S. Holder certifies to us or our agent, under penalties of perjury, that it is a non-United States person and provides its name and address (which certification may generally be made on an IRS Form W-8BEN, or a successor form), or (B) a securities clearing organization, bank, or other financial institution that holds customer securities in the ordinary course of its trade or business (a “financial institution”) and holds the debt security certifies to us or our agent under penalties of perjury that either it or another financial institution has received the required statement from the Non-U.S. Holder certifying that it is a non-United States person and furnishes us with a copy of the statement.

Special rules apply with respect to compliance with certain restrictions and procedures relating to the offer, sale, and delivery of and payments on bearer debt securities. We generally will issue debt securities only in registered form, without coupons, although we may issue debt securities in bearer form, in which case we will so specify the applicable restrictions and procedures in the applicable prospectus supplement.

Payments not meeting the requirements set forth above and thus subject to withholding of U.S. federal income tax may nevertheless be exempt from withholding (or subject to withholding at a reduced rate) if the Non-U.S. Holder provides us with a properly executed IRS Form W-8BEN (or successor form) claiming an exemption from, or reduction in, withholding under the benefit of a tax treaty, or IRS Form W-8ECI (or other applicable form) stating that interest paid on the debt securities is not subject to withholding tax because it is effectively connected with the conduct of a trade or business within the United States as discussed below. To claim benefits under an income tax treaty, a Non-U.S. Holder must obtain a taxpayer identification number and certify as to its eligibility under the appropriate treaty’s limitations on benefits article. In addition, special rules may apply to claims for treaty benefits made by Non-U.S. Holders that are entities rather than individuals. A Non-U.S. Holder that is eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Additional Payments. If the amount or timing of any payments on a debt security is contingent, the interest payments on the debt security may be treated as “contingent interest” under Section 871(h)(4) of the Code, in which case such interest may not be eligible for the exemption from U.S. federal income and withholding tax, as described above (other than for a holder that otherwise claims an exemption from, or reduction in, withholding under the benefit of an income tax treaty). In certain circumstances, if specified in the applicable prospectus supplement, we will pay to a Non-U.S. Holder of any debt security additional amounts to ensure that every net payment on that debt security will not be less, due to the payment of U.S. federal withholding tax, than the amount then otherwise due and payable. See “Description of Debt Securities — Payment of Additional Amounts” above. However, because the likelihood that such payments will be made is remote, we do not believe that, because of these potential additional payments, the interest on the debt securities should be treated as contingent interest.

Sale, Exchange, or Retirement of Debt Securities. A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on any capital gain or market discount realized on the sale, exchange, retirement, or other disposition of debt securities, provided that: (a) the gain is not effectively connected with the conduct of a trade or business within the United States, or a permanent establishment maintained in the United States if certain tax treaties apply, and (b) in the case of a Non-U.S. Holder that is an individual, the Non-U.S. Holder is not present in the United States for 183 days or more in the taxable year of the sale, exchange, or other disposition of the debt security. An individual Non-U.S. Holder who is present in the United States for 183 days or more in the taxable year of sale, exchange, or other disposition of a debt security, and if certain other conditions are met, will be subject to U.S. federal income tax at a rate of 30% on the gain realized on the sale, exchange, or other disposition of such debt security.

Income Effectively Connected with a Trade or Business within the United States. If a Non-U.S. Holder of a debt security is engaged in the conduct of a trade or business within the United States and if interest (including any OID) on the debt security, or gain realized on the sale, exchange, or other disposition of the debt security, is effectively connected with the conduct of such trade or business (and, if certain tax treaties apply, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder, although exempt from U.S. federal withholding tax (provided that the certification requirements discussed above are satisfied), generally will be subject to U.S. federal income tax on such interest (including any OID) or gain on a net income basis in the same manner as if it were a U.S. Holder. Non-U.S. holders should read the material under the heading “— Consequences to

U.S. Holders,” for a description of the U.S. federal income tax consequences of acquiring, owning, and disposing of debt securities. In addition, if such Non-U.S. Holder is a foreign corporation, it may also be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable U.S. income tax treaty) of a portion of its earnings and profits for the taxable year that are effectively connected with its conduct of a trade or business in the United States, subject to certain adjustments.

     Convertible, Renewable, Extendible, Indexed, and Other Debt Securities

Special U.S. federal income tax rules are applicable to certain other debt securities, including contingent Non-U.S. Dollar Denominated Debt Securities, debt securities that may be convertible into or exercisable or exchangeable for our common or preferred stock or other securities or debt or equity securities of one or more third parties, debt securities the payments on which are determined or partially determined by reference to any index and other debt securities that are subject to the rules governing contingent payment obligations which are not subject to the rules governing variable rate debt securities, any renewable and extendible debt securities and any debt securities providing for the periodic payment of principal over the life of the debt security. The material U.S. federal income tax considerations with respect to these debt securities will be discussed in the applicable pricing supplement.

     Backup Withholding and Information Reporting

In general, in the case of a U.S. Holder, other than certain exempt holders, we and other payors are required to report to the IRS all payments of principal, any premium, and interest on the debt security, and the accrual of OID on an OID debt security. In addition, we and other payors generally are required to report to the IRS any payment of proceeds of the sale of a debt security before maturity. Additionally, backup withholding generally will apply to any payments, including payments of OID, if a U.S. Holder fails to provide an accurate taxpayer identification number and certify that the taxpayer identification number is correct, the U.S. Holder is notified by the IRS that it has failed to report all interest and dividends required to be shown on its U.S. federal income tax returns or a U.S. Holder does not certify that it has not underreported its interest and dividend income. If applicable, backup withholding will be imposed at a rate of 28%. This rate is scheduled to increase to 31% after 2010.

In the case of a Non-U.S. Holder, backup withholding and information reporting will not apply to payments made if the Non-U.S. Holder provides the required certification that it is not a United States person, or the Non-U.S. Holder otherwise establishes an exemption, provided that the payor or withholding agent does not have actual knowledge that the holder is a United States person, or that the conditions of any exemption are not satisfied.

In addition, payments of the proceeds from the sale of a debt security to or through a foreign office of a broker or the foreign office of a custodian, nominee, or other dealer acting on behalf of a holder generally will not be subject to information reporting or backup withholding. However, if the broker, custodian, nominee, or other dealer is a United States person, the government of the United States or the government of any state or political subdivision of any state, or any agency or instrumentality of any of these governmental units, a controlled foreign corporation for U.S. federal income tax purposes, a foreign partnership that is either engaged in a trade or business within the United States or whose United States partners in the aggregate hold more than 50% of the income or capital interest in the partnership, a foreign person 50% or more of whose gross income for a certain period is effectively connected with a trade or business within the United States, or a United States branch of a foreign bank or insurance company, information reporting (but not backup withholding) generally will be required with respect to payments made to a holder unless the broker, custodian, nominee, or other dealer has documentation of the holder’s foreign status and the broker, custodian, nominee, or other dealer has no actual knowledge to the contrary.

Payment of the proceeds from a sale of a debt security to or through the United States office of a broker is subject to information reporting and backup withholding, unless the holder certifies as to its non-United States person status or otherwise establishes an exemption from information reporting and backup withholding.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a holder’s U.S. federal income tax liability provided the required information is furnished to the IRS.

Taxation of Common Stock, Preferred Stock, and Depositary Shares

This subsection describes the material U.S. federal income tax consequences of the acquisition, ownership, and disposition of the common stock, preferred stock, and depositary shares offered in this prospectus.

     Taxation of Holders of Depositary Shares

For U.S. federal income tax purposes, holders of depositary shares generally will be treated as if they were the holders of the preferred stock represented by such depositary shares. Accordingly, such holders will be entitled to take into account, for U.S. federal income tax purposes, income and deductions to which they would be entitled if they were holders of such preferred stock, as described more fully below. Exchanges of preferred stock for depositary shares and depositary shares for preferred stock generally will not be subject to U.S. federal income taxation.

     Consequences to U.S. Holders

The following is a summary of certain U.S. federal income tax consequences that will apply to U.S. Holders of our common stock, preferred stock, and depositary shares.

Distributions on Common Stock, Preferred Stock, and Depositary Shares. Distributions made to U.S. Holders out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes, will be included in the income of a U.S. Holder as dividend income and will be subject to tax as ordinary income. Dividends received by a non-corporate U.S. Holder in taxable years beginning before January 1, 2009 that constitute “qualified dividend income” are generally subject to tax at a maximum rate of 15% applicable to net long-term capital gains, provided that certain holding period and other requirements are met. Dividends received by a corporate U.S. Holder, except as described in the next subsection, generally will be eligible for the 70% dividends-received deduction.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a U.S. Holder to the extent that the distributions do not exceed the U.S. Holder’s adjusted tax basis in the shares, but rather will reduce the adjusted tax basis of such shares. To the extent that distributions in excess of our current and accumulated earnings and profits exceed the U.S. Holder’s adjusted tax basis in the shares, such distributions will be included in income as capital gain upon the sale or exchange of the shares. In addition, a corporate U.S. Holder will not be entitled to the dividends-received deduction on this portion of a distribution.

We will notify holders of our shares after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, qualified dividend income, and nondividend distributions, if any.

Limitations on Dividends-Received Deduction. A corporate U.S. Holder may not be entitled to take the 70% dividends-received deduction in all circumstances. Prospective corporate investors in our common stock, preferred stock, or depositary shares should consider the effect of:

•	Section 246A of the Code, which reduces the dividends-received deduction allowed to a corporate U.S. Holder that has incurred indebtedness that is “directly attributable” to an investment in portfolio stock, which may include our common stock, preferred stock, and depositary shares;

•	Section 246(c) of the Code, which, among other things, disallows the dividends-received deduction in respect of any dividend on a share of stock that is held for less than the minimum holding period (generally, for common stock, at least 46 days during the 90 day period beginning on the date which is 45 days before the date on which such share becomes ex-dividend with respect to such dividend); and

•	Section 1059 of the Code, which, under certain circumstances, reduces the basis of stock for purposes of calculating gain or loss in a subsequent disposition by the portion of any “extraordinary dividend” (as defined below) that is eligible for the dividends-received deduction.

Extraordinary Dividends. A corporate U.S. Holder will be required to reduce its tax basis (but not below zero) in our common stock, preferred stock, or depositary shares by the nontaxed portion of any “extraordinary dividend” if the stock was not held for more than two years before the earliest of the date such dividend is declared, announced, or agreed. Generally, the nontaxed portion of an extraordinary dividend is the amount excluded from income by operation of the dividends-received deduction. An extraordinary dividend generally would be a dividend that:

•	in the case of common stock, equals or exceeds 10% of the corporate U.S. Holder’s adjusted tax basis in the common stock, treating all dividends having ex-dividend dates within an 85 day period as one dividend; or

•	in the case of preferred stock, equals or exceeds 5% of the corporate U.S. Holder’s adjusted tax basis in the preferred stock, treating all dividends having ex-dividend dates within an 85 day period as one dividend; or

•	exceeds 20% of the corporate U.S. Holder’s adjusted tax basis in the stock, treating all dividends having ex-dividend dates within a 365 day period as one dividend.

In determining whether a dividend paid on stock is an extraordinary dividend, a corporate U.S. Holder may elect to substitute the fair market value of the stock for its tax basis for purposes of applying these tests if the fair market value as of the day before the ex-dividend date is established to the satisfaction of the Secretary of the Treasury. An extraordinary dividend also includes any amount treated as a dividend in the case of a redemption that is either non-pro rata as to all stockholders or in partial liquidation of the company, regardless of the stockholder’s holding period and regardless of the size of the dividend. Any part of the nontaxed portion of an extraordinary dividend that is not applied to reduce the corporate U.S. Holder’s tax basis as a result of the limitation on reducing its basis below zero would be treated as capital gain and would be recognized in the taxable year in which the extraordinary dividend is received.

Corporate U.S. Holders should consult with their own tax advisors with respect to the possible application of the extraordinary dividend provisions of the Code to the ownership or disposition of common stock, preferred stock, or depositary shares in their particular circumstances.

Sale, Exchange, or other Taxable Disposition. Upon the sale, exchange, or other taxable disposition of our common stock, preferred stock, or depositary shares (other than by redemption or repurchase by us), a U.S. Holder generally will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, or other taxable disposition and the U.S. Holder’s adjusted tax basis in the shares. The amount realized by the U.S. Holder will include the amount of any cash and the fair market value of any other property received upon the sale, exchange, or other taxable disposition of the shares. A U.S. Holder’s tax basis in a share generally will be equal to the cost of the share to such U.S. Holder, which may be adjusted for certain subsequent events (for example, if the U.S. Holder receives a nondividend distribution, as described above). Gain or loss realized on the sale, exchange, or other taxable disposition of our common stock, preferred stock, or depositary shares generally will be capital gain or loss and will be long-term capital gain or loss if the shares have been held for more than one year. Net long-term capital gain recognized by a non-corporate U.S. Holder before January 1, 2009 generally is subject to tax at a maximum rate of 15%. The ability of U.S. Holders to deduct capital losses is subject to limitations under the Code.

Redemption or Repurchase of Common Stock, Preferred Stock, or Depositary Shares. If we are permitted to and redeem or repurchase a U.S. Holder’s common stock, preferred stock, or depositary shares, the redemption or repurchase generally would be a taxable event for U.S. federal income tax purposes. A U.S. Holder would be treated as if it had sold its shares if the redemption or repurchase:

•	results in a complete termination of the U.S. holder’s stock interest in us;

•	is substantially disproportionate with respect to the U.S. Holder; or

•	is not essentially equivalent to a dividend with respect to the U.S. Holder, in each case as determined under the Code.

In determining whether any of these tests has been met, shares of stock considered to be owned by a U.S. Holder by reason of certain constructive ownership rules set forth in Section 318 of the Code, as well as shares actually owned, must be taken into account.

If we redeem or repurchase a U.S. Holder’s shares in a redemption or repurchase that meets one of the tests described above, the U.S. Holder generally would recognize taxable gain or loss equal to the sum of the amount of cash and fair market value of property (other than our stock or the stock of a successor to us) received less the U.S. Holder’s tax basis in the shares redeemed or repurchased. This gain or loss generally would be long-term capital gain or capital loss if the shares have been held for more than one year.

If a redemption or repurchase does not meet any of the tests described above, a U.S. Holder generally will be taxed on the cash and fair market value of the property received as a dividend to the extent paid out of our current and accumulated earnings and profits. Any amount in excess of our current or accumulated earnings and profits would first reduce the U.S. holder’s tax basis in the shares and thereafter would be treated as capital gain. If a redemption or repurchase is treated as a distribution that is taxable as a dividend, the U.S. Holder’s tax basis in the redeemed or repurchased shares would be transferred to the remaining shares of our stock that the U.S. Holder owns, if any.

Special rules apply if we redeem our common stock, preferred stock, or depositary shares for our debt securities. We will discuss any special U.S. federal income tax considerations in the applicable prospectus supplement if we have the option to redeem our common stock, preferred stock, or depositary shares for our debt securities.

     Consequences to Non-U.S. Holders

The following is a summary of certain U.S. federal income tax consequences that will apply to Non-U.S. Holders of our common stock, preferred stock, and depositary shares.

Distributions on Common Stock, Preferred Stock, and Depositary Shares. Distributions made to Non-U.S. Holders out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes, and that is not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States, or a permanent establishment maintained in the United States if certain tax treaties apply, generally will be subject to U.S. federal income and withholding tax at a rate of 30% (or lower rate under an applicable treaty, if any). Payments subject to withholding of U.S. federal income tax may nevertheless be exempt from withholding (or subject to withholding at a reduced rate) if the Non-U.S. Holder provides us with a properly executed IRS Form W-8BEN (or successor form) claiming an exemption from, or reduction in, withholding under the benefit of a tax treaty, or IRS Form W-8ECI (or other applicable form) stating that a dividend paid on our shares is not subject to withholding tax because it is effectively connected with the conduct of a trade or business within the United States, as discussed below.

To claim benefits under an income tax treaty, a Non-U.S. Holder must certify to us or our agent, under penalties of perjury, that it is a non-United States person and provide its name and address (which certification may generally be made on an IRS Form W-8BEN, or a successor form), obtain a taxpayer identification number, and certify as to its eligibility under the appropriate treaty’s limitations on benefits article. In addition, special rules may apply to claims for treaty benefits made by Non-U.S. Holders that are entities rather than individuals. A Non-U.S. Holder that is eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Sale, Exchange, or other Taxable Disposition. A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on any capital gain realized on the sale, exchange, or other taxable disposition of our common stock, preferred stock, or depositary shares, provided that: (a) the gain is not effectively connected with the conduct of a trade or business within the United States, or a permanent establishment maintained in the United States if certain tax treaties apply, (b) in the case of a Non-U.S. Holder that is an individual, the Non-U.S. Holder is not present in the United States for 183 days or more in the taxable year of the sale, exchange, or other disposition of the shares, and (c) we are not nor have we been a “United States real property holding corporation” for U.S. federal income tax purposes. An individual Non-U.S. Holder who is present in the United States for 183 days or more in the taxable year of sale, exchange, or other disposition of our common stock, preferred stock, or depositary shares, and if certain other conditions are met, will be subject to U.S. federal income tax at a rate of 30% on the gains realized on the sale, exchange, or other disposition of such shares.

We would not be treated as a “United States real property holding corporation” if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. Even if we are treated as a “United States real property holding corporation,” a Non-U.S. Holder’s sale of our common stock, preferred stock, or depositary shares nonetheless generally will not be subject to U.S. federal income or withholding tax, provided that (a) our stock owned is of a class that is “regularly traded,” as defined by applicable Treasury regulations, on an established securities market, and (b) the selling Non-U.S. Holder held, actually or constructively, 5% or less of our outstanding stock of that class at all times during the five-year period ending on the date of disposition.

To the extent we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes and a Non-U.S. Holder held, directly or indirectly, at any time during the five-year period ending on the date of disposition, more than 5% of the class of stock and the non-U.S. Holder was not eligible for any treaty exemption, any gain on the sale of our common stock, preferred stock, or depositary shares would be treated as effectively connected with a trade or business within the United States, the treatment of which is described below, and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.

We believe that we are not currently, and do not anticipate becoming, a “United States real property holding corporation” for U.S. federal income tax purposes.

Income Effectively Connected with a Trade or Business within the United States. If a Non-U.S. Holder of our common stock, preferred stock, or depositary shares is engaged in the conduct of a trade or business within the United States and if dividends on the shares, or gain realized on the sale, exchange, or other disposition of the shares, are effectively connected with the conduct of such trade or business (and, if certain tax treaties apply, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder, although exempt from U.S. federal withholding tax (provided that the certification requirements discussed above are satisfied), generally will be subject to U.S. federal income tax on such dividends or gain on a net income basis in the same manner as if it were a U.S. Holder. Non-U.S. Holders should read the material under the heading “— Consequences to U.S. Holders” above for a description of the U.S. federal income tax consequences of acquiring, owning, and disposing of our common stock, preferred stock, or depositary shares. In addition, if such Non-U.S. Holder is a foreign corporation, it may also be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable U.S. income tax treaty) of a portion of its earnings and profits for the taxable year that are effectively connected with its conduct of a trade or business in the United States, subject to certain adjustments.

     Backup Withholding and Information Reporting

In general, in the case of a U.S. Holder, other than certain exempt holders, we and other payors are required to report to the IRS all payments of dividends on our common stock, preferred stock, or depositary shares. In addition, we and other payors generally are required to report to the IRS any payment of proceeds of the sale of common stock, preferred stock, or depositary shares. Additionally, backup withholding generally will apply to any dividend payment and to proceeds received on a sale or exchange if a U.S. Holder fails to provide an accurate taxpayer identification number and certify that the taxpayer identification number is correct, the U.S. Holder is notified by the IRS that it has failed to report all dividends required to be shown on its U.S. federal income tax returns, or the U.S. Holder does not certify that it has not underreported its interest and dividend income. If applicable, backup withholding will be imposed at a rate of 28%. This rate is scheduled to increase to 31% after 2010.

In the case of a Non-U.S. Holder, backup withholding and information reporting will not apply to payments made if the Non-U.S. Holder provides the required certification that it is not a United States person, as described above, or the Non-U.S. Holder otherwise establishes an exemption, provided that the payor or withholding agent does not have actual knowledge that the holder is a United States person, or that the conditions of any exemption are not satisfied.

In addition, payments of the proceeds from the sale of our common stock, preferred stock, or depositary shares to or through a foreign office of a broker or the foreign office of a custodian, nominee, or other dealer acting on behalf of a holder generally will not be subject to information reporting or backup withholding. However, if the broker, custodian, nominee, or other dealer is a United States person, the government of the United States or the government of any state or political subdivision of any state, or any agency or instrumentality of any of these governmental units, a controlled foreign corporation for U.S. federal income tax purposes, a foreign partnership that is either engaged in a trade or business within the United States or whose United States partners in the aggregate hold more than 50% of the income or capital interest in the partnership, a foreign person 50% or more of whose gross income for a certain period is effectively connected with a trade or business within the United States, or a United States branch of a foreign bank or insurance company, information reporting (but not backup withholding) generally will be required with respect to payments made to a holder unless the broker, custodian, nominee, or other dealer has documentation of the holder’s foreign status and the broker, custodian, nominee, or other dealer has no actual knowledge to the contrary.

Payment of the proceeds from a sale of our common stock, preferred stock, or depositary shares to or through the United States office of a broker is subject to information reporting and backup withholding, unless the holder certifies as to its non-United States person status or otherwise establishes an exemption from information reporting and backup withholding.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a holder’s U.S. federal income tax liability provided the required information is furnished to the IRS.

     Convertible Preferred Stock and Other Equity Securities

Special U.S. federal income tax rules are applicable to certain other of our equity securities, including preferred stock convertible into or exercisable or exchangeable for our common stock or other securities. The material U.S. federal income tax considerations with respect to these securities will be discussed in the applicable pricing supplement. Investors should consult with their own tax advisors regarding the specific U.S. federal income tax considerations with respect to these securities.

Taxation of Warrants

The applicable prospectus supplement will contain a discussion of any special U.S. federal income tax considerations with respect to the acquisition, ownership, and disposition of warrants offered in this prospectus, including any tax considerations relating to the specific terms of the warrants. Investors considering the purchase of warrants we are offering should carefully examine the applicable prospectus supplement regarding the special U.S. federal income tax considerations, if any, of the acquisition, ownership, and disposition of the warrants.

Investors should consult with their own tax advisors regarding the U.S. federal income tax consequences and the tax consequences of any other taxing jurisdiction relating to the ownership and disposition of warrants we are offering in light of their investment or tax circumstances.

Taxation of Purchase Contracts

The applicable prospectus supplement will contain a discussion of any special U.S. federal income tax considerations with respect to the acquisition, ownership, and disposition of purchase contracts offered in this prospectus, including any tax considerations relating to the specific terms of the purchase contracts. Investors considering the purchase of purchase contracts we are offering should carefully examine the applicable prospectus supplement regarding the special U.S. federal income tax considerations, if any, of the acquisition, ownership, and disposition of the purchase contracts.

Investors should consult with their own tax advisors regarding the U.S. federal income tax consequences and the tax consequences of any other taxing jurisdiction relating to the ownership and disposition of the purchase contracts in light of their investment or tax circumstances.

Taxation of Units

The applicable prospectus supplement will contain a discussion of any special U.S. federal income tax considerations with respect to the acquisition, ownership, and disposition of units that we are offering, including any tax considerations relating to the specific terms of the units. Investors considering the purchase of units that we are offering should carefully examine the applicable prospectus supplement regarding the special U.S. federal income tax consequences, if any, of the acquisition, ownership, and disposition of the units.

Investors should consult with their own tax advisors regarding the U.S. federal income tax consequences and the tax consequences of any other taxing jurisdiction relating to the ownership and disposition of units comprised of two or more of the securities we are offering in light of their investment or tax circumstances.

Reportable Transactions

Applicable Treasury regulations require taxpayers that participate in “reportable transactions” to disclose their participation to the IRS by attaching Form 8886 to their U.S. federal tax returns and to retain a copy of all documents and records related to the transaction. In addition, “material advisors” with respect to such a transaction may be required to file returns and maintain records, including lists identifying investors in the transactions, and to furnish those records to the IRS upon demand. A transaction may be a “reportable transaction” based on any of several criteria, one or more of which may be present with respect to an investment in the securities that we are offering. Whether an investment in these securities constitutes a “reportable transaction” for any investor depends on the investor’s particular circumstances. The Treasury regulations provide that, in addition to certain other transactions, a “loss transaction” constitutes a “reportable transaction.” A “loss transaction” is any transaction resulting in the taxpayer claiming a loss under Section 165 of the Code, in an amount equal to or in excess of certain threshold amounts, subject to certain exceptions. The Treasury regulations specifically provide that a loss resulting from a “Section 988 transaction” will constitute a Section 165 loss, and certain exceptions will not be available if the loss from sale or exchange is treated as ordinary under Section 988. In general, certain securities issued in a foreign currency will be subject to the rules governing foreign currency exchange gain or loss. Therefore, losses realized with respect to such a security may constitute a Section 988 transaction, and a holder of such a security that recognizes exchange loss in an amount that exceeds the loss threshold amount applicable to that holder may be required to file Form 8886. Investors should consult their own tax advisors concerning any possible disclosure obligation they may have with respect to their investment in the securities that we are offering and should be aware that, should any “material advisor” determine that the return filing or investor list maintenance requirements apply to such a transaction, they would be required to comply with these requirements.

EU DIRECTIVE ON THE TAXATION OF SAVINGS INCOME

On July 1, 2005, a directive adopted by the European Union Council of Economic and Finance Ministers regarding the taxation of savings income payments came into effect. The directive obliges a member state of the European Union, or the “EU,” to provide to the tax authorities of another EU member state details of payments of interest or other similar income payments made by a person within its jurisdiction for the immediate benefit of an individual or to certain non-corporate entities resident in that other EU member state (or for certain payments secured for their benefit). However, Austria, Belgium, and Luxembourg have opted out of the reporting requirements and are instead applying a special withholding tax for a transitional period in relation to such payments of interest, deducting tax at rates rising over time to 35.00%. This transitional period commenced on July 1, 2005 and will terminate at the end of the first fiscal year following agreement by certain non-EU countries to the exchange of information relating to such payments.

Also with effect from July 1, 2005, a number of non-EU countries and certain dependent or associated territories of EU member states have adopted similar measures (either provision of information or transitional withholding) in relation to payments of interest or other similar income payments made by a person in that jurisdiction for the immediate benefit of an individual or to certain non-corporate entities in any EU member state. The EU member states have entered into reciprocal provision of information or transactional special withholding tax arrangements with certain of those dependent or associated territories. These apply in the same way to payments by persons in any EU member state to individuals or certain non-corporate residents of those territories.

PLAN OF DISTRIBUTION

We may sell the securities offered under this prospectus:

•	through underwriters;

•	through dealers;

•	through agents; or

•	directly to purchasers.

The underwriters, dealers, or agents may include Banc of America Securities LLC, Banc of America Securities Limited, or any of our other affiliates.

Each prospectus supplement relating to an offering of securities will state the terms of the offering, including:

•	the names of any underwriters, dealers, or agents;

•	the public offering or purchase price of the offered securities and the net proceeds that we will receive from the sale;

•	any underwriting discounts and commissions or other items constituting underwriters’ compensation;

•	any discounts, commissions, or fees allowed or paid to dealers or agents; and

•	any securities exchange on which the offered securities may be listed.

Distribution Through Underwriters

We may offer and sell securities from time to time to one or more underwriters who would purchase the securities as principal for resale to the public, either on a firm commitment or best efforts basis. If we sell securities to underwriters, we will execute an underwriting agreement with them at the time of the sale and will name them in the applicable prospectus supplement. In connection with these sales, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts and commissions. The underwriters also may receive commissions from purchasers of securities for whom they may act as agent. Unless we specify otherwise in the applicable prospectus supplement, the underwriters will not be obligated to purchase the securities unless the conditions set forth in the underwriting agreement are satisfied, and if the underwriters purchase any of the securities, they will be required to purchase all of the offered securities. The underwriters may acquire the securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or varying prices determined at the time of sale. The underwriters may sell the offered securities to or through dealers, and those dealers may receive discounts, concessions, or commissions from the underwriters as well as from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Distribution Through Dealers

We may offer and sell securities from time to time to one or more dealers who would purchase the securities as principal. The dealers then may resell the offered securities to the public at fixed or varying prices to be determined by those dealers at the time of resale. We will set forth the names of the dealers and the terms of the transaction in the applicable prospectus supplement.

Distribution Through Agents

We may offer and sell securities on a continuous basis through agents that become parties to an underwriting or distribution agreement. We will name any agent involved in the offer and sale and describe any commissions payable by us in the applicable prospectus supplement. Unless we specify otherwise in the applicable prospectus supplement, the agent will be acting on a best efforts basis during the appointment period.

Direct Sales

We may sell directly to, and solicit offers from, institutional investors or others who may be deemed to be underwriters, as defined in the Securities Act of 1933, for any resale of the securities. We will describe the terms of any sales of this kind in the applicable prospectus supplement.

General Information

Underwriters, dealers, or agents participating in an offering of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the offered securities for whom they act as agent, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

We may offer to sell securities either at a fixed price or at prices that may vary, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. Securities may be sold in connection with a remarketing after their purchase by one or more firms including our affiliates, acting as principal for their own accounts or as our agent.

In connection with an underwritten offering of the securities, the underwriters may engage in over-allotment, stabilizing transactions, and syndicate covering transactions in accordance with Regulation M under the Securities Exchange Act of 1934. Over-allotment involves sales in excess of the offering size, which creates a short position for the underwriters. The underwriters may enter bids for, and purchase, securities in the open market in order to stabilize the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions. In addition, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. These activities may cause the price of the securities to be higher than it would otherwise be. Those activities, if commenced, may be discontinued at any time.

Ordinarily, each issue of securities will be a new issue, and there will be no established trading market for any security other than our common stock prior to its original issue date. We may not list any particular series of securities on a securities exchange or quotation system. Any underwriters to whom or agents through whom the offered securities are sold for offering and sale may make a market in the offered securities. However, any underwriters or agents that make a market will not be obligated to do so and may stop doing so at any time without notice. We cannot assure you that there will be a liquid trading market for the offered securities.

Under agreements entered into with us, underwriters and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution for payments the underwriters or agents may be required to make.

The offer and sale of any securities by Banc of America Securities LLC or any of our other affiliates that is a member of the National Association of Securities Dealers, Inc., or the “NASD,” will comply with the requirements of Rule 2720 of the Conduct Rules of the NASD regarding a member firm’s offer and sale of securities of an affiliate. As required by Rule 2720, any such offer and sale will not be made to any discretionary account without the prior approval of the customer.

The maximum commission or discount to be received by any NASD member or independent broker-dealer will not be greater than 8% of the initial gross proceeds from the sale of any security being sold.

Although we expect that delivery of securities generally will be made against payment on or about the third business day following the date of any contract for sale, we may specify a longer settlement cycle in the applicable prospectus supplement. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, if we have specified a longer settlement cycle in the applicable prospectus supplement for an offering of securities, purchasers who wish to trade those securities on the date of the contract for sale, or on one or more of the next succeeding business days as we will specify in the applicable prospectus supplement, will be required, by virtue of the fact that those securities will settle in more than T+3, to specify an alternative settlement cycle at the time of the trade to prevent a failed settlement and should consult their own advisors in connection with that election.

An underwriter or agent participating in an offering of securities may make the securities available for distribution on the Internet through a proprietary website and/or a third-party system operated by MarketAxess Corporation, an Internet-based communications technology provider. MarketAxess Corporation provides its system as a conduit for communications for broker-dealers and their customers and is not a party to any transactions. MarketAxess Corporation, a registered broker-dealer, will receive compensation from any broker-dealer based on transactions the broker-dealer conducts through its system. Any underwriter or agent that makes securities available to its customers through Internet distributions, whether made through a proprietary or third-party system, will make the securities available on the same terms as distributions made through other channels.

The underwriters, agents, and their affiliates may engage in financial or other business transactions with us and our subsidiaries in the ordinary course of business.

Market-Making Transactions by Affiliates

Following the initial distribution of securities, our affiliates, including Banc of America Securities LLC and Banc of America Securities Limited, may buy and sell the securities in secondary market transactions as part of their business as broker-dealers. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. This prospectus and any related prospectus supplements may be used by one or more of our affiliates in connection with these market-making transactions to the extent permitted by applicable law. Our affiliates may act as principal or agent in these transactions.

The aggregate initial offering price specified on the cover of the applicable prospectus supplement will relate to the initial offering of securities not yet issued as of the date of this prospectus. This amount does not include any securities to be sold in market-making transactions. The securities to be sold in market-making transactions include securities issued after the date of this prospectus.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless we or our agent inform you in your confirmation of sale that the security is being purchased in its original offering and sale, you may assume that you are purchasing the security in a market-making transaction.

ERISA CONSIDERATIONS

A fiduciary of a pension plan or other employee benefit plan, including a governmental plan, an individual retirement account, or a Keogh plan, proposing to invest in the securities being offered should consider this section carefully. This summary is based on provisions of the Employee Retirement Income Security Act of 1974, as amended (commonly referred to as “ERISA”), and the Code as of the date of this prospectus. This summary does not purport to be complete and is qualified in its entirety by reference to ERISA and the Code. No assurance can be given that future legislation, administrative regulations, or rulings or court decisions will not significantly modify the requirements summarized in this section. Any changes may be retroactive and could apply to transactions entered into prior to the date of their enactment or release.

The fiduciary investment considerations summarized in this section generally apply to private employee benefit plans, individual retirement accounts, and plans subject to Section 4975 of the Code, but generally do not apply to governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA), and foreign plans (as described in Section 4(b)(4) of ERISA). However, these other plans may be subject to similar provisions under applicable federal, state, local, foreign, or other regulations, rules, or laws (“similar laws”). The following discussion focuses on issues affecting employee benefit plans subject to ERISA, but the fiduciaries of employee benefit plans subject to similar laws should also consider these issues in general terms as well as any further issues arising under the applicable similar laws.

Before authorizing an investment in the securities, fiduciaries of employee benefit plans subject to ERISA, which we refer to as “ERISA Plans,” should consider, among other factors, (a) the fiduciary standards under ERISA, (b) whether investment in the securities satisfies the prudence and diversification requirements of ERISA, and (c) whether such fiduciaries have authority to make the investment under the appropriate plan investment policies and governing instruments and under Title I of ERISA.

In determining whether an investment is prudent for purposes of ERISA, the fiduciaries of an ERISA Plan should consider all relevant facts and circumstances including, without limitation, whether the investment provides sufficient liquidity in light of the foreseeable needs of the ERISA Plan, and whether the investment is reasonably designed, as part of the ERISA Plan assets with respect to which the fiduciary has investment duties, to further the purposes of the ERISA Plan, taking into consideration (a) the risk of loss and the opportunity for gain (or other return) associated with the investment, (b) the ERISA Plan’s portfolio composition with regards to diversification, and (c) the projected return of the ERISA Plan’s total portfolio relative to the anticipated cash flow needs of the ERISA Plan. In addition, fiduciaries of ERISA Plans should determine whether the particular type of securities in which they propose to invest poses more specific concerns under ERISA. For example, a fiduciary of an ERISA Plan considering an investment in our subordinated debt securities should determine whether it holds any of our senior debt securities and how any such holdings and the exercise of rights thereunder might impact its proposed investment. We make no representation with respect to whether an investment in the securities would be a suitable investment for any ERISA Plan. It is the obligation of the fiduciaries of an ERISA Plan to consider whether an investment in the securities by the ERISA Plan, when judged in light of the overall portfolio of the ERISA Plan, will meet the prudence, diversification, and other applicable standards of ERISA.

In addition to making the threshold determination that the use of the assets of an ERISA Plan to acquire the securities is consistent with the fiduciary duties imposed by ERISA, a fiduciary should also consider the potential effects of the Plan Assets Regulation (as defined below) on the acquisition of such securities. For purposes of this discussion, we refer to ERISA Plans, together with individual retirement accounts or other plans that are not subject to ERISA but are subject to Section 4975 of the Code, as “Covered Plans,” and we refer to the assets of Covered Plans as “plan assets.”

The U.S. Department of Labor has issued a regulation, which we refer to as the “Plan Assets Regulation,” with regard to whether the underlying assets of an entity in which a Covered Plan acquires an equity interest are deemed to be plan assets. Under this regulation, for purposes of ERISA and Section 4975 of the Code, when a Covered Plan acquires an equity interest in an entity, and the equity interest is neither a “publicly-offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, the Covered Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity issuing the equity interest, unless it is established either that equity participation in the entity by “benefit plan investors” is not significant or that the entity is an “operating company,” in each case as defined in the Plan Assets Regulation.

The Plan Assets Regulation defines an “equity interest” as any interest in an entity other than an instrument (a) that is treated as indebtedness under applicable local law, (b) which has no substantial equity features, and (c) which specifically includes a beneficial interest in a trust. Debt securities incorporating substantial equity features are generally subject to the Plan Assets Regulation to the same extent as equity interests. In addition, debt securities that are convertible into equity interests may similarly become subject to the Plan Assets Regulation at the time of their conversion. If our assets or the assets of a trust or other vehicle through which the securities are offered were deemed to be “plan assets” of investing Covered Plans, the persons providing services in connection with such assets might be considered “parties in interest” or “disqualified persons” with respect to an investing Covered Plan and could be governed by the fiduciary responsibility provisions of Title I of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to transactions involving those assets. If this were the case, if anyone with discretionary responsibilities over the assets were affiliated with Bank of America, any discretionary actions undertaken by that person regarding those assets could be deemed to be a prohibited transaction under ERISA or the Code (e.g., the use of fiduciary authority or responsibility in circumstances under which that person has interests that may conflict with the interests of the investing Covered Plan and affect the exercise of that person’s best judgment as a fiduciary).

An exception to plan asset status under the Plan Assets Regulation applies to a class of “equity” interests that are “publicly-offered securities.” Publicly-offered securities are defined as securities that are:

•	widely held, i.e., owned by more than 100 investors independent of the issuer and of each other;

•	freely transferable; and

•	sold to a Covered Plan as part of an offering under an effective registration statement under the Securities Act of 1933 and then timely registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934.

We will specify in the applicable prospectus supplement for an offering of securities if the underwriters in that offering expect that an investment in the securities may constitute an “equity interest” and, if so, whether the securities meet the criteria of “publicly-offered securities” above. However, we can give no assurance in that regard.

Beyond the considerations described above, ERISA and the Code prohibit certain transactions (referred to as “prohibited transactions”) involving the assets of Covered Plans. Persons who have certain specified relationships to a Covered Plan are “parties in interest” within the meaning of ERISA or “disqualified persons” within the meaning of the Code. If we or any of our affiliates are considered a party in interest or a disqualified person with respect to a Covered Plan, then the investment in our securities by the Covered Plan may give rise to a prohibited transaction. There are several ways by which we or any of our affiliates may be considered a party in interest or a disqualified person with respect to a Covered Plan. For example, if we provide banking or financial advisory services to the Covered Plan, or act as a trustee or in a similar fiduciary role for the Covered Plan’s plan assets, we may be considered a party in interest or a disqualified person with respect to that Covered Plan, depending on whether the Covered Plan is an individual retirement account or another type of employee benefit plan.

The U.S. Department of Labor has issued various prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Among these class exemptions are the following:

•	PTCE 96-23, for specified transactions determined by in-house asset managers;

•	PTCE 95-60, for specified transactions involving insurance company general accounts;

•	PTCE 91-38, for specified transactions involving bank collective investment funds;

•	PTCE 90-1, for specified transactions involving insurance company separate accounts; and

•	PTCE 84-14, for specified transactions determined by independent qualified professional asset managers.

The securities may not be purchased or held by any Covered Plan, any entity whose underlying assets include “plan assets” by reason of any Covered Plan’s investment in the entity (a “Plan Asset Entity”), or any person investing “plan assets” of any Covered Plan if that transaction would cause a prohibited transaction, unless the purchaser or holder is eligible for the exemptive relief available under one or more of the class exemptions (or some other applicable exemption) and the conditions of the exemption are satisfied or the requirements of U.S. Department of Labor regulation Section 2550.401c-1 regarding insurance company general accounts are satisfied so that the securities held by the purchaser or holder do not constitute plan assets. In addition, neither a Covered Plan nor a Plan Asset Entity will be eligible to purchase the securities if any entity related to us is acting as a fiduciary with respect to the purchase or is an employer or party in interest or disqualified person with respect to the Covered Plan or Plan Asset Entity, unless one or more of the class exemptions (or another applicable exemption) is available and the conditions of that exemption are satisfied.

Any purchaser or holder of the securities or any interest in the securities will be deemed to have represented by its purchase and holding that either:

•	it is not a Covered Plan or a Plan Asset Entity and is not purchasing the securities on behalf of or with “plan assets” of any Covered Plans;

•	it is eligible for the exemptive relief available under one or more of the class exemptions (or some other applicable exemption) with respect to the purchase or holding of securities if a Covered Plan’s acquisition of the securities would otherwise cause a non-exempt prohibited transaction; or

•	it has satisfied the requirements of U.S. Department of Labor regulation Section 2550.401c-1 such that the securities held by the purchaser or holder do not constitute “plan assets.”

This discussion is a general summary of some of the rules which apply to benefit plans and their related investment vehicles. This summary does not include all of the investment considerations relevant to Covered Plans and should not be construed as legal advice or a legal opinion. If you are the fiduciary of an ERISA plan or a plan subject to similar laws, or an insurance company that is providing investment advice or other features to an ERISA plan or a plan subject to similar laws, and you propose to invest in the securities described in this prospectus with the assets of the plan, you should consult your own advisors for further guidance.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC covering the securities to be offered and sold using this prospectus. You should refer to this registration statement and its exhibits for additional information about us. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all of the information that you may find important, you should review the full text of these documents, which we have included as exhibits to the registration statement.

We file annual, quarterly, and special reports, proxy statements, and other information with the SEC. You may read and copy any document that we file with the SEC at the Public Reference Room of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You also may inspect our filings over the Internet at the SEC’s website, www.sec.gov. The reports and other information we file with the SEC also are available at our website, www.bankofamerica.com. We have included the SEC’s web address and our web address as inactive textual references only. Except as specifically incorporated by reference into this prospectus, information on those websites is not part of this prospectus.

You also can inspect reports and other information we file at the offices of The New York Stock Exchange, Inc., 20 Broad Street, 17th Floor, New York, New York 10005.

The SEC allows us to incorporate by reference the information we file with it. This means that:

•	incorporated documents are considered part of this prospectus;

•	we can disclose important information to you by referring you to those documents; and

•	information that we file with the SEC automatically will update and supersede this incorporated information and information in this prospectus.

We incorporate by reference the documents listed below which were filed with the SEC under the Securities Exchange Act of 1934:

•	our annual report on Form 10-K for the year ended December 31, 2005;

•	our current reports on Form 8-K or Form 8-K/A filed January 3, 2006 (as amended on March 24, 2006), January 23, 2006, February 22, 2006, March 24, 2006, March 27, 2006, March 28, 2006, March 29, 2006, April 20, 2006, and April 26, 2006 (in each case, other than information that is furnished but deemed not to have been filed); and

•	the description of our common stock which is contained in our registration statement filed under Section 12 of the Securities Exchange Act of 1934, as modified by our current report on Form 8-K dated March 30, 2004.

We also incorporate by reference reports that we will file under Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, but not any information that we may furnish but that is not deemed to be filed.

You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus. Our business, financial position, and results of operations may have changed since that date.

You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address:

Bank of America Corporation
Corporate Treasury Division
NC1-007-07-06
100 North Tryon Street
Charlotte, North Carolina 28255
1-866-804-5241
E-mail: securities.administration@bankofamerica.com

FORWARD-LOOKING STATEMENTS

We have included or incorporated by reference in this prospectus and the accompanying prospectus supplement statements that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You may find these statements by looking for words such as “plan,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “potential,” “possible,” or other similar expressions, or future or conditional verbs such as “will,” “should,” “would,” and “could.”

All forward-looking statements, by their nature, are subject to risks and uncertainties. Our actual results may differ materially from those set forth in our forward-looking statements. As a large, international financial services company, we face risks that are inherent in the businesses and market places in which we operate. Information regarding important factors that could cause our future financial performance to vary from that described in our forward-looking statements is contained in our annual report on Form 10-K for the year ended December 31, 2005, which is incorporated in this prospectus by reference, under the captions “Item 1A. Risk Factors,” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations.” See “Where You Can Find More Information” above for information about how to obtain a copy of our annual report.

You should not place undue reliance on any forward-looking statements, which speak only as of the dates they are made.

All subsequent written and oral forward-looking statements attributable to us or any person on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

LEGAL MATTERS

The legality of the securities being registered will be passed upon for us by Helms Mulliss & Wicker, PLLC, Charlotte, North Carolina, and for the underwriters or agents by Morrison & Foerster LLP, New York, New York. Helms Mulliss & Wicker, PLLC regularly performs legal services for us. Some members of Helms Mulliss & Wicker, PLLC performing those legal services own shares of our common stock.

EXPERTS

Our consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in the Report of Management on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to our annual report on Form 10-K for the year ended December 31, 2005 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to our restatement of our financial statements as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

You should rely only on the information incorporated by reference or provided in this prospectus supplement and the attached prospectus. We have not authorized anyone to provide you with different information. We are not offering the securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus supplement and the attached prospectus is accurate as of any date other than the date on the front of this document.

Our affiliates, including Banc of America Securities LLC and Incapital LLC, will deliver this prospectus supplement and the attached prospectus for offers and sales in the secondary market.

108,000,000 Depositary Shares,

Each Representing a 1/1,000th Interest in a Share of 8.20% Non-Cumulative
Preferred Stock, Series H

PROSPECTUS SUPPLEMENT

Sole Book-Runner
Banc of America Securities LLC

Incapital LLC

Citi
Merrill Lynch & Co.
Morgan Stanley
UBS Investment Bank
Wachovia Securities

Deutsche Bank Securities
JPMorgan
Lehman Brothers

May 20, 2008